LOAN AGREEMENT

among

125 MAIN STREET ASSOCIATES LLC,
as Borrower

and

BANK OF AMERICA, N.A.,
a national banking association,
as Administrative Agent

and

THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

Dated as of September 30, 2011

BANC OF AMERICA SECURITIES LLC,
as Sole Arranger and Sole Book Manager

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TABLE OF CONTENTS

Page

ARTICLE 1	THE LOAN 1

1.1.	General Information and Exhibits 1

1.2.	Purpose 1

1.3.	Commitment to Lend 2

1.4.	Intentionally Omitted 2

1.5.	Intentionally Omitted 2

1.6.	Evidence of Debt 2

1.7.	Interest Rates 2

1.8.	Prepayment 3

1.9.	Intentionally Omitted 3

1.10.	Late Charge 3

1.11.	Taxes 3

1.12.	Payment Schedule and Maturity Date 5

1.13.	Advances and Payments 7

1.14.	Administrative Agent Advances 9

1.15.	Defaulting Lender 10

1.16.	Several Obligations; No Liability, No Release 11

ARTICLE 2	ADDITIONAL COVENANTS AND AGREEMENTS 12

2.1.	Bank Accounts 12

2.2.	Intentionally Omitted 12

2.3.	Contracts 12

2.4.	Assignment of Contracts and Plans 13

2.5.	Financial Covenants 13

2.6.	Limitation on Debt 14

2.7.	Inspection 15

2.8.	Notice to Lenders 15

2.9.	Financial Statements 15

2.10.	Other Information 15

2.11.	Intentionally Omitted 16

2.12.	Intentionally Omitted 16

2.13.	Appraisal 16

2.14.	Payment of Withholding Taxes 16

2.15.	ERISA and Prohibited Transaction Taxes 16

2.16.	Transfer Taxes 16

ARTICLE 3	REPRESENTATIONS AND WARRANTIES 18

ARTICLE 4	DEFAULT AND REMEDIES 19

4.1.	Events of Default 19

4.2.	Remedies 19

ARTICLE 5	ADMINISTRATIVE AGENT 21

5.1.	Appointment and Authorization of Administrative Agent 21

5.2.	Delegation of Duties 22

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5.3.	Liability of Administrative Agent 23

5.4.	Reliance by Administrative Agent 23

5.5.	Notice of Default 23

5.6.	Credit Decision; Disclosure of Information by Administrative Agent 24

5.7.	Indemnification of Administrative Agent 25

5.8.	Administrative Agent in Individual Capacity 25

5.9.	Successor Administrative Agent 25

5.10.	Releases; Acquisition and Transfers of Collateral 26

5.11.	Application of Payments 27

5.12.	Benefit 28

ARTICLE 6	GENERAL TERMS AND CONDITIONS 28

6.1.	Consents; Borrower's Indemnity 28

6.2.	Miscellaneous 30

6.3.	Notices 30

6.4.	Payments Set Aside 31

6.5.	Successors and Assigns 31

6.6.	Confidentiality 34

6.7.	Set-off 35

6.8.	Sharing of Payments 35

6.9.	Amendments; Survival 36

6.10.	Costs and Expenses 37

6.11.	Tax Forms 38

6.12.	Further Assurances 39

6.13.	Inducement to Lenders 40

6.14.	Forum 40

6.15.	Interpretation 40

6.16.	No Partnership, etc 41

6.17.	Records 41

6.18.	Commercial Purpose 41

6.19.	WAIVER OF JURY TRIAL 41

6.20.	Service of Process 42

6.21.	USA Patriot Act Notice 42

6.22.	Entire Agreement 42

6.23.	Limitation on Liability 42

6.24.	Third Parties; Benefit 43

6.25.	Rules of Construction 43

6.26.	Cross-Default 43

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EXHIBITS

EXHIBIT A	Legal Description of Land

EXHIBIT B	Definitions and Financial Statements

EXHIBIT C	Conditions Precedent to the Advance

EXHIBIT D	Monthly Amortization Schedule

EXHIBIT E	Intentionally Omitted

EXHIBIT F	Advances

EXHIBIT G	Survey Requirements

EXHIBIT H	Intentionally Omitted

EXHIBIT I	Leasing and Tenant Matters

EXHIBIT J	Intentionally Omitted

EXHIBIT K	Intentionally Omitted

EXHIBIT L	Assignment and Assumption

EXHIBIT M	Note

EXHIBIT N	Schedule of Lenders and Other Parties

EXHIBIT O	Swap Contracts

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LOAN AGREEMENT

THIS LOAN AGREEMENT (this "Agreement") dated as of September 30, 2011 is made by and among each lender from time to time a party hereto (individually, a "Lender" and collectively, "Lenders"), and BANK OF AMERICA, N.A., a national banking association as Administrative Agent, and 125 MAIN STREET ASSOCIATES LLC, a Connecticut limited liability company ("Borrower"), who agree as follows:
ARTICLE 1
THE LOAN
1.1.    General Information and Exhibits. This Agreement includes the Exhibits listed below which are marked by an "X", all of which Exhibits are attached hereto and made a part hereof for all purposes. Borrower and Lenders agree that if any Exhibit to be attached to this Agreement contains blanks, the same shall be completed correctly and in accordance with this Agreement prior to or at the time of the execution and delivery thereof.

X	Exhibit A - Legal Description of the Land
X	Exhibit B - Definitions and Financial Statements
X	Exhibit C - Conditions Precedent to the Advance
X	Exhibit D - Monthly Amortization Schedule
X	Exhibit E - Intentionally Omitted
X	Exhibit F - Advances
X	Exhibit G - Survey Requirements
Exhibit H - Intentionally Omitted
X	Exhibit I - Leasing and Tenant Matters
Exhibit J - Intentionally Omitted
Exhibit K - Intentionally Omitted
X	Exhibit L - Assignment and Assumption
X	Exhibit M - Loan Note
X	Exhibit N - Schedule of Lenders and Other Parties
X	Exhibit O - Swap Contracts

The Exhibits contain other terms, provisions and conditions applicable to the Loan. Capitalized terms used in this Agreement shall have the meanings assigned to them in Exhibit B. This Agreement and the other Loan Documents, which must be in form, detail and substance satisfactory to Lenders, evidence the agreements of Borrower and Lenders with respect to the Loan. Borrower shall comply with all of the Loan Documents.
1.2.    Purpose. The proceeds of the Loan shall only be used by Borrower to (i) refinance a portion of the acquisition and re-development cost of the Land and the Improvements, (ii) fund other costs related to the Land and the Improvements and/or (iii) fund closing costs in connection with the Loan.
1.3.    Commitment to Lend. Borrower agrees to borrow from each Lender, and each Lender severally agrees to lend its Pro Rata Share of the Loan proceeds to Borrower not to exceed such Lender's Pro Rata Share of the Loan and (except for Administrative Agent with respect to Administrative Agent Advances), on the terms and subject to the conditions set forth in this Agreement, including, without limitation, those set forth in Exhibit C and Exhibit F attached to this Agreement. Lender's commitment to lend shall expire and terminate automatically if the Loan is prepaid in full. The Loan is not revolving. Any amount repaid may not be reborrowed.
1.4.    Intentionally Omitted.
1.5.    Intentionally Omitted.
1.6.    Evidence of Debt. Amounts of the Loan made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business. The accounts or records maintained by Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loan made by Lenders to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Indebtedness. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.
1.7.    Interest Rates.
1.7.1.    Interest Rate.
(a)    The unpaid principal balance of this Loan from day to day outstanding which is not past due, shall bear interest at a fluctuating rate of interest equal to the BBA LIBOR Daily Floating Rate plus the LIBOR Margin. The "BBA LIBOR Daily Floating Rate" shall mean a fluctuating rate of interest equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by Administrative Agent from time to time) as determined for each Business Day at approximately 11:00 a.m. London time two (2) London Banking Days prior to the date in question, for U.S. Dollar deposits (for delivery on the first day of such interest period) with a one month term, as adjusted from time to time in Administrative Agent’s sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs. If such rate is not available at such time for any reason, then the rate will be determined by such alternative method as reasonably selected by Administrative Agent. A "London Banking Day" is a day on which banks in London are open for business and dealing in offshore dollars. Interest shall be computed for the actual number of days which have elapsed, on the basis of a 360-day year.
(b)    If Administrative Agent determines that no adequate basis exists for determining the BBA LIBOR Daily Floating Rate or that the BBA LIBOR Daily Floating Rate will not adequately and fairly reflect the cost to Lenders of funding the Loan, or that any applicable law or regulation or compliance therewith by any Lender prohibits or restricts or makes impossible the charging of interest based on the BBA LIBOR Daily Floating Rate and such Lender so notifies Administrative Agent and Borrower, then until Administrative Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, interest shall accrue and be payable on the unpaid principal balance of this Loan from the date Administrative Agent so notifies Borrower until the Maturity Date of this Loan (whether by acceleration, declaration, extension or otherwise) at a fluctuating rate of interest equal to the Base Rate. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.
1.7.2.    Default Rate. After the occurrence of a Default (including the expiration of any applicable cure period), Administrative Agent, in Administrative Agent's sole discretion and without notice or demand, may raise the rate of interest accruing on the Principal Debt a rate per annum (the "Default

Rate") equal to the BBA LIBOR Daily Floating Rate (or, if unavailable pursuant to Section 1.7.1, the Prime Rate) plus 6.25%.
1.8.    Prepayment. Borrower may prepay the principal balance of this Loan, in full at any time or in part from time to time, without fee, premium or penalty, provided that: (a) Administrative Agent shall have actually received from Borrower prior written notice of (i) Borrower's intent to prepay, (ii) the amount of principal which will be prepaid (the "Prepaid Principal"), and (iii) the date on which the prepayment will be made; (b) each prepayment shall be in a minimum amount of $1,000 or more (unless the prepayment retires the outstanding balance of this Loan in full); and (c) each prepayment shall be in the amount of 100% of the Prepaid Principal, plus accrued unpaid interest thereon to the date of prepayment, plus any other sums which have become due to Administrative Agent and Lenders under the Loan Documents on or before the date of prepayment but have not been paid. If this Loan is prepaid in full, any commitment of Lenders for further advances shall automatically terminate.
1.9.    Intentionally Omitted.
1.10.    Late Charge. If Borrower shall fail to make any payment due hereunder or under the terms of any Note within fifteen (15) days after the date such payment is due, Borrower shall pay to the applicable Lender or Lenders on demand a late charge equal to 4% of such payment. Such fifteen (15) day period shall not be construed as in any way extending the due date of any payment. The "late charge" is imposed for the purpose of defraying the expenses of a Lender incident to handling such defaulting payment. This charge shall be in addition to, and not in lieu of, any other remedy Lenders may have and is in addition to any fees and charges of any agents or attorneys which Administrative Agent or Lenders may employ upon the occurrence of a Default, whether authorized herein or by Law.
1.11.    Taxes.
(a)    Any and all payments by Borrower to or for the account of Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of Administrative Agent and any Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment, Borrower shall furnish to Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.
(b)    In addition, Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").
(c)    If Borrower shall be required by the Laws of any jurisdiction outside the United States to deduct any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to Administrative Agent or any Lender, Borrower shall also pay to Administrative Agent (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender specifies is necessary to preserve the after-tax yield (after factoring in United States (federal and state) taxes imposed on or measured by net income) Lender would have received if such deductions (including deductions applicable to additional sums payable under this Section) had not been made.
(d)    Borrower agrees to indemnify Administrative Agent and each Lender for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by Administrative Agent and such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Tribunal. Payment under this subsection (d) shall be made within thirty (30) days after the date Lender or Administrative Agent makes a demand therefor.
(e)    Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section shall survive the termination of the Commitments and the payment in full of all the other Indebtedness.
1.12.    Payment Schedule and Maturity Date.
(a)    Accrued unpaid interest shall be due and payable on the first day of the calendar month after the date of this Agreement and on the same day of each succeeding calendar month thereafter until all principal and accrued interest owing on this Loan shall have been fully paid and satisfied.
(b)    Commencing on the date (the "Amortization Date") which is the first day of the month commencing on or after the twelfth month anniversary of the date hereof, the principal of the Loan shall be due and payable in monthly installments equal to the amount for the applicable month (by specific calendar months) set forth on Exhibit D (each such monthly amount, a "Monthly Principal Amount"). Such principal amortization payments shall be due and payable on the Amortization Date and on the first day of each succeeding month thereafter until the Loan shall have been fully paid and satisfied, provided that on the Maturity Date the entire principal balance of the Loan then unpaid and all accrued interest then unpaid shall be finally due and payable.
(c)    Borrower may elect to extend the Maturity Date for up to two (2) one-year periods (each such period, an "Extension Term" and the end of such Extension Term, if the applicable extension option is validly exercised, the "Extended Maturity Date"), upon and subject to the following terms and conditions (which shall be required to be satisfied separately with respect to each of such two extension options):
(i)    Basic Conditions. Unless otherwise agreed by Administrative Agent with the consent of all Lenders in writing:
(1)    Borrower shall request the extension, if at all, by written notice to Administrative Agent not more than ninety (90) days, and not less than forty-five (45) days, prior to the Maturity Date.
(2)    At the time of the request, and at the time of the extension, there shall not exist any Default, nor any condition or state of facts which after notice and/or lapse of time would constitute a Default under any Loan Document.

(3)    Borrower shall (i) have completed renovation of the Improvements, including, without limitation, tenant improvement work for the lease with Retail Brand Alliance, Inc. (d/b/a Brooks Brothers Women), as evidenced by certificates of occupancy (permanent or temporary) for all of the Improvements issued by the appropriate governmental authority and (ii) deliver to Administrative Agent an updated title report indicating that no liens or other adverse title matters are present.
(4)    Current financial statements regarding Borrower and each Guarantor (dated not earlier than thirty (30) days prior to the request for extension) and all other financial statements and other information as may be required under the Loan Documents regarding Borrower, each Guarantor and the Property, shall have been submitted promptly to Administrative Agent, and there shall not have occurred, in the opinion of Administrative Agent, any material adverse change in the business or financial condition of Borrower or any Guarantor, or in the Property or in any other state of facts submitted to Administrative Agent in connection with the Loan Documents, from that which existed on the date of this Agreement.
(5)    Whether or not the extension becomes effective, Borrower shall pay all out-of-pocket costs and expenses incurred by Administrative Agent and Lenders in connection with the proposed extension (pre- and post-closing), including, without limitation, appraisal fees, environmental audit and legal fees; all such costs and expenses incurred up to the time of Lenders' written agreement to the extension shall be due and payable prior to Lenders' execution of that agreement (or if the proposed extension does not become effective, then upon demand by Administrative Agent), and any future failure to pay such amounts shall constitute a default under the Loan Documents.
(6)    All applicable regulatory requirements, including appraisal requirements, shall have been satisfied with respect to the extension.
(7)    Not later than the Maturity Date, (A) the extension shall have been consented to and documented to Administrative Agent and Lenders' satisfaction by Borrower, each Guarantor, Lenders, and all other parties deemed necessary by Administrative Agent (such as any permitted subordinate lienholders, tenants of the Property and permanent lenders (if any)); (B) Administrative Agent shall have been provided with an updated title report and judgment and lien searches, as required by Administrative Agent; and (C) Borrower shall have paid to Administrative Agent for the pro rata benefit of Lenders a non-refundable extension fee (an "Extension Fee") in an amount equal to 0.20% of the then outstanding principal balance hereunder; for the avoidance of doubt, payment of a separate full Extension Fee shall be a condition to each of Borrower's two extension periods.
(8)    At the time of such extension, the Property shall have a Loan to Value Ratio (as hereinafter defined) of not greater than 70%, which Loan to Value Ratio shall be calculated as follows: the outstanding principal balance and accrued but unpaid interest on this Note as of the date of the determination of the ratio shall be divided by the appraised "As-Is" value of the Property. The appraised "As-Is" value of the Property shall be based upon an appraisal, prepared by an appraiser acceptable to Administrative Agent at Borrower's expense, and satisfactory to Administrative Agent in all respects, as reviewed, adjusted and approved by Administrative Agent. In the event this Loan to Value Ratio is not met, Borrower may satisfy this Loan to Value Ratio prior to the extension date by either (A) making a principal curtailment on the Loan in an amount sufficient to bring this Loan to Value Ratio into compliance and/or (B) provide additional collateral acceptable to Administrative Agent, which shall have value

(as determined by Administrative Agent) which when added to the Property value is sufficient to satisfy this Loan to Value Ratio. If Borrower has delivered collateral as aforesaid to satisfy the Loan to Value Ratio covenant and thereafter such Loan to Value Ratio covenant is satisfied, whether based on a new appraisal or a reduction of the Principal Debt, Administrative Agent shall, provided no Event of Default exists and such collateral is not required to satisfy any other covenant under the Loan Documents, release such collateral upon request of Borrower.
(9)    At the time of such extension, Borrower shall satisfy a Debt Service Coverage Ratio as determined by Administrative Agent of at least 1.25 to 1.00.
(10)    The first of the two extension options set forth in this Section shall be for the period (the "First Extension Term") commencing on October 1, 2014 and ending on September 30, 2015 and the second and final extension plan shall be for the period (the "Second Extension Term") commencing on October 1, 2015 and ending on September 30, 2016. It shall be a condition to Borrower's option to extend the Maturity Date for the Second Extension Term that Borrower shall have previously validly exercised Borrower's option with respect to the First Extension Term and satisfied all of the conditions with respect thereto. Borrower shall have no option or other right to extend the Maturity Date past the Second Extension Term.
If all of the foregoing conditions are not satisfied strictly in accordance with their terms, the extension shall not be or become effective.
(ii)    Changes in Loan Terms. All terms and conditions of the Loan Documents shall continue to apply to the extended term except to the extent changed as indicated below (such changes to be effective on and after the original Maturity Date, if the applicable extension becomes effective as provided herein):
Maturity Date. The Maturity Date shall mean the Extended Maturity Date.
1.13.    Advances and Payments.
(a)    The Loan shall be advanced as follows: subject to Borrower's satisfaction of the conditions set forth in this Agreement including, without limitation, Exhibit "C" and Exhibit "F" hereto, the Advance shall be advanced as a single, lump sum advance. In the case of an advance of the Loan, each Lender shall make the funds for its Pro Rata Share of the Advance available to Administrative Agent not later than 11:00 a.m. Administrative Agent's Time on the Funding Date thereof. After Administrative Agent's receipt of the Advance from Lenders, Administrative Agent shall make proceeds of the Loan in an amount equal to the Loan Amount (or, if less, such portion of the Amount that shall have been paid to Administrative Agent by Lenders in accordance with the terms hereof) available to Borrower on the applicable Funding Date by advancing such funds to Borrower in accordance with the provisions of Exhibit F.
(b)    All payments by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Administrative Agent not later than 1:00 p.m. (Administrative Agent's Time) on the date specified herein. Administrative Agent shall distribute to each Lender such funds as such Lender may be entitled to receive hereunder (i) on or before 3:00 p.m. (Administrative Agent's Time) on the day Administrative Agent receives such funds, if Administrative Agent has received such funds on or before 1:00 p.m. (Administrative Agent's Time), or (ii) on or before 1:00 p.m. (Administrative Agent's Time) on the Business Day following the day Administrative Agent receives such funds, if Administrative Agent receives such funds after 1:00 p.m. (Administrative Agent's Time). If Administrative Agent fails to timely pay any amount to any Lender in accordance with this subsection, Administrative Agent shall pay to such Lender interest at the Federal Funds Rate on such amount, for each day from the day such amount was to be paid until it is paid to such Lender.
(c)    Except as otherwise provided herein, all payments by Borrower or any Lender shall be made to Administrative Agent at Administrative Agent's Office not later than the time for such type of payment specified in this Agreement. All payments received after such time shall be deemed received on the next succeeding Business Day. All payments shall be made in immediately available funds in lawful money of the United States of America. Whenever any payment falls due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day.
(d)    Upon satisfaction of any applicable terms and conditions set forth herein, Administrative Agent shall promptly make any amounts received in accordance with the prior subsection available in like funds received as follows: (i) if payable to Borrower, in accordance with Exhibit F, except as otherwise specified herein, and (ii) if payable to any Lender, by wire transfer to such Lender at the address specified in the Schedule of Lenders.
(e)    Unless Borrower or any Lender has notified Administrative Agent, prior to the date any payment is required to be made by it to Administrative Agent, that Borrower or such Lender, as the case may be, will not make such payment, Administrative Agent may assume that Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be required to do so) in reliance thereon, make available a corresponding amount to the person or entity entitled thereto. If and to the extent that such payment was not in fact made to Administrative Agent in immediately available funds, then:
(i)    if Borrower failed to make such payment, each Lender shall forthwith on demand repay to Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by Administrative Agent to such Lender to the date such amount is repaid to Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and
(ii)    if any Lender failed to make such payment, such Lender or, if applicable, Electing Lender or Lenders shall forthwith on demand pay to Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by Administrative Agent to Borrower to the date such amount is recovered by Administrative Agent (the "Compensation Period") at a rate per annum equal to the interest rate applicable to such amount under the Loan. If such Lender pays such amount to Administrative Agent, then such amount shall constitute such Lender's Pro Rata Share, included in the applicable Loan advance. If such Lender does not pay such amount forthwith upon Administrative Agent's demand therefor, Administrative Agent may make a demand therefor upon Borrower, and Borrower shall pay such amount to Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to such amount under the Loan. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.
A notice of Administrative Agent to any Lender or to Borrower with respect to any amount owing under this subsection shall be conclusive, absent manifest error.
(f)    If any Lender makes available to Administrative Agent funds for the Loan advance to be made by such Lender as provided in the foregoing provisions of this Section, and the funds are not advanced to Borrower or otherwise used to satisfy any Obligations of such Lender hereunder, Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(g)    Nothing herein shall be deemed to obligate any Lender to obtain the funds for the Loan advance in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for the Loan advance in any particular place or manner.
1.14.    Administrative Agent Advances.
(a)    Administrative Agent is authorized, from time to time, in Administrative Agent's sole discretion to make, authorize or determine advances of the Loan, or otherwise expend funds, on behalf of Lenders ("Administrative Agent Advances"), (i) to pay any costs, fees and expenses as described in Section 6.10 herein, (ii) when the applicable conditions precedent set forth in Exhibit C and Exhibit F have been satisfied to the extent required by Administrative Agent, and (iii) when Administrative Agent deems necessary or desirable to preserve or protect the Loan collateral or any portion thereof (including those with respect to property taxes, insurance premiums, completion of construction, operation, management, improvements, maintenance, repair, sale and disposition) (A) subject to Section 5.5, after the occurrence of a Default, and (B) subject to Section 5.10, after acquisition of all or a portion of the Loan collateral by foreclosure or otherwise.
(b)    Administrative Agent Advances shall constitute obligatory advances of Lenders under this Agreement, shall be repayable on demand and secured by the Loan collateral, and if unpaid by Lenders as set forth below shall bear interest at the rate applicable to such amount under the Loan or if no longer applicable, at the Base Rate. Administrative Agent shall notify each Lender in writing of each Administrative Agent Advance. Upon receipt of notice from Administrative Agent of its making of an Administrative Agent Advance, each Lender shall make the amount of such Lender's Pro Rata Share of the outstanding principal amount of Administrative Agent Advance available to Administrative Agent, in same day funds, to such account of Administrative Agent as Administrative Agent may designate, (i) on or before 3:00 p.m. (Administrative Agent's Time) on the day Administrative Agent provides Lenders with notice of the making of such Administrative Agent Advance if Administrative Agent provides such notice on or before 12:00 p.m. (Administrative Agent's Time), or (ii) on or before 12:00 p.m. on the Business Day immediately following the day Administrative Agent provides Lenders with notice of the making of such advance if Administrative Agent provides notice after 12:00 p.m. (Administrative Agent's Time).
1.15.    Defaulting Lender.
1.15.1.    Notice and Cure of Lender Default; Election Period; Electing Lenders. Administrative Agent shall notify (such notice being referred to as the "Default Notice") Borrower (for Loan advances) and each non-Defaulting Lender if any Lender is a Defaulting Lender. Each non-Defaulting Lender shall have the right, but in no event or under any circumstance the obligation, to fund such Defaulting Lender Amount, provided that within twenty (20) days after the date of the Default Notice (the "Election Period"), such non-Defaulting Lender or Lenders (each such Lender, an "Electing Lender") irrevocably commit(s) by notice in writing (an "Election Notice") to Administrative Agent, the other Lenders and Borrower to fund the Defaulting Lender Amount. If Administrative Agent receives more than one Election Notice within the Election Period, then the commitment to fund the Defaulting Lender Amount shall be apportioned pro rata among the Electing Lenders in the proportion that the amount of each such Electing Lender's Commitment bears to the total Commitments of all Electing Lenders. If the Defaulting Lender fails to pay the Defaulting Lender Payment Amount within the Election Period, the Electing Lender or Lenders, as applicable, shall be automatically obligated to fund the Defaulting Lender Amount (and Defaulting Lender shall no longer be entitled to fund such Defaulting Lender Amount) within three (3) Business Days following the expiration of the Election Period to reimburse Administrative Agent or make payment to Borrower, as applicable. Notwithstanding anything to the contrary contained herein, if Administrative Agent has funded the Defaulting Lender Amount, Administrative Agent shall be entitled to reimbursement for its portion of the Defaulting Lender Payment Amount pursuant to Section 5.11.
1.15.2.    Removal of Rights; Indemnity. Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by or on behalf of Borrower to Administrative Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder or under any Note until all Defaulting Lender Payment Amounts are paid in full. Amounts payable to a Defaulting Lender shall be paid by Administrative Agent to reimburse Administrative Agent and any Electing Lender pro rata for all Defaulting Lender Payment Amounts. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, a Defaulting Lender shall be deemed not to be a "Lender" and such Defaulting Lender's Commitment shall be deemed to be zero. A Defaulting Lender shall have no right to participate in any discussions among and/or decisions by Lenders hereunder and/or under the other Loan Documents. Further, any Defaulting Lender shall be bound by any amendment to, or waiver of, any provision of, or any action taken or omitted to be taken by Administrative Agent and/or the non-Defaulting Lenders under, any Loan Document which is made subsequent to the Defaulting Lender's becoming a Defaulting Lender. This Section shall remain effective with respect to a Defaulting Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement by curing such default by payment of all Defaulting Lender Payment Amounts (i) within the Election Period, or (ii) after the Election Period with the consent of the non-Defaulting Lenders. Such Defaulting Lender nonetheless shall be bound by any amendment to or waiver of any provision of, or any action taken or omitted to be taken by Administrative Agent and/or the non-Defaulting Lenders under any Loan Document which is made subsequent to that Lender's becoming a Defaulting Lender and prior to such cure or waiver. The operation of this subsection or the subsection above alone shall not be construed to increase or otherwise affect the Commitment of any non-Defaulting Lender, or relieve or excuse the performance by Borrower of their duties and obligations hereunder or under any of the other Loan Documents. Furthermore, nothing contained in this Section shall release or in any way limit a Defaulting Lender's obligations as a Lender hereunder and/or under any other of the Loan Documents. Further, a Defaulting Lender shall indemnify and hold harmless Administrative Agent and each of the non-Defaulting Lenders from any claim, loss, or costs incurred by Administrative Agent and/or the non-Defaulting Lenders as a result of a Defaulting Lender's failure to comply with the requirements of this Agreement, including, without limitation, any and all additional losses, damages, costs and expenses (including, without limitation, attorneys' fees) incurred by Administrative Agent and any non-Defaulting Lender as a result of and/or in connection with (i) a non-Defaulting Lender's acting as an Electing Lender, (ii) any enforcement action brought by Administrative Agent against a Defaulting Lender, and (iii) any action brought against Administrative Agent and/or Lenders. The indemnification provided above shall survive any termination of this Agreement.
1.15.3.    Commitment Adjustments. In connection with the adjustment of the amounts of the Loan Commitments of the Defaulting Lender and Electing Lender(s) upon the expiration of the Election Period as aforesaid, Borrower, Administrative Agent and Lenders shall execute such modifications to the Loan Documents as shall, in the reasonable judgment of Administrative Agent, be necessary or desirable in connection with the adjustment of the amounts of Commitments in accordance with the foregoing provisions of this Section. For the purpose of voting or consenting to matters with respect to the Loan Documents such modifications shall also reflect the removal of voting rights of the Defaulting Lender and increase in voting rights of Electing Lenders to the extent an Electing Lender has funded the Defaulting Lender Amount. In connection with such adjustments, Defaulting Lenders shall execute and deliver an Assignment and Assumption covering that Lender's Commitment and otherwise comply with Section 6.5. If a Lender refuses to execute and deliver such Assignment and Assumption or otherwise comply with Section 6.5, such Lender hereby appoints Administrative Agent to do so on such Lender's behalf. Administrative Agent shall distribute an amended Schedule of Lenders, which shall thereafter be incorporated into this Agreement, to reflect such adjustments. However, all such Defaulting Lender Amounts funded by Administrative Agent or Electing Lenders shall continue to be Defaulting Lender Amounts of the Defaulting Lender pursuant to its obligations under this Agreement.
1.15.4.    No Election. In the event that no Lender elects to commit to fund the Defaulting Lender Amount within the Election Period, Administrative Agent shall, upon the expiration of the Election Period, so notify Borrower and each Lender.
1.16.    Several Obligations; No Liability, No Release. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Administrative Agent in its capacity as such, and not by or in favor of Lenders, any and all obligations on the part of Administrative Agent (if any) to make any advances of the Loan or reimbursements for other Payment Amounts shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Pro Rata Shares. Except as may be specifically provided in this Agreement, no Lender shall have any liability for the acts of any other Lender. No Lender shall be responsible to Borrower or any other person for any failure by any other Lender to fulfill its obligations to make advances of the Loan or reimbursements for other Payment Amounts, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein. The failure of any Lender to pay to Administrative Agent its Pro Rata Share of a Payment Amount shall not relieve any other Lender of any obligation hereunder to pay to Administrative Agent its Pro Rata Share of such Payment Amounts as and when required herein, but no Lender shall be responsible for the failure of any other Lender to so fund its Pro Rata Share of the Payment Amount. In furtherance of the foregoing, Lenders shall comply with their obligation to pay Administrative Agent their Pro Rata Share of such Payment Amounts regardless of (i) the occurrence of any Default hereunder or under any Loan Document; (ii) any failure of consideration, absence of consideration, misrepresentation, fraud, or any other event, failure, deficiency, breach or irregularity of any nature whatsoever in the Loan Documents; or (iii) any bankruptcy, insolvency or other like event with regard to any Borrower or Guarantor. The obligation of Lenders to pay to such Payment Amounts are in all regards independent of any claims between Administrative Agent and any Lender.
ARTICLE 2
ADDITIONAL COVENANTS AND AGREEMENTS
2.1.    Bank Accounts. Borrower shall maintain all security deposits collected from tenants or others with respect to the Property in one or more accounts with Administrative Agent in accordance with all applicable legal requirements. Borrower and/or Guarantor shall maintain all bank accounts used by Borrower in connection with the operation of the Property with Administrative Agent.
2.2.    Intentionally Omitted.
2.3.    Contracts. Without Administrative Agent's prior written approval as to parties, terms, and all other matters, Borrower shall not (a) enter into any Material Contract, (b) enter into any management, leasing, maintenance or other contract pertaining to the Property not described in clause (a) that is not unconditionally terminable by Borrower or any successor owner without penalty or payment on not more than thirty (30) days' notice to the other party thereunder, or (c) modify, amend, or terminate any such contracts. All rights and liens of the applicable contractor, architect, engineer, supplier, surveyor or other party under such contracts and any right to remove removable Improvements are subordinate to Lender's rights and liens. Borrower shall not default under any contract, Borrower shall not permit any contract to terminate by reason of any failure of Borrower to perform thereunder, and Borrower shall promptly notify Administrative Agent of any default thereunder. Borrower will deliver to Administrative Agent, upon request of Administrative Agent, the names and addresses of all persons or entities with whom each contractor has contracted or intends to contract for the construction of the Improvements or for the furnishing of labor or materials therefor.
2.4.    Assignment of Contracts and Plans. As additional security for the Obligations, Borrower hereby transfers and assigns to Administrative Agent for the ratable benefit of Administrative Agent and Lenders and grants a security interest in all of Borrower's right, title and interest, but not its liability, in, under, and to all construction, architectural and design contracts, and the Plans, and agrees that all of the same are covered by the security agreement provisions of the Mortgage. Borrower agrees to deliver to Administrative Agent from time to time upon Administrative Agent's request such consents to the foregoing assignment from parties contracting with Borrower as Administrative Agent may reasonably require. Neither this assignment nor any action by Administrative Agent or Lenders shall constitute an assumption by Administrative Agent or Lenders of any obligation under any contract or with respect to the Plans, Borrower hereby agrees to perform all of its obligations under any contract, and Borrower shall continue to be liable for all obligations of Borrower with respect thereto. Administrative Agent shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower such action as Administrative Agent may determine to be necessary to cure any default under any contract or with respect to the Plans or to protect the rights of Borrower, Administrative Agent or Lenders with respect thereto. Borrower irrevocably constitutes and appoints Administrative Agent as Borrower's attorney‑in‑fact, which power of attorney is coupled with an interest and irrevocable, to enforce in Borrower's name or in Administrative Agent's and Lender's name all rights of Borrower under any contract or with respect to the Plans. Administrative Agent shall incur no liability if any action so taken by it or on its behalf shall prove to be inadequate or invalid. Borrower indemnifies and holds Administrative Agent and Lenders harmless against and from any loss, cost, liability or expense (including, but not limited to, consultants' fees and expenses and attorneys' fees and expenses) incurred in connection with Borrower's failure to perform such contracts or any such action taken by Administrative Agent or Lenders. Administrative Agent may use the Plans for any purpose relating to the Improvements. Borrower represents and warrants to Administrative Agent and Lenders that the copy of any contract furnished or to be furnished to Administrative Agent is and shall be a true and complete copy thereof, that there have been no modifications thereof which are not fully set forth in the copies delivered, and that Borrower's interest therein is not subject to any claim, setoff, or encumbrance.
2.5.    Financial Covenants.
(a)    Loan to Value Ratio. The Property shall have a "Loan to Value Ratio" of not greater than 70%, which Loan to Value Ratio shall be calculated, and defined, as follows: the sum of (x) the Principal Debt and (y) accrued but unpaid interest on the Loan as of the date of the determination of the ratio shall be divided by the appraised "As-Is" value of the Property. The appraised "As‑Is" value of the Property shall be based upon the most recent appraisal performed pursuant to Section 2.13, as reviewed, adjusted and approved by Administrative Agent. The Loan to Value Ratio requirement shall be tested no more often than once per calendar year, unless one or more events have occurred which have, alone or in the aggregate, a Material Adverse Effect. In the event the Loan to Value Ratio covenant is not met, Administrative Agent shall notify Borrower of such condition and Borrower may satisfy the Loan to Value Ratio covenant by, within thirty (30) days of such notice, either (A) making a principal curtailment on the Loan (which shall not be credited towards future principal amortization required under the Loan Documents) in an amount sufficient to bring this Loan to Value Ratio into compliance and/or (B) provide additional collateral acceptable to Administrative Agent, which shall have value (as determined by Administrative Agent) which when added to the Property value is sufficient to satisfy the Loan to Value Ratio covenant. If Borrower fails to satisfy the Loan to Value Ratio covenant within such thirty (30) day period, such condition shall constitute an immediate Default. If Borrower has delivered collateral as aforesaid to satisfy the Loan to Value Ratio covenant and thereafter such Loan to Value Ratio covenant is satisfied, whether based on a new appraisal or a reduction of the Principal Debt, Administrative Agent shall, provided no Event of Default exists and such collateral is not required to satisfy any other covenant under the Loan Documents, release such collateral upon request of Borrower.
(b)    Debt Service Coverage Ratio. Commencing on January 1, 2012 Borrower shall at all times have a Debt Service Coverage Ratio of at least 1.25 to 1.00. The Debt Service Coverage Ratio covenant shall be tested quarterly commencing with the first quarter of 2012. In the event the Debt Service Coverage Ratio covenant is not met, Administrative Agent shall notify Borrower of such condition and Borrower may satisfy the Debt Service Coverage Ratio covenant by, within thirty (30) days of such notice, either (A) making a principal curtailment on the Loan (which shall not be credited towards future principal amortization required under the Loan Documents) in an amount sufficient to bring this Debt Service Coverage Ratio to at least 1.40 to 1.00 and/or (B) provide additional collateral acceptable to Administrative Agent, which shall have value (as determined by Administrative Agent) which would, assuming such collateral were liquidated and applied to reduce the outstanding principal amount of the Loan, result in a Debt Service Coverage Ratio of 1.40 to 1.00. If Borrower fails to satisfy the Debt Service Coverage Ratio covenant within such thirty (30) day period, such condition shall constitute an immediate Default. If Borrower has delivered collateral as aforesaid to satisfy the Debt Service Coverage Ratio covenant and thereafter at the end of any quarter a Debt Service Coverage Ratio of 1.25 to 1.00 is achieved, Administrative Agent shall, provided no Event of Default exists and such collateral is not required to satisfy any other covenant under the Loan Documents, release such collateral upon request of Borrower.
2.6.    Limitation on Debt. Borrower will not incur, create, assume directly or indirectly, or suffer to exist any Debt or encumber any of its assets nor form or own any subsidiaries, nor acquire or hold a direct or indirect equity investments in any other Person without in each such instance the prior written consent of Administrative Agent, except for:
(a)    Debt incurred pursuant to this Agreement and the other Loan Documents;
(b)    Debt of Borrower under a Swap Contract;
(c)    Debt constituting a trade payable which is payable in the ordinary course of business and is not past due;
(d)    obligations to pay brokerage commissions in connection with executed leases so long as such commissions are at market rates; and
(e)    amounts payable under leases in connection with build-out allowances or tenant improvement reimbursements (but only to the extent approved by Administrative Agent in its reasonable discretion to the extent Administrative Agent's consent is required hereunder).
2.7.    Inspection. Administrative Agent and its agents may enter upon the Property to inspect the Property at any reasonable time, unless Administrative Agent deems such inspection is of an emergency nature, in which event Borrower shall provide Administrative Agent with immediate access to the Property. Borrower will furnish to Administrative Agent and its agents for inspection and copying, all Plans, shop drawings, specifications, books and records, and other documents and information that Administrative Agent may reasonably request from time to time.

2.8.    Notice to Lenders. Borrower shall promptly within ten (10) days after the occurrence of any of the following events, notify each Lender in writing thereof, specifying in each case the action Borrower has taken or will take with respect thereto: (a) any violation of any Law or governmental requirement; (b) any litigation, arbitration or governmental investigation or proceeding instituted or threatened against Borrower or any Guarantor or the Property, and any material development therein; (c) any actual or threatened condemnation of any portion of the Property, any negotiations with respect to any such taking, or any loss of or substantial damage to the Property; (d) any labor controversy pending or threatened against Borrower or any contractor, and any material development in any labor controversy; (e) any notice received by Borrower with respect to the cancellation, alteration or non‑renewal of any insurance coverage maintained with respect to the Property; (f) Borrower receiving notice or otherwise having knowledge of any lien in excess of $50,000 filed against the Property or any stop notice served on Borrower in connection with construction of any alterations or renovations of the Improvements; or (g) any required permit, license, certificate or approval with respect to the Property lapses or ceases to be in full force and effect.
2.9.    Financial Statements. Borrower shall deliver to Administrative Agent with sufficient copies for each Lender the Financial Statements and other statements and information at the times and for the periods described in (a) Exhibit B and (b) any other Loan Document, and Borrower shall deliver to Administrative Agent with sufficient copies for each Lender from time to time such additional financial statements and information as Administrative Agent may at any time request. Borrower will make all of its books, records and accounts available to Administrative Agent and its representatives at the Property upon request and will permit them to review and copy the same. Borrower shall promptly notify Administrative Agent of any event or condition that could reasonably be expected to have a Material Adverse Effect in the financial condition of Borrower and, if known by Borrower, Guarantor. Administrative Agent shall provide a copy of such Financial Statements to each Lender upon receipt.
2.10.    Other Information. Borrower shall furnish to Administrative Agent from time to time upon Administrative Agent's request budgets of Borrower and revisions thereof showing the estimated costs and expenses to be incurred in connection with the completion of construction of the Improvements, current or updated detailed Project schedules or construction schedules and such other information relating to Borrower, Guarantor, the Improvements, the Property, or any indemnitor or other person or party connected with Borrower, the Loan, the construction or renovation of the Improvements or any security for the Loan.
2.11.    Intentionally Omitted.
2.12.    Intentionally Omitted.
2.13.    Appraisal. Administrative Agent may obtain from time to time, an appraisal of all or any part of the Property prepared in accordance with written instructions from Administrative Agent by a third‑party appraiser engaged directly by Administrative Agent. Each such appraiser and appraisal shall be satisfactory to Administrative Agent (including satisfaction of applicable regulatory requirements). The cost of any such appraisal shall be borne by Borrower if such appraisal is the first appraisal in any calendar year and in all events if Administrative Agent obtains such appraisal after the occurrence of a Default, and such cost is due and payable by Borrower on demand and shall be secured by the Loan Documents. Administrative Agent shall provide a copy of such appraisal to each Lender upon receipt. Provided no Default exists and Borrower has paid the cost of such appraisal as aforesaid, Administrative Agent shall provide a copy of such appraisal to Borrower upon request.
2.14.    Payment of Withholding Taxes. Borrower shall not use, or permit the property manager of the Property to use, any portion of the proceeds of any Loan advance to pay the wages of employees unless a portion of the proceeds or other funds are also used to make timely payment to or deposit with (a)

the United States of all amounts of tax required to be deducted and withheld with respect to such wages under the Code, and (b) any state and/or local Tribunal or agency having jurisdiction of all amounts of tax required to be deducted and withheld with respect to such wages under any applicable state and/or local Laws.
2.15.    ERISA and Prohibited Transaction Taxes. As of the date hereof and throughout the term of this Agreement, (a) Borrower is not and will not be (i) an "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); or (ii) a "plan" within the meaning of Section 4975(e) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"); (b) the assets of Borrower do not and will not constitute "plan assets" within the meaning of the United States Department of Labor Regulations set forth in 29 C.F.R. §2510.3-101; (c) Borrower is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA; (d) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of fiduciaries with respect to governmental plans; and (e) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Administrative Agent of any of Lender's rights under this Agreement, any Note or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code. Borrower further agrees to deliver to Administrative Agent such certifications or other evidence of compliance with the provisions of this Section 2.15 as Administrative Agent may from time to time request.
2.16.    Transfer Taxes.
(a)    In the event of any sale or transfer of Borrower's interest in the Property, or any part thereof, including any sale or transfer by reason of foreclosure of the Mortgage or any prior or subordinate mortgage or by deed in lieu of any such foreclosure, Borrower shall timely and duly complete, execute and deliver to Administrative Agent all forms and supporting documentation required by any taxing authority to estimate and fix any tax payable by reason of such sale or transfer or recording of the deed evidencing such sale or transfer, including any New York State Transfer Tax (individually, a "Transfer Tax").
(b)    Borrower shall pay the Transfer Tax that may hereafter become due and payable with respect to any sale or transfer of the property described in this Section, and in the event of a default of such payment, Administrative Agent may pay the same and the amount of such payment shall be added to the Indebtedness secured hereby and, unless incurred in connection with a foreclosure of the Mortgage or deed in lieu of such foreclosure, be secured by the Mortgage.
(c)    In the event that Borrower fails to execute the same and such failure continues for more than ten (10) days after Administrative Agent requests Borrower to execute the same, Borrower hereby irrevocably constitutes and appoints Administrative Agent as its attorney-in-fact, coupled with an interest, to prepare and deliver any questionnaire, statement, affidavit or tax return in connection with any Transfer Tax applicable to any foreclosure or deed in lieu of foreclosure described related to the Mortgage.
(d)    Borrower shall indemnify and hold harmless Administrative Agent and Lenders against (i) any and all liability incurred by Administrative Agent and/or Lenders for the payment of any Transfer Tax with respect to any transfer of Borrower's interest in the Property, and (ii) any and all expenses reasonably incurred by Lender in connection therewith including, without limitation, interest, penalties and reasonable attorneys' fees.
(e)    The obligation to pay the taxes and indemnify Administrative Agent and Lenders under this Section is a personal obligation of Borrower (excluding its shareholders, directors and officers), whether or not Borrower is personally obligated to pay the Indebtedness secured by the Mortgage and shall be binding upon and enforceable against the distributees, successors and assigns of Borrower with the same force and effect as though each of them had personally executed and delivered the Mortgage, notwithstanding any exculpation provision in favor of Borrower with respect to the payment of any other monetary obligations under the Mortgage.
(f)    In the event that Borrower fails or refuses to pay a tax payable by Borrower with respect to a sale or transfer by reason of a foreclosure of this Security Instrument in accordance with this Section, the amount of the tax, any interest or penalty applicable thereto and any other amount payable pursuant to Borrower's obligation to indemnify Administrative Agent and Lenders under this Section may, at the sole option of Lender, be paid as an expense of the sale out of the proceeds of the mortgage foreclosure sale.
(g)    The provisions of this Section shall survive any transfer and the delivery of the deed affecting such transfer. Nothing in this Section shall be deemed to grant to Borrower any greater rights to sell, assign or otherwise transfer the premises than are expressly provided in the Mortgage nor to deprive Administrative Agent of any right to refuse to consent to any transaction referred to in this Section.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
To induce Lenders to make the Loan, Borrower hereby represents and warrants to Administrative Agent and Lenders that except as otherwise disclosed to Administrative Agent in writing (a) Borrower has complied with any and all Laws and regulations concerning its organization, existence and the transaction of its business, and has the right and power to own the Property and to develop the Improvements as contemplated in this Agreement and the other Loan Documents; (b) Borrower is authorized to execute, deliver and perform all of its obligations under the Loan Documents; (c) the Loan Documents are valid and binding obligations of Borrower; (d) Borrower is not in violation of any Law, regulation or ordinance, or any order of any court or Tribunal, and no provision of the Loan Documents violates any applicable Law, any covenants or restrictions affecting the Property, any order of any court or Tribunal or any contract or agreement binding on Borrower or the Property; (e) to the extent required by applicable Law, Borrower and Guarantor have filed all necessary tax returns and reports and have paid all taxes and governmental charges thereby shown to be owing; (f) the Land is not part of a larger tract of land owned by Borrower or any of its affiliates or any Guarantor, is not otherwise included under any unity of title or similar covenant with other lands not encumbered by the Mortgage, and constitutes a separate tax lot or lots with a separate tax assessment or assessments for the Land and Improvements, independent of those for any other lands or improvements; (g) the Land and Improvements comply with all Laws and governmental requirements, including all subdivision and platting requirements, without reliance on any adjoining or neighboring property; (h) the Improvements comply with all legal requirements regarding access and facilities for handicapped or disabled persons; (i) Borrower has not directly or indirectly conveyed, assigned or otherwise disposed of or transferred (or agreed to do so) any development rights, air rights or other similar rights, privileges or attributes with respect to the Property, including those arising under any zoning or land use ordinance or other Law or governmental requirement; (j) the Financial Statements delivered to Administrative Agent are true, correct, and complete in all material respects, and there has been no event or condition that could reasonably be expected to have a Material Adverse Effect in Borrower's or Guarantor's financial condition from the financial condition of Borrower or Guarantor (as the case may be) indicated in such Financial Statements; (k) all utility services necessary for operation of the Improvements for their intended purpose are available at the boundaries of the Land, including electric and natural gas facilities, telephone service, water supply, storm and sanitary sewer facilities; (l) except as otherwise provided for in the Loan Documents, Borrower has made no contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on the Property; and (m) the current and anticipated use of the Property complies with all applicable zoning ordinances, regulations and restrictive covenants affecting the Land without the existence of any variance, non-complying use, nonconforming use or other special exception, all use restrictions of any Tribunal having jurisdiction have been satisfied, and no violation of any Law or regulation exists with respect thereto.
ARTICLE 4
DEFAULT AND REMEDIES
4.1.    Events of Default. The occurrence of any one of the following shall be a default under this Agreement ("Default"): (a) any of the Indebtedness is not paid when due, whether on the scheduled due date or upon acceleration, maturity or otherwise and such default shall have continued for a period of ten (10) days; (b) any covenant, agreement, condition, representation or warranty in this Agreement (other than covenants to pay the Indebtedness and other than Defaults expressly listed in this Section) is not fully and timely performed, observed or kept and, except with respect to provisions which are specified to be immediate Defaults, such default shall have continued for a period of thirty (30) days after notice thereof shall have been given to Borrower by Administrative Agent (or such other grace period as may be specified elsewhere in this Agreement with respect to specific provisions), provided, however, if such default is not susceptible of being cured within such thirty (30) day period and Borrower has commenced such cure within such thirty (30) day period and is diligently pursuing such cure to Administrative Agent's satisfaction, such thirty (30) day cure period shall be extended, but in no event shall such cure period exceed sixty (60) days, or, in the case of such other documents, such shorter grace period, if any, as may be provided for therein; (c) the occurrence of a Default under any other Loan Document (taking into account any applicable notice and cure period set forth in such Loan Document); (d) any required permit, license, certificate or approval with respect to the Property lapses or ceases to be in full force and effect and Borrower fails to have such required permit, license, certificate or approval renewed or reinstated within thirty (30) days; (e) Borrower, Administrative Agent or any Lender is enjoined or prohibited from performing any of its respective obligations under any of the Loan Documents; (f) the owner of the Property enters into any lease of part or all of the Property which does not comply with the Loan Documents; (g) a lien for the performance of work or the supply of materials which is established against the Property remains unsatisfied or unbonded for a period of twenty (20) days after Borrower's receipt of notice or otherwise obtaining knowledge of the date of filing or service; (h) the entry of a judgment against Borrower or any Guarantor for an amount in excess of $500,000 and Borrower shall not discharge the same or cause it to be discharged within sixty (60) days from the entry thereof, or shall not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered, and secure a stay of execution or bond over such judgment by a commercially acceptable bonding company pending such appeal; (i) the issuance of any attachment, sequestration, or similar writ levied upon any of Borrower's or Guarantor's property which is not discharged within a period of ten (10) days; (j) Administrative Agent determines that an event or condition that could reasonably be expected to have a Material Adverse Effect has occurred in the financial condition of Borrower or any Guarantor or in the condition of the Property; (k) the death, incompetency, dissolution or insolvency of Borrower or any Guarantor; (l) a Default as specified in Section 6.26; or (m) a default occurs under any other Loan Document which is not cured within any applicable notice and cure period provided therein.
4.2.    Remedies. Upon a Default, Administrative Agent may with the consent of, and shall at the direction of the Required Lenders, without notice, exercise any and all rights and remedies afforded by this Agreement, the other Loan Documents, Law, equity or otherwise, including (a) declaring any and all Indebtedness immediately due and payable; (b) reducing any claim to judgment; or (c) obtaining appointment of a receiver (to which Borrower hereby consents) and/or judicial or nonjudicial foreclosure under the Mortgage; provided, however, that upon a Default, Administrative Agent at its election may (but shall not be obligated to) without the consent of and shall at the direction of the Required Lenders, without notice, do any one or more of the following: (a) terminate Lenders' Commitment to lend; and (b) set‑off and apply, to the extent thereof and to the maximum extent permitted by Law, any and all deposits, funds, or assets at any time held and any and all other indebtedness at any time owing by Administrative Agent or any Lender to or for the credit or account of Borrower against any Indebtedness.
Borrower hereby appoints Administrative Agent as Borrower's attorney‑in‑fact, which power of attorney is irrevocable and coupled with an interest, with full power of substitution if Administrative Agent so elects, to do any of the following in Borrower's name upon the occurrence of a Default: (i) use such sums as are necessary, including any proceeds of the Loan and employ such architects, engineers, and contractors as may be required, or as Lenders may otherwise consider desirable, for the purpose of completing renovation of the Improvements substantially in accordance with the Plans, the Loan Documents, and all applicable Laws, governmental requirements and restrictive covenants; (ii) endorse the name of Borrower on any checks or drafts representing proceeds of any insurance policies, or other checks or instruments payable to Borrower with respect to the Property; (iii) do every act with respect to the construction of the Tenant Improvements that Borrower may do; (iv) prosecute or defend any action or proceeding incident to the Property, (v) pay, settle, or compromise all bills and claims so as to clear title to the Property; and (vi) take over and use all or any part of the labor, materials, supplies and equipment contracted for, owned by, or under the control of Borrower, whether or not previously incorporated into the Improvements. Any amounts expended by Administrative Agent itself or on behalf of Lenders to construct or to complete the Tenant Improvements in connection with the exercise of its remedies herein shall be deemed to have been advanced to Borrower hereunder as a demand obligation owing by Borrower to Administrative Agent or Lenders as applicable and shall constitute a portion of the Indebtedness, regardless of whether such amounts exceed any limits for Indebtedness otherwise set forth herein. Neither Administrative Agent nor Lenders shall have any liability to Borrower for the sufficiency or adequacy of any such actions taken by Administrative Agent.
No delay or omission of Administrative Agent or Lenders to exercise any right, power or remedy accruing upon the happening of a Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Default or any acquiescence therein. No delay or omission on the part of Administrative Agent or Lenders to exercise any option for acceleration of the maturity of the Indebtedness, or for foreclosure of the Mortgage following any Default as aforesaid, or any other option granted to Administrative Agent and Lenders hereunder in any one or more instances, or the acceptances by Administrative Agent or Lenders of any partial payment on account of the Indebtedness, shall constitute a waiver of any such Default, and each such option shall remain continuously in full force and effect. No remedy herein conferred upon or reserved to Administrative Agent and/or Lenders is intended to be exclusive of any other remedies provided for in any Note or any of the other Loan Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under any Note or any of the other Loan Documents, or now or hereafter existing at Law or in equity or by statute. Every right, power and remedy given to Administrative Agent and Lenders by this Agreement, any Note or any of the other Loan Documents shall be concurrent, and may be pursued separately, successively or together against Borrower, or the Property or any part thereof, or any personal property granted as security under the Loan Documents, and every right, power and remedy given by this Agreement, any Note or any of the other Loan Documents may be exercised from time to time as often as may be deemed expedient by the Required Lenders.
Regardless of how a Lender may treat payments received from the exercise of remedies under the Loan Documents for the purpose of its own accounting, for the purpose of computing the Indebtedness, payments shall be applied as elected by Lenders. No application of payments will cure any event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Administrative Agent and Lenders hereunder or thereunder or at Law or in equity.
ARTICLE 5
ADMINISTRATIVE AGENT
5.1.    Appointment and Authorization of Administrative Agent.
(a)    Each Lender hereby irrevocably (subject to Section 5.9) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)    No individual Lender or group of Lenders shall have any right to amend or waive, or consent to the departure of any party from any provision of any Loan Document, or secure or enforce the obligations of Borrower or any other party pursuant to the Loan Documents, or otherwise. All such rights, on behalf of Administrative Agent or any Lender or Lenders, shall be held and exercised solely by and at the option of Administrative Agent for the pro rata benefit of Lenders. Such rights, however, are subject to the rights of a Lender or Lenders, as expressly set forth in this Agreement, to approve matters or direct Administrative Agent to take or refrain from taking action as set forth in this Agreement. Except as expressly otherwise provided in this Agreement or the other Loan Documents, Administrative Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights, or taking or refraining from taking any actions which Administrative Agent is expressly entitled to exercise or take under this Agreement and the other Loan Documents, including, without limitation, (i) the determination if and to what extent matters or items subject to Administrative Agent's satisfaction are acceptable or otherwise within its discretion, (ii) the making of Administrative Agent Advances, and (iii) the exercise of remedies pursuant to, but subject to, Article 4 or pursuant to any other Loan Document and any action so taken or not taken shall be deemed consented to by Lenders.
(c)    In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Borrower or Guarantor, no individual Lender or group of Lenders shall have the right, and Administrative Agent (irrespective of whether the principal of the Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be exclusively entitled and empowered on behalf of itself and Lenders, by intervention in such proceeding or otherwise:
(i)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loan and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and

Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Administrative Agent and their respective agents and counsel and all other amounts due Lenders and Administrative Agent under Section 6.10 and Exhibit K allowed in such judicial proceeding; and
(ii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Section 6.10.
Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of Lenders except as approved by Required Lenders or to authorize Administrative Agent to vote in respect of the claims of Lenders except as approved by Required Lenders in any such proceeding.
5.2.    Delegation of Duties. Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys‑in‑fact and shall be entitled to advice of counsel and other consultant experts concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney‑in‑fact that it selects with reasonable care.
5.3.    Liability of Administrative Agent. No Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of Lenders for any recital, statement, representation or warranty made by Borrower or any subsidiary or Affiliate of Borrower, or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower, Guarantor or any of their Affiliates.
5.4.    Reliance by Administrative Agent. Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon advice and statements of legal counsel (including counsel to any party to the Loan Documents), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or all Lenders if required hereunder as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by

Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or such greater number of Lenders as may be expressly required hereby in any instance, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders. In the absence of written instructions from the Required Lenders or such greater number of Lenders, as expressly required hereunder, Administrative Agent may take or not take any action, at its discretion, unless this Agreement specifically requires the consent of the Required Lenders or such greater number of Lenders.
5.5.    Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default that Administrative Agent determines will have a Material Adverse Effect. Administrative Agent will notify Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to such Default as may be requested by the Required Lenders in accordance with Article 4; provided, however, that unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of Lenders.
5.6.    Credit Decision; Disclosure of Information by Administrative Agent.
(a)    Each Lender acknowledges that none of Agent-Related Persons has made any representation or warranty to it, and that no act by Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower and Guarantor, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lenders as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and Guarantor, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower and Guarantor hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and Guarantor.
(b)    Administrative Agent upon its receipt shall provide each Lender such notices, reports and other documents expressly required to be furnished to Lenders by Administrative Agent herein. To the extent not already available to a Lender, Administrative Agent shall also provide Lender and/or make available for Lender's inspection during reasonable business hours and at Lender's expense, upon Lender's written request therefor: (i) copies of the Loan Documents; (ii) such information as is then in Administrative Agent's possession in respect of the current status of principal and interest payments and accruals in respect of the Loan; (iii) copies of all current financial statements in respect of Borrower, any Guarantor or other person liable for payment or performance by Borrower of any obligations under the Loan Documents, then in Administrative Agent's possession with respect to the Loan; and (iv) other current factual information then in Administrative Agent's possession with respect to the Loan and bearing on the continuing creditworthiness of Borrower or any Guarantor, or any of their respective Affiliates; provided that nothing contained in this Section shall impose any liability upon Administrative Agent for its failure to provide a Lender any of such

Loan Documents, information, or financial statements, unless such failure constitutes willful misconduct or gross negligence on Administrative Agent's part; and provided further that Administrative Agent shall not be obligated to provide any Lender with any information in violation of Law or any contractual restrictions on the disclosure thereof (provided such contractual restrictions shall not apply to distributing to a Lender factual and financial information expressly required to be provided herein). Except as set forth above, Administrative Agent shall not have any duty or responsibility to provide any Lenders with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or Guarantor or any of their respective Affiliates which may come into the possession of any of Agent-Related Persons.
5.7.    Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, to the extent that Administrative Agent is not reimbursed by or on behalf of Borrower, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out‑of‑pocket expenses (including attorney fees) incurred by Administrative Agent as described in Section 6.10. The undertaking in this Section shall survive the payment of all Indebtedness hereunder and the resignation or replacement of Administrative Agent.
5.8.    Administrative Agent in Individual Capacity. Administrative Agent, in its individual capacity, and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any party to the Loan Documents and their respective Affiliates as though Administrative Agent were not Administrative Agent hereunder and without notice to or consent of Lenders. Lenders acknowledge that Borrower and Bank of America, N.A. or its Affiliate have entered or may enter into Swap Transactions. A portion of the Loan may be funded to honor Borrower's payment obligations under the terms of such Swap Transactions, and Lenders shall have no right to share in any portion of such payments. Lenders acknowledge that, pursuant to such activities, Bank of America, N.A. or its Affiliates may receive information regarding any party to the Loan Documents, or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of such parties or such parties' Affiliates) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them. With respect to its Pro Rata Share of the Loan, Bank of America, N.A. shall have the same rights and powers under this Agreement as any other Lenders and may exercise such rights and powers as though it were not Administrative Agent or party to Swap Transactions, and the terms "Lender" and "Lenders" include Bank of America, N.A. in its individual capacity.
5.9.    Successor Administrative Agent. Administrative Agent may, and at the request of the Required Lenders as a result of Administrative Agent's gross negligence or willful misconduct in performing its duties under this Agreement shall, resign as Administrative Agent upon thirty (30) days' notice to Lenders. If Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among Lenders a successor administrative agent for Lenders, which successor administrative agent shall be consented to by Borrower at all times other than during the existence of a Default (which consent of Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with Lenders and Borrower, a successor administrative agent from among Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article and other applicable Sections of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.
5.10.    Releases; Acquisition and Transfers of Collateral.
(a)    Lenders hereby irrevocably authorize Administrative Agent to transfer or release any lien on, or after foreclosure or other acquisition of title by Administrative Agent on behalf of Lenders to transfer or sell, any Loan collateral (i) upon the termination of the Commitments and payment and satisfaction in full of all Indebtedness, (ii) constituting a release, transfer or sale of a lien or Loan collateral if Borrower will certify to Administrative Agent that the release, transfer or sale is permitted under this Agreement or the other Loan Documents (and Administrative Agent may rely conclusively on any such certificate, without further inquiry); or (iii) after foreclosure or other acquisition of title (1) for a purchase price of at least 90% of the value indicated in the most recent appraisal of the collateral obtained by Administrative Agent made in accordance with regulations governing Administrative Agent, less any reduction indicated in the appraisal estimated by experts in such areas; or (2) if approved by the Required Lenders.
(b)    If all or any portion of the Loan collateral is acquired by foreclosure or by deed in lieu of foreclosure, Administrative Agent shall take title to the collateral in its name or by an Affiliate of Administrative Agent, but for the benefit of all Lenders in their Pro Rata Shares on the date of the foreclosure sale or recordation of the deed in lieu of foreclosure (the "Acquisition Date"). Administrative Agent and all Lenders hereby expressly waive and relinquish any right of partition with respect to any collateral so acquired. After any collateral is acquired, Administrative Agent shall appoint and retain one or more persons (individually and collectively, "Property Manager") experienced in the management, leasing, sale and/or dispositions of similar properties.
After consulting with the Property Manager, Administrative Agent shall prepare a written plan for completion of construction (if required), operation, management, improvement, maintenance, repair, sale and disposition of the Loan collateral and a budget for the aforesaid, which may include a reasonable management fee payable to Administrative Agent (the "Business Plan"). Administrative Agent will deliver the Business Plan not later than the sixtieth (60th) day after the Acquisition Date to each Lender with a written request for approval of the Business Plan. If the Business Plan is approved by the Required Lenders, Administrative Agent and the Property Manager shall adhere to the Business Plan until a different Business Plan is approved by the Required Lenders. Administrative Agent may propose an amendment to the Business Plan as it deems appropriate, which shall also be subject to Required Lender approval. If the Business Plan (as may be amended) proposed by Administrative Agent is not approved by the Required Lenders, (or if sixty (60) days have elapsed following the Acquisition Date without a Business Plan being proposed by Administrative Agent), any Lender may propose an alternative Business Plan, which Administrative Agent shall submit to all Lenders for their approval. If an alternative Business Plan is approved by the Required Lenders, Administrative Agent may appoint one of the approving Lenders to implement the alternative

Business Plan. Notwithstanding any other provision of this Agreement, unless in violation of an approved Business Plan or otherwise in an emergency situation, Administrative Agent shall, subject to subsection (a) of this Section, have the right but not the obligation to take any action in connection with the Loan collateral (including those with respect to property taxes, insurance premiums, completion of construction, operation, management, improvement, maintenance, repair, sale and disposition), or any portion thereof.
(c)    Upon request by Administrative Agent or Borrower at any time, Lenders will confirm in writing Administrative Agent's authority to sell, transfer or release any such liens of particular types or items of Loan collateral pursuant to this Section; provided, however, that (i) Administrative Agent shall not be required to execute any document necessary to evidence such release, transfer or sale on terms that, in Administrative Agent's opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the transfer, release or sale without recourse, representation or warranty, and (ii) such transfer, release or sale shall not in any manner discharge, affect or impair the obligations of Borrower other than those expressly being released.
(d)    If only two (2) Lenders exist at the time Administrative Agent receives a purchase offer for Loan collateral for which one of Lenders does not consent within ten (10) Business Days after notification from Administrative Agent, the consenting Lender may offer ("Purchase Offer") to purchase all of non-consenting Lender's right, title and interest in the collateral for a purchase price equal to non-consenting Lender's Pro Rata Share of the net proceeds anticipated from such sale of such collateral (as reasonably determined by Administrative Agent, including the undiscounted face principal amount of any purchase money obligation not payable at closing) ("Net Proceeds"). Within ten (10) Business Days thereafter the non-consenting Lender shall be deemed to have accepted such Purchase Offer unless the non-consenting Lender notifies Administrative Agent that it elects to purchase all of the consenting Lender's right, title and interest in the collateral for a purchase price payable by the non-consenting Lender in an amount equal to the consenting Lender's Pro Rata Share of the Net Proceeds. Any amount payable hereunder by a Lender shall be due on the earlier to occur of the closing of the sale of the collateral or ninety (90) days after the Purchase Offer, regardless of whether the collateral has been sold.
5.11.    Application of Payments. Except as otherwise provided below with respect to Defaulting Lenders, aggregate principal and interest payments, payments for Indemnified Liabilities and/or foreclosure or sale of the collateral, and net operating income from the collateral during any period it is owned by Administrative Agent on behalf of Lenders ("Payments") shall be apportioned pro rata among Lenders and payments of any fees (other than fees designated for Administrative Agent's separate account) shall, as applicable, be apportioned pro rata among Lenders. Notwithstanding anything to the contrary in this Agreement, all Payments due and payable to Defaulting Lenders shall be due and payable to and be apportioned pro rata among Administrative Agent and Electing Lenders. Such apportionment shall be in the proportion that the Defaulting Lender Payment Amounts paid by them bears to the total Defaulting Lender Payment Amounts of such Defaulting Lender. Such apportionment shall be made until Administrative Agent and Lenders have been paid in full for the Defaulting Lender Payment Amounts. All pro rata Payments shall be remitted to Administrative Agent and all such payments not constituting payment of specific fees, and all proceeds of the Loan collateral received by Administrative Agent, shall be applied first, to pay any fees, indemnities, costs, expenses (including those in Section 5.7) and reimbursements then due to Administrative Agent from Borrower; second, to pay any fees, costs, expenses and reimbursements then due to Lenders from Borrower; third, to pay pro rata interest and late charges due in respect of the Indebtedness and Administrative Agent Advances; fourth, to pay or prepay pro rata principal of the Indebtedness and Administrative Agent Advances; fifth, to pay any indebtedness of Borrower under Swap Transactions; and last, to Borrower, if required by law, or Lenders in Pro Rata Share percentages equal to their percentages at the termination of the Aggregate Commitments.

5.12.    Benefit. The terms and conditions of this Article are inserted for the sole benefit of Administrative Agent and Lenders; the same may be waived in whole or in part, with or without terms or conditions, without prejudicing Administrative Agent's or Lenders' rights to later assert them in whole or in part.
ARTICLE 6
GENERAL TERMS AND CONDITIONS
6.1.    Consents; Borrower's Indemnity. Except where otherwise expressly provided in the Loan Documents, in any instance where the approval, consent or the exercise of Administrative Agent's or Lenders' judgment is required, the granting or denial of such approval or consent and the exercise of such judgment shall be (a) within the sole discretion of Administrative Agent or Lenders; (b) deemed to have been given only by a specific writing intended for the purpose given and executed by Administrative Agent or Lenders; and (c) free from any limitation or requirement of reasonableness. Notwithstanding any approvals or consents by Administrative Agent or Lenders, neither Administrative Agent nor any Lender has any obligation or responsibility whatsoever for the adequacy, form or content of any appraisal, any contract, any lease, or any other matter incident to the Property. Administrative Agent's or Lenders' acceptance of an assignment of the Plans for the benefit of Administrative Agent and Lenders shall not constitute approval of the Plans. Any inspection, appraisal or audit of the Property or the books and records of Borrower, or the procuring of documents and financial and other information, by or on behalf of Administrative Agent shall be for Administrative Agent's and Lenders' protection only, and shall not constitute an assumption of responsibility to Borrower or anyone else with regard to the condition, value, construction, maintenance or operation of the Property, or relieve Borrower of any of Borrower's obligations. Borrower has selected all surveyors, architects, engineers, contractors, materialmen and all other persons or entities furnishing services or materials to the Project. Neither Administrative Agent nor any Lender has any duty to supervise or to inspect the Property or the construction of the Improvements nor any duty of care to Borrower or any other person to protect against, or inform Borrower or any other person of the existence of, negligent, faulty, inadequate or defective design or construction of the Improvements. Neither Administrative Agent nor any Lender shall be liable or responsible for, and Borrower shall indemnify each Agent-Related Person and each Lender and their respective Affiliates, directors, officers, agents, attorneys and employees (collectively, the "Indemnitees") from and against: (a) any claim, action, loss or cost (including attorney's fees and costs) arising from or relating to (i) any defect in the Property or the Improvements, (ii) the performance or default of Borrower, Borrower's surveyors, architects, engineers, contractors or any other person, (iii) any failure to construct, complete, protect or insure the Improvements, (iv) the payment of costs of labor, materials, or services supplied for the construction, alteration or renovation of the Improvements, including, without limitation, Tenant Improvements, (v) in connection with the protection and preservation of the Loan collateral (including those with respect to property taxes, insurance premiums, completion of construction, operation, management, improvements, maintenance, repair, sale and disposition), or (vi) the performance of any obligation of Borrower whatsoever; (b) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including attorney fees and costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (i) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) any Commitment or Loan, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto; (c) any and all claims, demands, actions or causes of action arising out of or relating to the use of Information (as defined in Section 6.6) or other materials obtained through internet, Intralinks or other similar information transmission systems in connection with this Agreement; and (d) any and all liabilities, losses, costs or expenses (including attorney fees and costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding and whether it is defeated, successful or withdrawn, (all the foregoing, collectively, the "Indemnified Liabilities"); provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. Nothing, including any advance or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Administrative Agent or Lenders. Inspection shall not constitute an acknowledgment or representation by Administrative Agent or any Lender that there has been or will be compliance with the Plans, the Loan Documents, or applicable Laws, governmental requirements and restrictive covenants, or that the construction is free from defective materials or workmanship. Inspection, whether or not followed by notice of Default, shall not constitute a waiver of any Default then existing, or a waiver of Administrative Agent's and Lenders' right thereafter to insist that the Improvements be in compliance with the Plans, the Loan Documents, and all applicable Laws, governmental requirements and restrictive covenants. Administrative Agent's failure to inspect shall not constitute a waiver of any of Administrative Agent's or Lenders' rights under the Loan Documents or at Law or in equity.
6.2.    Miscellaneous. This Agreement may be executed in several counterparts, all of which are identical, and all of which counterparts together shall constitute one and the same instrument. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons, entities or circumstances. Time shall be of the essence with respect to obligations under the Loan Documents. This Agreement, and its validity, enforcement and interpretation, shall be governed by New York law (without regard to any conflict of Laws principles) and applicable United States federal Law.
6.3.    Notices.
6.3.1.    Modes of Delivery; Changes. Except as otherwise provided herein, all notices, and other communications required or which any party desires to give under this Agreement or any other Loan Document shall be in writing. Unless otherwise specifically provided in such other Loan Document, all such notices and other communications shall be deemed sufficiently given or furnished if delivered by personal delivery, by courier (including overnight delivery services such as FedEx), by registered or certified United States mail, postage prepaid, or by facsimile (with, subject to Subsection 6.3.2 below, a confirmatory duplicate copy sent by first class United States mail), addressed to the party to whom directed or by (subject to Subsection 6.3.3 below) electronic mail address to Borrower, at the addresses set forth at the end of this Agreement or to Administrative Agent or Lenders at the addresses specified for notices on the Schedule of Lenders (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided, however, that service of a notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in any Loan Document or to require giving of notice or demand to or upon any person in any situation or for any reason.
6.3.2.    Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all parties to the Loan Documents. Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.
6.3.3.    Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.
6.3.4.    Reliance by Administrative Agent and Lenders. Administrative Agent and Lenders shall be entitled to rely and act upon any notices (including telephonic Loan advance notices) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording. If a Lender does not notify or inform Administrative Agent of whether or not it consents to, or approves of or agrees to any matter of any nature whatsoever with respect to which its consent, approval or agreement is required under the express provisions of this Agreement or with respect to which its consent, approval or agreement is otherwise requested by Administrative Agent, in connection with the Loan or any matter pertaining to the Loan, within ten (10) Business Days (or such longer period as may be specified by Administrative Agent) after such consent, approval or agreement is requested by Administrative Agent, Lender shall be deemed to have given its consent, approval or agreement, as the case may be, with respect to the matter in question.
6.4.    Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to Administrative Agent or any Lender, or Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law, to a depository (including Administrative Agent, any Lender or its or their Affiliates) for returned items or insufficient collected funds, or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.
6.5.    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and Pro Rata Share of the Loan at the time owing to it); provided that:
(i)    so long as no Default has occurred and is continuing the assigning Lender's Commitment after the assignment must be at least $5,000,000.00, and except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and Pro Rata Share of the Loan at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund as defined in subsection (h) of this Section with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes its Pro Rata Share of the Loan outstanding) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent, shall not be less than $5,000,000 unless each of Administrative Agent and, so long as no Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);
(ii)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to its Pro Rata Share of the Loan and the Commitment assigned;
(iii)    any assignment of a Commitment must be approved by Administrative Agent, unless the person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and
(iv)    the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500.
Subject to acceptance and recording thereof by Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of this Agreement with respect to Borrower's obligations surviving termination of this Agreement). Upon request, Administrative Agent shall prepare and Borrower shall execute and deliver a Note ("Replacement Note") to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)    Administrative Agent, acting solely for this purpose as an agent of Borrower shall maintain at Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amount of each Lender's Pro Rata Share of the Loan owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Borrower, Administrative Agent and Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Any Lender may, without the consent of, but with prior notice to Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or its Pro Rata Share of the Loan owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (iv) except to the extent consented to by Administrative Agent in its sole discretion with respect to each participation, any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement.
(e)    A Participant shall not be entitled to receive any greater payment under Sections 1.7, 1.8 or 1.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.
(f)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)    If the consent of Borrower to an assignment or to an assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the provision to the first sentence of subsection (b) above), Borrower shall be deemed to have given its consent five (5) Business Days after the date notice thereof has been delivered by the assigning Lender (through Administrative Agent) unless such consent is expressly refused by Borrower prior to such fifth Business Day.
(h)    As used herein, the following terms have the following meanings:
"Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
"Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other person (other than a natural person) approved by Administrative Agent, and, unless a Default has occurred and is continuing, Borrower (each such approval not to be unreasonably withheld or delayed).

"Fund" means any person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial real estate loans and similar extensions of credit in the ordinary course of its business.
6.6.    Confidentiality. Each of Administrative Agent and Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any Swap Transaction or credit derivative transaction relating to obligations of Borrower and Guarantor; (g) with the consent of Borrower; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to Administrative Agent or any Lender on a nonconfidential basis from a source other than Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization. For the purposes of this Section, "Information" means all information received from Borrower or Guarantor relating to Borrower or Guarantor or their business, other than any such information that is available to Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by Borrower or Guarantor; provided that in the case of information received from Borrower or Guarantor after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information. Administrative Agent and Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to Administrative Agent and Lenders in connection with the administration and management of this Agreement, the Loan and Loan Documents.
6.7.    Set-off. In addition to any rights and remedies of Administrative Agent and Lenders provided by Law, upon the occurrence and during the continuance of any Default, Administrative Agent and each Lender is authorized at any time and from time to time, without prior notice to Borrower or any other party to the Loan Documents, any such notice being waived by Borrower (on its own behalf and on behalf of each party to the Loan Documents to the fullest extent permitted by Law), to set-off and apply any and all deposits, general or special, time or demand, provisional or final, any time owing by Administrative Agent or such Lender hereunder or under any other Loan Document to or for the credit or the account of such parties to the Loan Documents against any and all Indebtedness, irrespective of whether or not Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Indebtedness may be contingent or unmatured or denominated in a currency different from that of the applicable depositor indebtedness. Each Lender agrees promptly to notify Borrower and Administrative Agent after any such set‑off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set‑off and application.
6.8.    Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the portions of the Loan advanced by it, any payment (whether voluntary,

involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the portions of the Loan made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such portions of the Loan or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 6.4 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered without further interest thereon. Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Law, exercise all its rights of payment (including the right of set-off), but subject to Section 6.7 with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.
6.9.    Amendments; Survival. Administrative Agent and Lenders shall be entitled to amend (whether pursuant to a separate intercreditor agreement or otherwise) any of the terms, conditions or agreements set forth in Article 5 or as to any other matter in the Loan Documents respecting payments to Administrative Agent or Lenders or the required number of Lenders to approve or disapprove any matter or to take or refrain from taking any action, without the consent of Borrower or any other person or the execution by Borrower or any other person of any such amendment or intercreditor agreement. Subject to the foregoing, Administrative Agent may amend or waive any provision of this Agreement or any other Loan Document, or consent to any departure by any party to the Loan Documents therefrom which amendment, waiver or consent is intended to be within Administrative Agent's discretion or determination, or otherwise in Administrative Agent's reasonable determination shall not have a Material Adverse Effect; provided, however, that otherwise no such amendment, waiver or consent shall be effective unless in writing, signed by the Required Lenders and Borrower or the applicable party to the Loan Documents, as the case may be, and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; and provided further that no such amendment, waiver or consent shall:
(a)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 4.2), without the written consent of such Lender (it being understood that a waiver of a Default shall not constitute an extension or increase in any Lender's Commitment);
(b)    postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to Lenders (or any of them) hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby;
(c)    reduce the principal of, or the rate of interest specified herein on, any portion of the Loan or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that Administrative

Agent may waive any obligation of Borrower to pay interest at the Default Rate and/or late charges for periods of up to thirty (30) days, and only the consent of the Required Lenders shall be necessary to waive any obligation of Borrower to pay interest at the Default Rate or late charges thereafter, or to amend the definition of "Default Rate" or "late charges";
(d)    change the percentage of the combined Commitments or of the aggregate unpaid principal amount of the Loan which is required for Lenders or any of them to take any action hereunder, without the written consent of each Lender;
(e)    change the definition of "Pro Rata Share" or "Required Lender" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
(f)    amend this Section, or Section 6.8, without the written consent of each Lender;
(g)    release the liability of Borrower or any existing Guarantor without the written consent of each Lender;
(h)    permit the sale, transfer, pledge, mortgage or assignment of any Loan collateral or any direct or indirect interest in Borrower, except as expressly permitted under the Loan Documents, without the written consent of each Lender; or
(i)    transfer or release any lien on, or after foreclosure or other acquisition of title by Administrative Agent on behalf of Lenders transfer or sell, any Loan collateral except as permitted in Section 5.10, without the written consent of each Lender, and provided further that no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased without the consent of such Lender. Notwithstanding anything to the contrary herein, Administrative Agent is hereby authorized, without the consent of Lenders, to enter into subordination, non-disturbance and attornment agreements with tenants on reasonable and customary terms, as determined by Administrative Agent.
This Agreement shall continue in full force and effect until the Indebtedness is paid in full and all of Administrative Agent's and Lenders' obligations under this Agreement are terminated; and all representations and warranties and all provisions herein for indemnity of the Indemnitees, Administrative Agent and Lenders (and any other provisions herein specified to survive) shall survive payment in full, satisfaction or discharge of the Indebtedness, the resignation or removal of Administrative Agent or replacement of any Lender, and any release or termination of this Agreement or of any other Loan Documents.
6.10.    Costs and Expenses. Without limiting any Loan Document and to the extent not prohibited by applicable Laws, Borrower shall pay when due, shall reimburse to Administrative Agent for the benefit of itself and Lenders on demand and shall indemnify Administrative Agent and Lenders from, all reasonable out‑of‑pocket fees, costs, and expenses paid or incurred by Administrative Agent in connection with the negotiation, preparation and execution of this Agreement and the other Loan Documents (and any amendments, approvals, consents, waivers and releases requested, required, proposed or done from time to time), or in connection with the disbursement, administration or collection of the Loan or the enforcement of the obligations of Borrower or the exercise of any right or remedy of Administrative Agent, including (a) all reasonable fees and expenses of Administrative Agent's counsel; (b) reasonable fees and charges of each inspector and engineer retained by Administrative Agent for purposes specified in this Agreement; (c) appraisal, re‑appraisal and survey costs; (d) title insurance charges and premiums; (e) title search or examination costs, including abstracts, abstractors' certificates and uniform commercial code searches; (f) judgment and tax lien searches for Borrower and each Guarantor; (g) escrow fees; (h) fees and costs of environmental investigations, site assessments and remediations; (i) recordation taxes, documentary taxes, transfer taxes and mortgage taxes; (j) filing and recording fees; and (k) loan brokerage fees. Borrower shall pay all costs and expenses incurred by Administrative Agent, including attorneys' fees, if the obligations or any part thereof are sought to be collected by or through an attorney at law, whether or not involving probate, appellate, administrative or bankruptcy proceedings. Borrower shall pay all costs and expenses of complying with the Loan Documents, whether or not such costs and expenses are included in any budget related to the Property. Borrower's obligations under this Section shall survive the delivery of the Loan Documents, the making of advances, the payment in full of the Indebtedness, the release or reconveyance of any of the Loan Documents, the foreclosure of the Mortgage or conveyance in lieu of foreclosure, any bankruptcy or other debtor relief proceeding, and any other event whatsoever.
6.11.    Tax Forms.
(a)    (i)    Each Lender, and each holder of a participation interest herein, that is not a "United States person" (a "Foreign Lender") within the meaning of Section 7701(a)(30) of the Code shall deliver to Administrative Agent, prior to receipt of any payment subject to withholding (or upon accepting an assignment or receiving a participation interest herein), two duly signed completed copies of either Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to a complete exemption from withholding on all payments to be made to such Foreign Lender by Borrower pursuant to this Agreement) or Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by Borrower pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence satisfactory to Borrower and Administrative Agent that such Foreign Lender is entitled to an exemption from or reduction of, United States withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States Laws and regulations to avoid, or such evidence as is satisfactory to Borrower and Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by Borrower pursuant to the Loan Documents, (B) promptly notify Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lenders, and as may be reasonably necessary (including the re-designation of its lending office, if any) to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.
(ii)    Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of United States Internal Revenue Service Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.
(iii)    Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 1.11, (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an United States Internal Revenue Service Form W-8IMY pursuant to this subsection (a) of this Section, or (B) if such Lender shall have failed to satisfy the foregoing provisions of this subsection (a); provided that if such Lender shall have satisfied the requirement of this subsection (a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this subsection (a) shall relieve Borrower of its obligation to pay any amounts pursuant to Section 1.11 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.
(iv)    Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which Borrower is not required to pay additional amounts under this subsection (a).
(b)    Upon the request of Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to Administrative Agent two duly signed completed copies of United States Internal Revenue Service Form W-9. If such Lender fails to deliver such forms, then Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.
(c)    If any Tribunal asserts that Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify Administrative Agent therefor, including all penalties and interest and costs and expenses (including attorney fees) of Administrative Agent. The obligation of Lenders under this subsection shall survive the removal or replacement of a Lender, the payment of all Indebtedness and the resignation or replacement of Administrative Agent.
6.12.    Further Assurances. Borrower will, upon Administrative Agent's request, (a) promptly correct any defect, error or omission in any Loan Document; (b) execute, acknowledge, deliver, procure, record or file such further instruments and do such further acts as Administrative Agent deems reasonably necessary, desirable or proper to carry out the purposes of the Loan Documents and to identify and subject to the liens and security interest of the Loan Documents any property intended to be covered thereby, including any renewals, additions, substitutions, replacements, or appurtenances to the Property; (c) execute, acknowledge, deliver, procure, file or record any document or instrument Administrative Agent deems necessary, desirable, or proper to protect the liens or the security interest under the Loan Documents against the rights or interests of third persons; and (d) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts deemed necessary, desirable or proper by Administrative Agent to comply with the requirements of any agency having jurisdiction over Administrative Agent. In addition, at any time, and from time to time, upon request by Administrative Agent or any Lender, Borrower will, at Borrower's expense, provide any and all further instruments, certificates and other documents as may, in the opinion of Administrative Agent or such Lender, be necessary or desirable in order to verify Borrower's identity and background in a manner satisfactory to Administrative Agent or such Lender.
6.13.    Inducement to Lenders. The representations and warranties contained in this Agreement and the other Loan Documents (a) are made to induce Lenders to make the Loan and extend any other credit to or for the account of Borrower pursuant hereto, and Administrative Agent and Lenders are relying thereon, and will continue to rely thereon, and (b) shall survive any bankruptcy proceedings involving Borrower, Guarantor or the Property, foreclosure, or conveyance in lieu of foreclosure.
6.14.    Forum. Each party to this Agreement hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court, or any United States federal court, sitting in the State specified in Section 6.2 of this Agreement and to the jurisdiction of any state court or any United States federal court, sitting in the state in which any of the Property is located, over any suit, action or proceeding arising out of or relating to this Agreement or the Indebtedness. Each party to this Agreement hereby irrevocably waives, to the fullest extent permitted by Law, any objection that they may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Each party to this Agreement hereby agrees and consents that, in addition to any methods of service of process provided for under applicable Law, all service of process in any such suit, action or proceeding in any state court, or any United States federal court, sitting in the state specified in Section 6.2 may be made by certified or registered mail, return receipt requested, directed to such party at its address for notice stated in the Loan Documents, or at a subsequent address of which Administrative Agent received actual notice from such party in accordance with the Loan Documents, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Administrative Agent to serve process in any manner permitted by Law or limit the right of Administrative Agent to bring proceedings against any party in any other court or jurisdiction.
6.15.    Interpretation. References to "Dollars", "$", "money", "payments" or other similar financial or monetary terms are references to lawful money of the United States of America. References to Articles, Sections, and Exhibits are, unless specified otherwise, references to articles, sections and exhibits of this Agreement. Words of any gender shall include each other gender. Words in the singular shall include the plural and words in the plural shall include the singular. References to Borrower or Guarantor shall mean, each person comprising same, jointly and severally. References to "persons" shall include both natural persons and any legal entities, including public or governmental bodies, agencies or instrumentalities. The words "include" and "including" shall be interpreted as if followed by the words "without limitation". Captions and headings in the Loan Documents are for convenience only and shall not affect the construction of the Loan Documents.
6.16.    No Partnership, etc. The relationship between Lenders (including Administrative Agent) and Borrower is solely that of lender and borrower. Neither Administrative Agent nor any Lender has any fiduciary or other special relationship with or duty to Borrower and none is created by the Loan Documents. Nothing contained in the Loan Documents, and no action taken or omitted pursuant to the Loan Documents, is intended or shall be construed to create any partnership, joint venture, association, or special relationship between Borrower and Administrative Agent or any Lender or in any way make Administrative Agent or any Lender a co‑principal with Borrower with reference to the Project, the Property or otherwise. In no event shall Administrative Agent's or Lenders' rights and interests under the Loan Documents be construed to give Administrative Agent or any Lender the right to control, or be deemed to indicate that Administrative Agent or any Lender is in control of, the business, properties, management or operations of Borrower.
6.17.    Records. The unpaid amount of the Loan and the amount of any other credit extended by Administrative Agent or Lenders to or for the account of Borrower set forth on the books and records of Administrative Agent shall be presumptive evidence of the amount thereof owing and unpaid, but failure to record any such amount on Administrative Agent's books and records shall not limit or affect the obligations of Borrower under the Loan Documents to make payments on the Loan when due.
6.18.    Commercial Purpose. Borrower warrants that the Loan is being made solely to acquire or carry on a business or commercial enterprise, and/or Borrower is a business or commercial organization. Borrower further warrants that all of the proceeds of this Loan shall be used for commercial purposes and stipulates that the Loan shall be construed for all purposes as a commercial loan, and is made for other than personal, family, household or agricultural purposes.
6.19.    WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THEY MAY BE A PARTY, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO, ANY NOTE, THE LOAN AGREEMENT, THE MORTGAGE OR ANY OF THE OTHER LOAN DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTION OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO ANY NOTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY EACH PARTY TO THIS AGREEMENT, AND THEY HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE EXECUTION OF THE LOAN DOCUMENTS AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
6.20.    Service of Process. Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Loan by (a) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to Borrower and (b) serving a copy thereof upon Robert Masters, the agent hereby designated and appointed by Borrower as Borrower's agent for service of process. Borrower irrevocably agrees that such service shall be deemed to be service of process upon Borrower in any such suit, action, or proceeding. Nothing in any Note shall affect the right of Administrative Agent to serve process in any manner otherwise permitted by Law and nothing in any Note will limit the right of Administrative Agent on behalf of Lenders otherwise to bring proceedings against Borrower in the courts of any jurisdiction or jurisdictions.
6.21.    USA Patriot Act Notice. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrower in accordance with the Act.
6.22.    Entire Agreement. The Loan Documents constitute the entire understanding and agreement between Borrower, Administrative Agent and Lenders with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between Borrower, Administrative Agent and Lenders with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment letter, letter of intent or quote letter by

Administrative Agent or any Lender to make the Loan are merged into the Loan Documents. Neither Administrative Agent nor any Lender has made any commitments to extend the term of the Loan past its stated maturity date or to provide Borrower with financing except as set forth in the Loan Documents. Except as incorporated in writing into the Loan Documents, there are not, and were not, and no persons are or were authorized by Administrative Agent or any Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.
BORROWER FURTHER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF ADMINISTRATIVE AGENT OR LENDERS WITH RESPECT TO THIS AGREEMENT, THE NOTES OR OTHERWISE IN RESPECT OF THE LOAN, ANY AND EVERY RIGHT BORROWER MAY HAVE TO (X) INJUNCTIVE RELIEF, (Y) INTERPOSE ANY COUNTERCLAIM THEREIN, OTHER THAN A COMPULSORY COUNTERCLAIM, AND (Z) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING CONTAINED IN THE IMMEDIATELY PRECEDING SENTENCE SHALL PREVENT OR PROHIBIT BORROWER FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST LENDER WITH RESPECT TO ANY ASSERTED CLAIM.
6.23.    Limitation on Liability. Borrower waives any right to assert or make any claim against Administrative Agent or any Lender (or to sue Administrative Agent or any Lender upon any claim for) any special, indirect, incidental, punitive or consequential damages in respect of any breach or wrongful conduct (whether the claim is based on contract, tort or duty imposed by law) in connection with, arising out of or in any way related to this Agreement, the other Loan Documents or the transactions contemplated hereby and/or thereby, or any act, omission or event in connection therewith.
6.24.    Third Parties; Benefit. All conditions to the obligation of Lenders or Administrative Agent to make advances hereunder are imposed solely and exclusively for the benefit of Lenders, Administrative Agent and their assigns and no other persons shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lenders or Administrative Agent will refuse to make advances in the absence of strict compliance with any or all thereof and no other person shall, under any circumstances, be deemed to be the beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lenders or Administrative Agent at any time in the sole and absolute exercise of their discretion. The terms and provisions of this Agreement and the other Loan Documents are for the benefit of the parties hereto and, except as herein specifically provided, no other person shall have any right or cause of action on account thereof.
6.25.    Rules of Construction. The words "hereof", "herein", "hereunder", "hereto", and other words of similar import refer to this Agreement in its entirety. The terms "agree" and "agreements" mean and include "covenant" and "covenants". The words "include" and "including" shall be interpreted as if followed by the words "without limitation". The captions and headings contained in this Agreement are included herein for convenience of reference only and shall not be considered a part hereof and are not in any way intended to define, limit or enlarge the terms hereof. All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to the Loan Documents are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, (d) to the Land, the Improvements or the Property shall mean all or any portion of each of the foregoing, respectively, and (e) to Articles, Sections and Schedules are to the respective Articles, Sections and Schedules contained in this Agreement unless expressly indicated otherwise.
6.26.    Cross-Default. This Loan shall be cross-defaulted with any and all other loans which Borrower (or any entity included within Borrower shall have from any Lender (or any subsidiary or affiliated entity of Lender) during the term of this Loan, whether existing as of the date of this Agreement or subsequently made. A default under any of the above-described loans or credit facilities shall constitute a Default under this Loan; however, a Default under this Loan shall not in itself constitute a Default under the above-described other loans unless and to the extent expressly set forth in the agreements and instruments governing such other loans.

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IN WITNESS WHEREOF, this Agreement is EXECUTED and DELIVERED UNDER SEAL as of September 30, 2011.
BORROWER:

125 MAIN STREET ASSOCIATES LLC, a Connecticut limited liability company

By:	Acadia Westport LLC, its managing member

By /s/ Robert Masters
Robert Masters
Senior Vice President

Borrower's Address for Notices:

c/o Acadia Realty Trust
1311 Mamaroneck Avenue, Suite 260
White Plains, New York 10605
Telephone:    914-288-8100
Telefax:    914-428-3646
Email:    rmasters@acadiarealty.com

Borrower's Federal Tax Identification Number: 26‑1187916

BANK OF AMERICA, N.A., a national banking association, individually as Administrative Agent and a Lender

By /s/ Gregory Egli
Gregory Egli
Senior Vice President

Lender's Address for Notices:

Bank of America, N.A.
One Bryant Park, 35th Floor
New York, New York 10036

EXHIBIT A

Legal Description of Land

ALL that certain tract or parcel of land, together with the buildings and improvements thereon, situated in the Town of Westport, County of Fairfield and State of Connecticut, being more particularly bounded and described as follows:
Northerly by land now or formerly of Madeleine H. Pell, now or formerly of Marie and Joseph Sarno, each in part, 103.72 feet;
Easterly 70.02 feet by Main Street;
Southerly 124.62 feet by land now or formerly of the Est. of Thomas Morelick;
Westerly 92.20 feet by the Parker-Harding Plaza of the Town of Westport.
For a more particular description of said premises, reference may be had to a certain map entitled "Survey Prepared For Colonial Buildings, Inc., Westport, Conn., Scale 1"=20', Dec., 1962, Certified Substantially Correct, Charles S. Lyman, Land Surveyor", which map is on file in the Office of the Town Clerk of the Town of Westport as Map No. 5486.

EXHIBIT B

Definitions and Financial Statements

1.Definitions: As used in this Agreement and the attached exhibits, the following terms shall have the following meanings:
"Additional Interest" means all payments required to be made by Borrower under a Swap Contract.
"Adjusted Net Operating Income" means Operating Income less the sum of (i) Adjusted Operating Expenses plus (ii) the Vacancy and Credit Loss Factor.
"Adjusted Operating Expenses" means the aggregate amount of all actual operating expenses of the Property paid by Borrower in the most recently ended six (6) month period for which Borrower has delivered financial statements to Administrative Agent, annualized, provided that the amount of management fees included in Adjusted Operating Expenses shall be equal to the greater of (x) actual management fees paid by Borrower with respect to such period or (y) 2.0% of the operating income received by Borrower during such period. Until either Gap, Inc. or one or more other tenants leasing 15,000 square feet or more have opened for business in the Improvements such that six (6) months of historical operating expenses are available, Borrower will be required to annualize the actual expenses for the available period and such calculation will be subject to adjustment in Administrative Agent's reasonable discretion. Adjusted Operating Expenses shall exclude from expenses payments of principal and interest under the Loan Documents and other expenses payable to Administrative Agent and Lenders pursuant to the Loan Documents, capital expenditures, Tenant Improvement Costs, leasing commissions and extraordinary items of expense.
"Administrative Agent" means Bank of America, N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
"Administrative Agent Advances" has the meaning set forth in Section 1.14 of this Agreement.
"Administrative Agent's Office" means Administrative Agent's address and, as appropriate, account as set forth on the Schedule of Lenders, or such other address or account as Administrative Agent hereafter may from time to time notify Borrower and Lenders.
"Administrative Agent's Time" means the time of day observed in the city where Administrative Agent's Office is located.
"Advance" means the advance of the Loan Amount on or about the date hereof.
"Affiliate" means any person directly or indirectly through one or more intermediaries controlling, controlled by, or under direct or indirect common control with, such person. A person shall be deemed to be "controlled by" any other person if such other person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners or the equivalent; or (b) to direct or cause the direction of the management and policies of such person whether by contract or otherwise.
"Agent-Related Persons" means Administrative Agent, together with its Affiliates (including Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such persons and Affiliates.
"Aggregate Commitments" means the Commitments of all Lenders.

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"Agreement" has the meaning set forth in the introductory paragraph of this Agreement, and includes all exhibits attached hereto and referenced in Section 1.1.
"Amortization Date" has the meaning set forth in Section 1.12 of this Agreement.
"Appraised Value" means the value shown on the appraisal of the Property delivered to Administrative Agent prior to the date hereof.
"Arranger" means Banc of America Securities LLC, in its capacity as sole arranger and sole book manager.
"Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit L.
"Base Rate" means, on any day, a simple rate per annum equal to the sum of the Prime Rate for that day plus the Base Rate Margin. Without notice to Borrower or anyone else, the Base Rate shall automatically fluctuate upward and downward as and in the amount by which the Prime Rate fluctuates.
"Base Rate Margin" means 2.35% per annum.
"Base Rate Principal" means, at any time, the Principal Debt minus the portion, if any, of such Principal Debt which is LIBOR Rate Principal.
"BBA LIBOR Daily Floating Rate" has the meaning set forth in Section 1.7.1 of this Agreement.
"Borrower" has the meaning set forth in the introductory paragraph of this Agreement.
"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Administrative Agent's Office is located.
"Closing Checklist" means that certain Closing Requirements and Checklist setting forth the conditions for closing the Loan and recording the Mortgage.
"Code" has the meaning set forth in Section 2.15.
"Commitment" means, as to each Lender, its obligation to advance its Pro Rata Share of the Loan in an aggregate principal amount not exceeding the amount set forth opposite such Lender's name on the Schedule of Lenders at any one time outstanding, as such amount may be adjusted from time to time in accordance with this Agreement.
"Debt" means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership

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or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock, (h) all obligations of such Person in respect of interest rate hedge agreements, (i) all debt of others referred to in clauses (a) through (h) above or clause (j) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such debt or to fund or supply monies for the payment or purchase of such debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such debt or to assure the holder of such debt against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (j) all debt referred to in clauses (a) through (h) above of another Person secured by (or for which the holder of such debt has an existing right, contingent or otherwise, to be secured by) any lien on property (including, without limitation, accounts, contract rights or inventory) owned by such Person, even though such Person has not assumed or become liable for the payment of such debt.
"Debt Service Coverage Ratio" means the ratio, as of any date of calculation, of (a) the Adjusted Net Operating Income to (b) the Debt Service Payments.
"Debt Service Payments" means the annual amount of principal and interest payments that would be payable on the Principal Debt) based upon a thirty (30) year self liquidating mortgage amortization schedule at an annual assumed interest rate equal to the greatest of (i) 7.0%, (ii) the "Ten Year Treasury Rate Obligation" (as hereinafter defined) as of any date of calculation plus 2.50% and (iii) the actual interest applicable to the Loan as of any date of calculation. The "Ten Year Treasury Rate Obligation" shall mean the rate determined by Administrative Agent to be the week ending yield on United States treasury securities, adjusted to a constant maturity of ten years, as published by the United States Federal Reserve Board in the then most currently available Statistical Release H.15 (519) (or, if not published at such time, such other comparable statistical release then published by the United States Federal Reserve Board) rounded to the next highest 1/8 of 1%.
"Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
"Default" has the meaning set forth in Section 4.1 of this Agreement.
"Defaulting Lender" means a Lender that fails to pay its Pro Rata Share of a Payment Amount within five (5) Business Days after notice from Administrative Agent, until such Lender cures such failure as permitted in this Agreement.
"Defaulting Lender Amount" means the Defaulting Lender's Pro Rata Share of a Payment Amount.
"Defaulting Lender Payment Amounts" means a Defaulting Lender Amount plus interest from the date such Defaulting Lender Amount was funded by Administrative Agent and/or an Electing Lender, as applicable, to the date such amount is repaid to Administrative Agent and/or such Electing Lender, as applicable, at the rate per annum applicable to such Defaulting Lender Amount under the Loan or otherwise at the Base Rate.
"Eligible Assignee" has the meaning set forth in Section 6.5.
"Environmental Agreement" means the Environmental Indemnity Agreement of even date

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herewith by and among Borrower, Guarantor and Administrative Agent for the benefit of Lenders.
"Excusable Delay" means a delay, not to exceed a total of thirty (30) days, caused by unusually adverse weather conditions which have not been taken into account in the construction schedule, fire, earthquake or other acts of God, strikes, lockouts, acts of public enemy, riots or insurrections or any other unforeseen circumstances or events beyond the control of Borrower (except financial circumstances or events or matters which may be resolved by the payment of money), and as to which Borrower notifies Administrative Agent in writing within five (5) days after such occurrence; provided, however, no Excusable Delay shall extend the Maturity Date or suspend or abate any obligation of Borrower or any Guarantor or any other person to pay any money.
"Extension Maturity Date" has the meaning set forth in Section 1.12 of this Agreement.
"Extension Term" has the meaning set forth in Section 1.12 of this Agreement.
"Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upwards to the next higher 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by Administrative Agent.
"Financial Statements" means (i) for each reporting party other than an individual, a balance sheet, income statement, statements of cash flow and amounts and sources of contingent liabilities, a reconciliation of changes in equity and liquidity verification, and unless Administrative Agent otherwise consents, consolidated statements if the reporting party is a holding company or a parent of a subsidiary entity; and (ii) for each reporting party who is an individual, a balance sheet, statements of amount and sources of contingent liabilities, sources and uses of cash and liquidity verification and, unless Administrative Agent otherwise consents, Financial Statements for each entity owned or jointly owned by the reporting party. For purposes of this definition and any covenant requiring the delivery of Financial Statements, each party for whom Financial Statements are required is a "reporting party" and a specified period to which the required Financial Statements relate is a "reporting period".
"First Extension Term" has the meaning set forth in Section 1.12 of this Agreement.
"Funding Date" means the date on which an advance of Loan proceeds shall occur.
"Guarantor" means Acadia Strategic Opportunity Fund III LLC, a Delaware limited liability company, whether one or more, and if more than one, each one individually or all collectively.
"Improvements" means all buildings and other improvements constructed on the Land, together with all fixtures, tenant improvements, and appurtenances now or later to be located on the Land and/or in such improvements.
"Indebtedness" means any and all indebtedness to Administrative Agent or Lenders evidenced, governed or secured by, or arising under, any of the Loan Documents, including the Loan.
"Indemnified Liabilities" has the meaning set forth in Section 6.1.
"Land" means the real property described in Exhibit A.

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"Laws" means all constitutions, treaties, statutes, laws, ordinances, regulations, rules, orders, writs, injunctions, or decrees of the United States of America, any state or commonwealth, any municipality, any foreign country, any territory or possession, or any Tribunal.
"Lender" means each lender from time to time party to this Agreement.
"Lending Office" means, as to any Lender, the office or offices of such Lender described as such on the Schedule of Lenders, or such other office or offices as such Lender may from time to time notify Borrower and Administrative Agent.
"LIBOR Business Day" means a Business Day which is also a London Banking Day.
"LIBOR Margin" means 2.35% per annum.
"LIBOR Rate Principal" means any portion of the Principal Debt which bears interest at an applicable BBA Daily Floating LIBOR Rate at the time in question.
"Leases" means any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.
"Loan" means the loan by Lenders to Borrower, in the maximum amount of the Loan Amount.
"Loan Amount" means $12,500,000.
"Loan Documents" means this Agreement (including all exhibits), the Mortgage, any Note, the Environmental Agreement, any guaranty, financing statements and such other documents evidencing, securing or pertaining to the Loan as shall, from time to time, be executed and/or delivered by Borrower, Guarantor, or any other party to Administrative Agent or any Lender pursuant to this Agreement, as they may be amended, modified, restated, replaced and supplemented from time to time.
"Loan to Value Ratio" is defined in Section 2.5.
"London Banking Day" means a day on which dealings in dollar deposits are conducted by and between banks in the London interbank eurodollar market.
"Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the Project, or the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of Borrower or Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any party to the Loan Documents to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any party to the Loan Documents of any Loan Document to which it is a party.
"Material Contract" means any contract for the performance of any work or the supplying of any labor, materials or services which exceeds $100,000 per annum.
"Maturity Date" means September 30, 2014, as it may be earlier terminated or extended in

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accordance with the terms hereof.
"Monthly Principal Amount" has the meaning set forth in Section 1.12 of this Agreement.
"Mortgage" means that certain Open End Mortgage, Assignment of Leases and Rents and Security Agreement in the Loan Amount dated as of the date hereof from Borrower to Administrative Agent, securing repayment of the Indebtedness and Borrower's performance of its other obligations to Administrative Agent and Lenders under the Loan Documents, as amended, modified, supplemented, restated and replaced from time to time.
"Notes" means, collectively, the Note or Notes in the maximum principal amount of the Loan, substantially in the form of Exhibit M as amended, modified, replaced, restated, extended or renewed from time to time.
"Obligations" means all liabilities, obligations, covenants and duties (including, without limitation, paying all Additional Interest) of, any party to a Loan Document arising under or otherwise with respect to any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any party to a Loan Document or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceedings.
"Operating Income" means the aggregate rentals and all other revenue (unless excluded pursuant hereto) of the Property as projected by Borrower and approved by Administrative Agent from only executed bona fide leases, licenses and other occupancy agreements of the Property which are in full force and effect (excluding tenants who are not obligated to commence payment of full base rent within six (6) months) as to which the tenant thereunder is not the subject of any bankruptcy proceeding has not given notice that it intends to vacate and is not in default under its lease, beyond any applicable notice or cure periods set forth therein for the twelve (12) months following the date of calculation. Operating Income shall exclude all extraordinary items of income, all amounts paid to Borrower for tenant alterations in connection with the leasing of space at the Property, all amounts payable to Borrower under leases with affiliates of Borrower, as tenant, or with Borrower, as tenant (unless Administrative Agent otherwise agrees) and, with respect to any lease providing for a reduction in the rentals payable under such lease at any time during the term thereof, base rentals in excess of the lowest base rentals payable under such lease (other than during any period of rent concessions made with respect to consecutive monthly periods commencing with the first month of the term of such lease), but notwithstanding the preceding, including reimbursements for operating expenses and percentage rent pursuant to executed leases, provided a sales report is provided by the applicable tenant.
"Payment Amount" means an advance of the Loan, an unreimbursed Administrative Agent Advance, an unreimbursed Indemnified Liability or any other amount that a Lender is required to fund under this Agreement.
"Person" means an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature.
"Plans" means the plans and specifications related to any Tenant Improvements or the Improvements.
"Potential Default" means any condition or event which with the giving of notice or lapse of

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time or both would, unless cured or waived, become a Default.
"Prime Rate" means, on any day, the rate of interest per annum then most recently established by Administrative Agent as its "prime rate", it being understood and agreed that such rate is set by Administrative Agent as a general reference rate of interest, taking into account such factors as Administrative Agent may deem appropriate, that it is not necessarily the lowest or best rate actually charged to any customer or a favored rate, that it may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general, and that Administrative Agent may make various business or other loans at rates of interest having no relationship to such rate. If Administrative Agent (including any subsequent Administrative Agent) ceases to exist or to establish or publish a prime rate from which the Prime Rate is then determined, the applicable variable rate from which the Prime Rate is determined thereafter shall be instead the prime rate reported in The Wall Street Journal (or the average prime rate if a high and a low prime rate are therein reported), and the Prime Rate shall change without notice with each change in such prime rate as of the date such change is reported.
"Principal Debt" means the aggregate unpaid principal balance of the Loan at the time in question.
"Pro Rata Share" means, with respect to each Lender at any time, a fraction expressed as a percentage, the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time or, if the Aggregate Commitments have been terminated, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the total outstanding amount of all Indebtedness held by such Lender at such time and the denominator of which is the total outstanding amount of all Indebtedness at such time. The initial Pro Rata Share of each Lender named on the signature pages hereto is set forth opposite the name of that Lender on the Schedule of Lenders.
"Project" means the acquisition of the Land, the construction of the Improvements, and if applicable, the leasing and operation of the Improvements.
"Property" means the Land, the Improvements and all other property constituting the "Mortgage Property", as described in the Mortgage, or subject to a right, lien or security interest to secure the Loan pursuant to any other Loan Document.
"Required Lenders" means as of any date of determination at least two Lenders having more than 50% of the Aggregate Commitments or, if the Aggregate Commitments have been terminated, at least two Lenders holding in the aggregate more than 50% of the total outstanding amount of all Indebtedness; provided that the Commitment of, and the portion of the total outstanding amount of all Indebtedness held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
"Schedule of Lenders" means the schedule of Lenders party to this Agreement as set forth on Exhibit N, as it may be modified from time to time in accordance with this Agreement.
"Second Extension Term" has the meaning set forth in Section 1.12 of this Agreement.
"Subsidiary" means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries.

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"Survey" means a survey prepared in accordance with Exhibit G or as otherwise approved by Administrative Agent in its sole discretion.
"Swap Contract" means any agreement, whether or not in writing, relating to any Swap Transaction, including, unless the context otherwise clearly requires, any form of master agreement (the "Master Agreement") published by the International Swaps and Derivatives Association, Inc., or any other master agreement, entered into prior to the date hereof or any time after the date hereof, between Swap Counterparty and Borrower (or its Affiliate), together with any related schedule and confirmation, as amended, supplemented, superseded or replaced from time to time.
"Swap Counterparty" means Lender or its Affiliate, in its capacity as counterparty under any Swap Contract.
"Swap Transaction" means any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, note or bill option, interest rate option, forward foreign exchange transaction, cap transaction, collar transaction, floor transaction, currency swap transaction, cross-currency rate swap transaction, swap option, currency option, credit swap or default transaction, T-lock, or any other similar transaction (including any option to enter into the foregoing) or any combination of the foregoing, entered into prior to the date hereof or anytime after the date hereof between Swap Counterparty and Borrower (or its Affiliate) so long as a writing, such as a Swap Contract, evidences the parties' intent that such obligations shall be secured by the Mortgage.
"Taxes" has the meaning set forth in Section 1.11.
"Tenant Improvements" means all work to be completed by Borrower pursuant to any Lease.
"Title Company" means Chicago Title Insurance Company.
"Title Insurance" means the loan policy or policies of title insurance issued to Administrative Agent for the benefit of Lenders by the Title Company, in an amount equal to the maximum principal amount of the Loan, insuring the validity and priority of the Mortgage encumbering the Land and Improvements for the benefit of Administrative Agent and Lenders.
"Transfer Tax" has the meaning set forth in Section 2.16.
"Tribunal" means any state, commonwealth, federal, foreign, territorial or other court or governmental department, commission, board, bureau, district, authority, agency, central bank, or instrumentality, or any arbitration authority.
"Vacancy and Credit Loss Factor" means an amount (which amount can be $0 but cannot be less than $0) determined by multiplying Operating Income by the lesser of (i) 5% or (ii) the amount, stated as a percentage of total rentable retail area, by which total rented retail area at the time of calculation exceeds 95% of total rentable retail area.
2.Financial Statements:
Borrower shall provide or cause to be provided to Administrative Agent with a copy for each Lender all of the following:
(a)Financial Statements of Borrower,: (i) for each fiscal year of such reporting party, as soon as reasonably practicable and in any event within ninety (90) days after the close of each fiscal

8

year; and (ii) for each fiscal quarter of such reporting party, as soon as reasonably practicable and in any event within sixty (60) days after the close of each fiscal quarter.
(b)Financial Statements of each Guarantor: (i) for each fiscal year of such Guarantor, as soon as reasonably practicable and in any event within one hundred twenty (120) days after the close of each fiscal year; or (ii) for each fiscal quarter of such Guarantor, as soon as reasonably practicable and in any event within sixty (60) days after the close of each fiscal quarter.
(c)(i) Prior to the beginning of each fiscal year of Borrower, a capital and operating budget for the Property and (ii) for each calendar quarter (and for the fiscal year through the end of that month) (A) a statement of all income and expenses in connection with the Property and (B) a current leasing status report (including tenants' names, occupied tenant space, lease terms, rents, vacant space and proposed rents), including in each case a comparison to the budget, as soon as reasonably practicable but in any event within fifteen (15) days after the end of each such quarter, certified in writing as true and correct by a representative of Borrower satisfactory to Administrative Agent. Items provided under this paragraph shall be in form and detail satisfactory to Administrative Agent.
(d)At the time of submitting, and together with, Borrower's quarterly financial statements, Borrower shall submit a certificate representing and warranting (i) that no Default or Potential Default exists, or specifying any and all Defaults or Potential Defaults which do exist at the time and (ii), commencing with the delivery of financial statements for the period in which the Debt Service Coverage Ratio Covenant in Section 2.5(b) applies, whether or not the financial covenants set forth in Section 2.5 are in compliance, including a reasonably detailed calculation of such compliance or non-compliance. At the time of submitting (or prior to the date due, in the case of deemed submission by virtue of filings with the Securities and Exchange Commission as set forth above), and together with, Guarantor's quarterly financial statements, Guarantor shall submit a detailed certificate of the compliance of the financial covenants set forth in the Guaranty.
(e)From time to time promptly after Administrative Agent's request, such additional information, reports and statements respecting the Property and the Improvements, or the business operations and financial condition of each reporting party, as Administrative Agent may reasonably request.
All Financial Statements shall be in form and detail satisfactory to Administrative Agent and shall contain or be attached to the signed and dated written certification of the reporting party in form specified by Administrative Agent to certify that the Financial Statements are furnished to Administrative Agent in connection with the extension of credit by Lenders and constitute a true and correct statement of the reporting party's financial position. All certifications and signatures on behalf of corporations, partnerships or other entities shall be by a representative of the reporting party satisfactory to Administrative Agent. All Financial Statements for a reporting party who is an individual shall be on Administrative Agent's then‑current personal financial statement form or in another form satisfactory to Administrative Agent. All fiscal year‑end Financial Statements of Guarantor shall be audited, without any qualification or exception not acceptable to Administrative Agent, by independent certified public accountants acceptable to Administrative Agent, and shall contain all reports and disclosures required by generally accepted accounting principles (without giving effect to straightlining of rent or FAS 141R adjustments) for a fair presentation. All fiscal year‑end Financial Statements of Borrower shall be compiled or reviewed by independent certified public accountants acceptable to Administrative Agent, or may be prepared by the reporting party. All quarterly Financial Statements shall be compiled or reviewed by independent certified public accountants acceptable to Administrative Agent, or may be prepared by the reporting party. As of the date hereof, the firm of certified public accountants BDO USA is acceptable to Administrative Agent.

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10

1

EXHIBIT C

CONDITIONS PRECEDENT TO THE ADVANCE

As conditions precedent to the Advance, if and to the extent required by Administrative Agent, Administrative Agent shall have received and approved the following:
1.Fees and Expenses. Any and all required commitment and other fees, and evidence satisfactory to Administrative Agent that Borrower has paid all other fees, costs and expenses (including the fees and costs of Administrative Agent's counsel) then required to be paid pursuant to this Agreement and all other Loan Documents, including, without limitation, all fees, costs and expenses that Borrower is required to pay pursuant to any loan application or commitment.
2.Financial Statements. The Financial Statements of Borrower and Guarantor or any other party required by any loan application or commitment or otherwise required by Administrative Agent.
3.Appraisal. A market value appraisal of the Property made within one hundred eighty (180) days prior to the date of this Agreement, which appraises the Property on a "completed value" basis at not less than the minimum Appraised Value to be in compliance with the Loan to Value Ratio covenant in Section 2.5. The appraiser and appraisal must be satisfactory to Administrative Agent (including satisfaction of applicable regulatory requirements) and the appraiser must be engaged directly by Administrative Agent.
4.Authorization. Evidence Administrative Agent requires of the existence, good standing, authority and capacity of Borrower, each Guarantor, and their respective constituent partners, members, managers and owners (however remote) to execute, deliver and perform their respective obligations to Administrative Agent and Lenders under the Loan Documents, including:
(a)For each partnership (including a joint venture or limited partnership): (i) a true and complete copy of an executed partnership agreement or limited partnership agreement, and all amendments thereto; (ii) for each limited partnership, a copy of the certificate of limited partnership and all amendments thereto accompanied by a certificate issued by the appropriate governmental official of the jurisdiction of formation that the copy is true and complete, and evidence Administrative Agent requires of registration or qualification to do business in the state where Borrower's principal place of business is located and the state where the Project is located, and (iii) a partnership affidavit certifying who will be authorized to execute or attest any of the Loan Documents, and a true and complete copy of the partnership resolutions approving the Loan Documents and authorizing the transactions contemplated in this Agreement and the other Loan Documents.
(b)For each corporation: (i) a true and complete copy of its articles of incorporation and by‑laws, and all amendments thereto, a certificate of incumbency of all of its officers who are authorized to execute or attest to any of the Loan Documents, and a true and complete copy of resolutions approving the Loan Documents and authorizing the transactions contemplated in this Agreement and the other Loan Documents; and (ii) certificates of existence, good standing and qualification to do business issued by the appropriate governmental officials in the state of its formation and, if different, the state in which the Project is located.
(c)For each limited liability company or limited liability partnership: (i) a true and complete copy of the articles of organization and operating agreement, and all amendments thereto, a certificate of incumbency of all of its members who are authorized to execute or attest to any of the Loan Documents, and a true and complete copy of resolutions approving the Loan Documents and

2

authorizing the transactions contemplated in this Agreement and the other Loan Documents; and (ii) certificates of existence, good standing and qualification to do business issued by appropriate governmental officials in the state of its formation and, if different, the state in which the Property is located.
(d)For each entity or organization that is not a corporation, partnership, limited partnership, joint venture, limited liability company or limited liability partnership, a copy of each document creating it or governing the existence, operation, power or authority of it or its representatives.
(e)All certificates, resolutions, and consents required by Administrative Agent applicable to the foregoing.
5.Loan Documents. From Borrower, Guarantor and each other person required by Administrative Agent, duly executed, acknowledged and/or sworn to as required, and delivered to Administrative Agent (with a copy for each Lender) all Loan Documents then required by Administrative Agent, dated the date of this Agreement, each in form and content satisfactory to Administrative Agent, and evidence Administrative Agent requires that the Mortgage has been recorded in the official records of the city or county in which the Property is located and UCC-1 financing statements have been filed in all filing offices that Administrative Agent may require.
6.Opinions. The written opinion of counsel satisfactory to Administrative Agent for Borrower, each Guarantor, and any other persons or entities addressed to Administrative Agent for the benefit of Lenders, dated the date of this Agreement.
7.Survey; No Special Flood Hazard. (a) two (2) prints of an original survey (with a copy for each Lender) of the Land and improvements thereon dated not more than sixty (60) days prior to the date of this Agreement (or dated such earlier date, if any, as is satisfactory to the Title Company, but in any event not more than one hundred eighty (180) days prior to the date of this Agreement) satisfactory to Administrative Agent and the Title Company and otherwise, to the extent required by Administrative Agent, complying with Exhibit G, and (b) a flood insurance policy (with a copy for each Lender) in an amount equal to the lesser of the maximum Loan amount or the maximum amount of flood insurance available under the Flood Disaster Protection Act of 1973, as amended, and otherwise in compliance with the requirements of the Loan Documents, or evidence satisfactory to Administrative Agent that none of the Land is located in a flood hazard area.
8.Title Insurance. An ALTA title insurance policy, issued by the Title Company (which shall be approved by Administrative Agent) in the maximum amount of the Loan plus any other amount secured by the Mortgage, on a coinsurance and/or reinsurance basis if and as required by Administrative Agent, insuring without exclusion or exception for creditors' rights that the Mortgage constitutes a valid lien covering the Land and all Improvements thereon, having the priority required by Administrative Agent and subject only to those exceptions and encumbrances (regardless of rank or priority) Administrative Agent approves, in a form acceptable to Administrative Agent, and with all "standard" exceptions which can be deleted, including the exception for matters which a current survey would show, deleted to the fullest extent authorized under applicable title insurance rules, and Borrower shall satisfy all requirements therefor permitted; containing no exception for standby fees or real estate taxes or assessments other than those for the year in which the closing occurs to the extent the same are not then due and payable and endorsed "not yet due and payable" and no exception for subsequent assessments for prior years; providing full coverage against mechanics' and materialmen's liens to the extent authorized under applicable title insurance rules, and Borrower shall satisfy all requirements therefor; insuring that no restrictive covenants shown in the Title

3

Insurance have been violated, and that no violation of the restrictions will result in a reversion or forfeiture of title; insuring all appurtenant easements; insuring that fee simple indefeasible or marketable (as coverage is available) fee simple title to the Land and Improvements is vested in Borrower; containing such affirmative coverage and endorsements (including the standard New York endorsements) as Administrative Agent may require and are available under applicable title insurance rules, and Borrower shall satisfy all requirements therefor; insuring any easements, leasehold estates or other matters appurtenant to or benefiting the Land and/or the Improvements as part of the insured estate; insuring the right of access to the Land to the extent authorized under applicable title insurance rules, and Borrower shall satisfy all requirements therefor; and containing provisions acceptable to Administrative Agent regarding advances and/or readvances of Loan funds after closing. Borrower and Borrower's counsel shall not have any interest, direct or indirect, in the Title Company (or its agent) or any portion of the premium paid for the Title Insurance. The policy shall contain a pending disbursement clause in Lender's standard form or such other form approved by Lender.
9.Insurance Policies. The insurance policies initially required by Administrative Agent, pursuant to the Loan Documents, together with evidence satisfactory to Administrative Agent that all premiums therefor have been paid for a period of not less than one (1) year from the date of this Agreement and that the policies are in full force and effect.
10.Leases. (i) True and correct copies of all leases and subleases of the Improvements, and guarantees thereof which must include leases with Gap, Inc. of approximately 17,448 rentable square feet and with Retail Brand Alliance (d/b/a Brooks Brothers Women) of approximately 4,227 rentable square feet; (ii) estoppel certificates and subordination and attornment agreements (including nondisturbance agreements if and to the extent agreed by Administrative Agent in its discretion), dated within thirty (30) days prior to this Agreement and in the respective forms attached as exhibits to the Closing Checklist, or otherwise in form and content satisfactory to Administrative Agent, from the tenants and subtenants as Administrative Agent requires; (iii) evidence satisfactory to Administrative Agent of Borrower's compliance with the leases; and (iv) evidence satisfactory to Administrative Agent of the tenants' approval of all matters requiring their approval.
11.Environmental Compliance/Report. Evidence satisfactory to Administrative Agent that no portion of the Land is "wetlands" under any applicable Law and that the Land does not contain and is not within or near any area designated as a hazardous waste site by any Tribunal, that neither the Property nor any adjoining property contains or has ever contained any substance classified as hazardous or toxic (or otherwise regulated, such as, without limitation, asbestos, radon and/or petroleum products) under any Law or governmental requirement pertaining to health or the environment, and that neither the Property nor any use or activity thereon violates or is or could be subject to any response, remediation, clean‑up or other obligation under any Law or governmental requirement pertaining to health or the environment including without limitation, a written report of an environmental assessment of the Property, made within twelve (12) months prior to the date of this Agreement, by an engineering firm, and of a scope and in form and content satisfactory to Administrative Agent, complying with Administrative Agent's established guidelines, showing that there is no evidence of any such substance which has been generated, treated, stored, released or disposed of in the Property, and such additional evidence as may be required by Administrative Agent. All reports, drafts of reports, and recommendations, whether written or oral, from such engineering firm shall be made available and communicated to Administrative Agent.
12.Laws. (a) Evidence satisfactory to Administrative Agent that all applicable zoning ordinances, restrictive covenants and governmental requirements affecting the Property permit the use for which the Property is intended and have been or will be complied with without the existence of any variance, non-complying use, nonconforming use or other special exception; (b) evidence satisfactory to Administrative Agent that the Land and Improvements comply and will comply with all Laws and governmental requirements

4

regarding subdivision and platting and would so comply if the Land and the Improvements thereon were conveyed as a separate parcel; (c) a true and correct copy of valid certificates of occupancy for the Improvements, together with all other consents, licenses, permits and approvals necessary for operation of the Improvements, all in assignable form (to the extent appropriate) and in full force and effect; (d) evidence satisfactory to Administrative Agent of compliance by Borrower and the Property, use and occupancy of the Improvements, with such other applicable Laws and governmental requirements as Administrative Agent may request, including all Laws and governmental requirements regarding access and facilities for handicapped or disabled persons including, without limitation and to the extent applicable, The Federal Architectural Barriers Act (42 U.S.C. § 4151 et seq.), The Fair Housing Amendments Act of 1988 (42 U.S.C. § 3601 et seq.), The Americans With Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.), The Rehabilitation Act of 1973 (29 U.S.C. § 794), and any applicable state requirements; and (e) written evidence satisfactory to Administrative Agent that construction of the Improvements on the Land is permissible under all federal, state and local statutes, regulations and rulings protecting tidal and non-tidal wetlands and other environmentally protected areas.
13.Priority. (a) evidence satisfactory to Administrative Agent that prior to and as of the time the Mortgage was filed for record no mechanic's or materialman's lien claim or notice, lis pendens, judgment, or other claim or encumbrance against the Property has been filed for record in the county where the Property is located or in any other public record which by Law provides notice of claims or encumbrances regarding the Property; (b) a certificate or certificates of a reporting service acceptable to Administrative Agent, reflecting the results of searches made not earlier than ten (10) days prior to the date of this Agreement, (i) of the central and local Uniform Commercial Code records, showing no filings against any of the collateral for the Loan or against Borrower otherwise except as consented to by Administrative Agent; and (ii) if required by Administrative Agent, of the appropriate judgment and tax lien records, showing no outstanding judgment or tax lien against Borrower or any Guarantor.
14.Tax and Standby Fee Certificates. Evidence satisfactory to Administrative Agent (a) of the identity of all taxing authorities and utility districts (or similar authorities) having jurisdiction over the Property or any portion thereof; (b) that all taxes, standby fees and any other similar charges have been paid, including copies of receipts or statements marked "paid" by the appropriate authority; and (c) that the Land is a separate tax lot or lots with separate assessment or assessments of the Land and Improvements, independent of any other land or improvements and that the Land is a separate legally subdivided parcel.
15.Other Documents. Such other documents and certificates as Administrative Agent may reasonably request from Borrower, any Guarantor, and any other person or entity, in form and content satisfactory to Administrative Agent.
16.Borrower Identification Due Diligence. Administrative Agent and each Lender shall have received all due diligence materials they deem necessary with respect to verifying Borrower's identity and background information in a manner satisfactory to each of them.

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EXHIBIT D

MONTHLY AMORTIZATION SCHEDULE

[Attached]

Loan summary
Loan amount	12,500,000
Annual Interest rate	7.00%
Loan period In years	30
Number of paymenis per year	12
Start date of loan principal repayment	10/1/2012

Principal Payment Number	Principal Payment Date	Beginning Balance	Principal Payment	Ending Balance
1	10/1/2012	$12,500,000.00	$10,246.15	$12,489,753.85
2	11/1/2012	$12,489,753.85	$10,305.91	$12,479,447.94
3	1211/2012	$12,479,447.94	$10,366.03	$12,469,081.91
4	1/1/2013	$12,469,081.91	$10,426.50	$12,458,655.41
5	211/2013	$12,458,655.41	$10,487.32	$12,448,168.09
6	3/1/2013	$12,448,168.09	$10,548.50	$12,437,619.59
7	4/1/2013	$12,437,619.59	$10,610.03	$12,427,009.56
8	5/1/2013	$12,427,009.56	$10,671.92	$12,416,337.63
9	6/1/2013	$12,416,337.63	$10,734.18	$12,405,603.46
to	7/1/2013	$12,405,603.46	$10,796.79	$12,394,806.67
11	8/1/2013	$12,394,806.67	$ to,859.77	$12,383,946.89
12	9/1/2013	$12,383,946.89	$10,923.12	$12,373,023.77
13	10/1/2013	$12,373,023.77	$10,986.84	$12,362,036.93
14	11/1/2013	$12,362,036.93	$11,050.93	$12,350,986.00
15	1211/2013	$12,350,986.00	$11,115.39	$12,339,870.61
16	1/1/2014	$12,339,870.61	$11,180.23	$12,328,690.37
17	211/2014	$12,328,690.37	$11,245.45	$12,317,444.92
18	3/1/2014	$12,317,444.92	$11,311.05	$12,306,133.87
19	4/1/2014	$12,306,133.87	$11,377.03	$12,294,756.84
20	5/1/2014	$12,294,756.84	$11,443.40	$12,283,313.45
21	6/1/2014	$12,283,313.45	$11,510.15	$12,271,803.30
22	7/1/2014	$12,271,803.30	$11,577.29	$12,260,226.00
23	8/1/2014	$12,260,226.00	$11,644.83	$12,248,581.18
24	9/1/2014	$12,248,581.18	$11,712.76	$12,236,868.42
25	10/1/2014	$12,236,868.42	$11,781.08	$12,225,087.34
26	11/1/2014	$12,225,087.34	$11,849.80	$12,213,237.54
27	1211/2014	$12,213,237.54	$11,918.93	$12,201,318.61
28	1/1/2015	$12,201,318.61	$11,988.45	$12,189,330.16
29	211/2015	$12,189,330.16	$12,058.39	$12,177,271.77
30	3/1/2015	$12,177,271.77	$12,128.73	$12,165,143.05
31	4/1/2015	$12,165,143.05	$12,199.48	$12,152,943.57
32	5/1/2015	$12,152,943.57	$12,270.64	$12,140,672.93
33	6/1/2015	$12,140,672.93	$12,342.22	$12,128,330.71
34	7/1/2015	$12,128,330.71	$12,414.22	$12,115,916.49
35	8/1/2015	$12,115,916.49	$12,486.63	$12,103,429.86
36	9/1/2015	$12,103,429.86	$12,559.47	$12,090,870.39
37	10/1/2015	$12,090,810.39	$12,632.73	$12,078,237.65
38	11/1/2015	$12,078,237.65	$12,706.43	$12,065,531.23
39	1211/2015	$12,065,531.23	$12,780.55	$12,052,750.68
40	1/1/2016	$12,052,750.68	$12,855.10	$12,039,895.58
41	211/2016	$12,039,895.58	$12,930.09	$12,026,965.50
42	3/1/2016	$12,026,965.50	$13,005.51	$12,013,959.98
43	4/1/2016	$12,013,959.98	$13,081.38	$12,000,878.60
44	5/1/2016	$12,000,878.60	$13,157.69	$11,987,720.92
45	6/1/2016	$11,987,720.92	$13,234.44	$11,974,486.48
46	7/1/2016	$11,974,486.48	$13,311.64	$11,961,174.84
47	8/1/2016	$11,961,174.84	$13,389.29	$11,947,785.54

EXHIBIT E

INTENTIONALLY OMITTED

EXHIBIT F

ADVANCES

1.Intentionally Omitted.
2.Limit on Advances. Only a single advance shall be made by Lenders under this Agreement, such Advance to be subject to satisfaction of the conditions described in this Agreement and to be made as follows:
An initial Advance in the Loan Amount shall be evidenced by the Note and secured by, among other things, the Mortgage.
3.Conditions to the Advance. As conditions precedent to the Advance hereunder, if and to the extent required by Administrative Agent, to Administrative Agent's satisfaction, Borrower must have satisfied the conditions required under this Agreement, including all of those conditions set forth in Exhibit C and Section 4 below.
4.Conditions to All Advances. As conditions precedent to the Advance, in addition to all other requirements contained in this Agreement, if and to the extent required by Administrative Agent, Administrative Agent shall have received and approved the following:
(i)Evidence satisfactory to Administrative Agent that no Default or any event which, with the giving of notice or the lapse of time, or both, could become a Default, exists.
(ii)Evidence satisfactory to Administrative Agent that the representations and warranties made in the Loan Documents must be true and correct on and as of the date of each advance and no event shall have occurred or condition or circumstance shall exist which, if known to Borrower, would render any such representation or warranty incorrect or misleading.
(iii)To the extent requested by Administrative Agent, a true and complete copy of each contract to which Borrower is a party, if applicable, for labor, materials, services and/or other work recently performed at the Property duly executed and delivered by all parties thereto and effective, and a true and complete copy of a fully executed copy of each such subcontract or other contract as Administrative Agent may have requested.
(iv)Evidence satisfactory to Administrative Agent that no mechanic's or materialmen's lien or other encumbrance has been filed and remain in effect against the Property, no stop notices shall have been served on Lenders that have not been bonded by Borrower in a manner and amount satisfactory to Administrative Agent, and releases or waivers of mechanics' liens and receipted bills showing payment of all amounts due to all parties who have furnished materials or services or performed labor of any kind in connection with the Property.
(v)Evidence satisfactory to Administrative Agent that the Title Insurance has been endorsed and brought to date in a manner satisfactory to Administrative Agent to increase the coverage by the amount of each advance through the date of each such advance with no additional title change or exception not approved by Administrative Agent.
(vi)Evidence satisfactory to Administrative Agent that the Improvements shall not have been damaged and not repaired and shall not be the subject of any pending or threatened condemnation

1

or adverse zoning proceeding.
5.Conditions and Waivers. All conditions precedent to the obligation of Lenders to make any advance are imposed hereby solely for the benefit of Administrative Agent and Lenders, and no other party may require satisfaction of any such condition precedent or be entitled to assume that Lenders will refuse to make any advance in the absence of strict compliance with such conditions precedent. No advance shall constitute an approval or acceptance by Administrative Agent of any construction work, or a waiver of any condition precedent to any further advance, or preclude Administrative Agent from thereafter declaring the failure of Borrower to satisfy such condition precedent to be a Default. No waiver by Administrative Agent of any condition precedent or obligation shall preclude Administrative Agent from requiring such condition or obligation to be met prior to making any other advance or from thereafter declaring the failure to satisfy such condition or obligation to be a Default.

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EXHIBIT G

SURVEY REQUIREMENTS

1.Requirements. The Survey shall be made in accordance with, and meet the requirements of, the certification below by a registered professional engineer or registered professional land surveyor. The description shall be a single metes and bounds perimeter description of the entire Land, and a separate metes and bounds description of the perimeter of each constituent tract or parcel out of the Land. The total acreage and square footage of the Land and each constituent tract or parcel of the Land shall be certified. If the Land has been recorded on a map or plat as part of an abstract or subdivision, all survey lines must be shown, and all lot and block lines (with distances and bearings) and numbers, must be shown. The date of any revisions subsequent to the initial survey prepared pursuant to these requirements must also be shown.
2.Certification. The certification for the property description and the map or plat shall be addressed to Administrative Agent for Lenders, Borrower and the Title Company, signed by the surveyor (a registered professional land surveyor or registered professional engineer), bearing current date, registration number, and seal, and shall be in the following form or its substantial equivalent:
This is to certify to Bank of America, N.A., as Administrative Agent for certain Lenders, _________________________, as Borrower and, _________________________, as the Title Company that this map or plat and the survey on which it is based were made in accordance with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" jointly established and adopted by ALTA and NSPS in 2005, and include optional items 1, 2, 4 (in square feet or acres), 6, 8, 10, 11(b), 16, 17, 18, and if buildings are located on the land, optional items 7(a), 7(b)(1), 7(b)(2) and 9 of Table A thereof. Pursuant to the Accuracy Standards as adopted by ALTA and NSPS and in effect on the date of this certification, the undersigned further certifies that in my professional opinion, as a land surveyor registered in the State of ____________, the maximum Relative Positional Accuracy resulting from the measurements made on the survey does not exceed the Allowable Relative Positional Accuracy for Measurements Controlling Land Boundaries on ALTA/ACSM Land Title Surveys (0.07 feet or 20 mm + 50 ppm). The undersigned additionally certifies that (a) this survey was made on the ground under my supervision; (b) I have received and examined a copy of the Title Insurance Commitment No. _______________ issued by the Title Company as well as a copy of each instrument listed therein, and the subject land and each tract or parcel thereof described in this survey is the same land as described in the Title Commitment; (c) if the subject land consists of two or more tracts or parcels having common boundaries, those tracts and parcels are contiguous along the common boundaries; (d) the subject land and each tract or parcel thereof has a tax map designation separate and distinct from that of any other land and the subject land and each tract or parcel thereof is a separate, legally subdivided parcel; (e) this survey correctly shows all matters of record, (and to the extent they can be located, their location and dimensions) of which I have been advised affecting the subject land according to the legal description in such matters (with instrument, book, and page number indicated); (f) except as shown on this survey, no part of the subject land is located in a 100‑year Flood Plain or in an identified "flood prone area", as defined pursuant to the Flood Disaster Protection Act of 1973, as amended, as reflected by Flood Insurance Rate Map Panel #____________ dated _______________, which such map panel covers the area in which the Property is situated and this survey correctly indicates the zone designation of any area as being in the 100-year Flood Plain or "flood prone area"; (g) to the best of my knowledge, this survey shows the relation of and distance of all substantial, visible buildings, sidewalks and other improvements to easements and setback lines; and (h) to the best of my knowledge, except as shown on this survey, neither the subject land nor any

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tract or parcel thereof serves any adjoining land for drainage, utilities, or ingress or egress.

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EXHIBIT H

INTENTIONALLY OMITTED

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EXHIBIT I

LEASING AND TENANT MATTERS

Borrower and Lenders agree as follows:
1.Approved Leases. Borrower shall not enter into any tenant lease of space in the Improvements unless satisfactory to or deemed satisfactory to Administrative Agent prior to execution. Borrower's standard form of tenant lease, and any revisions thereto, must have the prior written approval of Administrative Agent. Any tenant lease shall be "deemed" satisfactory to Administrative Agent that (a) is either on the standard form lease approved by Administrative Agent, with no deviations except as satisfactory to Administrative Agent or on the standard lease form of a national retailer which contains no provisions materially more adverse to landlord than the provisions of the lease form approved by Administrative Agent; (b) is entered into in the ordinary course of business with a bona fide unrelated third party tenant, and Borrower, acting in good faith and exercising due diligence, has determined that the tenant is financially capable of performing its obligations under the lease; (c) is received by Administrative Agent (together with each guarantee thereof (if any) and financial information regarding the tenant and each guarantor (if any) received by Borrower) within fifteen (15) days after execution; (d) reflects an arms‑length transaction at then current market rate for comparable space; (e) contains no right to purchase the Property, or any present or future interest therein; (f) does not cover in excess of 5,000 square feet of rentable area of the concourse area of the Improvements; and (g) is expressly subordinate to the Mortgage. Borrower shall provide to Administrative Agent a correct and complete copy of each tenant lease, including any exhibits, and each guarantee thereof (if any), prior to execution unless the lease in question is reasonably satisfactory to Administrative Agent under the foregoing requirements. Borrower shall, throughout the term of this Agreement, pay all reasonable costs incurred by Administrative Agent in connection with Administrative Agent's review and approval of tenant leases and each guarantee thereof (if any), including reasonable attorneys' fees and costs.
2.Effect of Lease Approval. No approval of any lease by Administrative Agent shall be for any purpose other than to protect Lenders' security, and to preserve Lenders' rights under the Loan Documents. No approval by Administrative Agent shall result in a waiver of any default of Borrower. In no event shall any approval by Administrative Agent of a lease be a representation of any kind, with regard to the lease or its adequacy or enforceability, or the financial capacity of any tenant or guarantor.
3.Representations Concerning Leases. Borrower represents and warrants to Administrative Agent and Lenders that Borrower has delivered to Administrative Agent a true and correct copy of all tenant leases and each guarantee thereof (if any), affecting any part of the Improvements, together with an accurate and complete rent roll for the Project, and no such lease or guarantee contains any option to purchase all or any portion of the Property or any interest therein or contains any right of first refusal relating to any sale of the Property or any portion thereof or interest therein.
4.Delivery of Leasing Information and Documents. Borrower shall promptly (a) deliver to Administrative Agent such quarterly rent rolls, leasing schedules and reports, operating statements, financial statements for tenants other than residential tenants with a lease term for less than one year and other information regarding tenants and prospective tenants or other leasing information as Administrative Agent from time to time may request, and (b) obtain and deliver to Administrative Agent such estoppel certificates and subordination and attornment agreements executed by such tenants (and guarantors, if any) in the respective forms attached as exhibits to the Closing Checklist, or otherwise in such forms as Administrative Agent from time to time may reasonably require.
5.Income from the Property. Borrower shall first apply all income from leases, and all

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other income derived from the Property, to pay costs and expenses associated with the ownership, maintenance, development, operating, and marketing of the Land and Improvements, including all amounts then required to be paid under the Loan Documents, before using or applying such income for any other purpose.
6.Compliance and Default. As additional conditions to Lenders' obligations under this Agreement, all tenants having the right to do so must approve all plans and all changes thereto, the construction of the Improvements, and all other aspects of the Project requiring tenants' approval. A default by Borrower under or any failure by Borrower to satisfy any of the conditions of a lease shall constitute a Default under this Agreement. Borrower shall promptly notify Administrative Agent in writing of any failure by any party to perform any material obligation under any lease, any event or condition which would permit a tenant to terminate or cancel a lease, or any notice given by a tenant with respect to the foregoing, specifying in each case the action Borrower has taken or will take with respect thereto.

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EXHIBIT J

INTENTIONALLY OMITTED

EXHIBIT K

INTENTIONALLY OMITTED

EXHIBIT L

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this "Assignment") is dated as of the Effective Date set forth below and is entered into by and between _________________ ("Assignor") and ____________________ ("Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (the "Loan Agreement"), receipt of a copy of which is hereby acknowledged by Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.
For an agreed consideration, Assignor hereby irrevocably sells and assigns to Assignee, and Assignee hereby irrevocably purchases and assumes from Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below, (i) all of Assignor's rights and obligations as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of Assignor under the respective facilities identified below (including, without limitation, Guarantees), and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or in any way based on or related to any of the foregoing, including, but not limited to contract claims, tort claims, malpractice claims, statutory claims and all other claims at Law or in equity, related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Such sale and assignment is without recourse to Assignor and, except as expressly provided in this Assignment, without representation or warranty by Assignor.

1.	Assignor: _________________________

2.	Assignee: _________________________[, an Affiliate/Approved Fund of _____________]

3.	Borrower(s): ______________________________

4.	Administrative Agent: _________________________, as administrative agent under the Loan Agreement

5.
Loan Agreement: The Loan Agreement, dated as of _______________, among _________________________, Lenders parties thereto, [and] Bank of America, N.A., as Administrative Agent[, and the other agents parties thereto]

6.	Assigned Interest:

Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/Loans
$____________	$____________	__________%

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE

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REGISTER THEREFOR.]
The terms set forth in this Assignment are hereby agreed to:

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ASSIGNOR:

_________________________

By
Name:
Title:

ASSIGNEE:

_________________________

By
Name:
Title:
[CONSENTED TO AND] ACCEPTED:

BANK OF AMERICA, N.A., as Administrative Agent

By
Name:
Title:

[CONSENTED TO]:

_________________________

By
Name:
Title:

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ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS
FOR ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.
1.1.    Assignor. Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other person of any of their respective obligations under any Loan Document.
1.2.    Assignee. Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets all requirements of an Eligible Assignee under the Loan Agreement (subject to receipt of such consents as may be required under the Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section __ thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision independently and without reliance on Administrative Agent or any other Lender to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
1.3    Assignee's Address for Notices, etc. Attached hereto as Schedule 1 is all contact information, address, account and other administrative information relating to Assignee.
2.    Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to Assignee whether such amounts have accrued prior to or on or after the Effective Date. Assignor and Assignee shall make all appropriate adjustments in payments by Administrative Agent for periods prior to the Effective Date or with respect to the making of this Assignment directly between themselves.
3.    General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed

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counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the Law of the State of ____________________ [confirm that choice of law provision parallels the Loan Agreement].

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SCHEDULE 1 TO ASSIGNMENT AND ASSUMPTION

ADMINISTRATIVE DETAILS

(Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)

(a)	LIBOR Lending Office:

Assignee name:	Bank of America, N.A.

Address:	One Bryant Park, 35th Floor New York, New York 10036

Attention:	Mr. Gregory Egli

Telephone:	646-855-2630

Facsimile:	212-293-8197

Electronic Mail:	gregory.w.egli@baml.com

(b)	Domestic Lending Office:

Assignee name:	Bank of America, N.A.

Address:	One Bryant Park, 35th Floor New York, New York 10036

Attention:	Mr. Peter Panagoulias

Telephone:	646-855-2667

Facsimile:	212-855-2209

Electronic Mail:	peter.e.panagoulias@baml.com

(c)	Notice Address:

Assignee name:	Bank of America, N.A.

Address:	One Bryant Park, 35th Floor New York, New York 10036

Attention:	Mr. Gregory Egli

Telephone:	646-855-2630

Facsimile:	212-293-8197

Electronic Mail:	gregory.w.egli@baml.com

(d)	Payment Instructions:

ABA #:	026-009-593

GL #:	1366211723000

Account Name:	GA Incoming Wire Account

Reference:	125 Main Street Associates #01980764

Attention:	Keva Russell

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EXHIBIT M

NOTE

$____________    ____________, 20___

FOR VALUE RECEIVED, _________________________ ("Borrower", whether one or more) hereby promises to pay to the order of [_________________________ ("Lender") under that certain Loan Agreement (defined below) among Borrower,] Bank of America N.A., a national banking association and administrative agent (together with any and all of its successors and assigns, "Administrative Agent") for the benefit of Lenders from time to time a party to that certain Loan Agreement (the "Loan Agreement") [dated ____________, 20__] of even date herewith, without offset, in immediately available funds in lawful money of the United States of America, at Administrative Agent's Office as defined in the Loan Agreement, the principal sum of _________________________ DOLLARS ($____________) (or the unpaid balance of all principal advanced against this Note, if that amount is less), together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided.
1.Note; Interest; Payment Schedule and Maturity Date. This Note is one of the Notes referred to in Loan Agreement and is entitled to the benefits thereof. The entire principal balance of this Note then unpaid shall be due and payable at the times as set forth in the Loan Agreement. Accrued unpaid interest shall be due and payable at the times and at the interest rate as set forth in the Loan Agreement until all principal and accrued interest owing on this Note shall have been fully paid and satisfied. Any amount not paid when due and payable hereunder shall, to the extent permitted by applicable Law, bear interest and if applicable a late charge as set forth in the Loan Agreement.
2.Security; Loan Documents. The security for this Note includes an Open End Mortgage, Assignment of Leases and Rents and Security Agreement in the amount of $[____________] (which, as it may have been or may be amended, restated, modified or supplemented from time to time, is herein called the "Mortgage") dated ____________, 20___ from Borrower to Administrative Agent covering certain property in Westport, ____________ County, Connecticut described therein (the "Property"). This Note, the Mortgage, the Loan Agreement and all other documents now or hereafter securing, guaranteeing or executed in connection with the loan evidenced by this Note (the "Loan"), are, as the same have been or may be amended, restated, modified or supplemented from time to time, herein sometimes called individually a "Loan Document" and together the "Loan Documents".
3.Defaults.
(a)It shall be a default ("Default") under this Note and each of the other Loan Documents if (i) any principal, interest or other amount of money due under this Note is not paid in full when due, regardless of how such amount may have become due; (ii) any covenant, agreement, condition, representation or warranty herein or in any other Loan Documents is not fully and timely performed, observed or kept; or (iii) there shall occur any default or event of default under the Mortgage or any other Loan Document. Upon the occurrence of a Default, Administrative Agent on behalf of Lenders shall have the rights to declare the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts due hereunder and under the other Loan Documents, at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any liens and security interests securing payment hereof and to exercise any of its other rights, powers and remedies under this Note, under any other Loan Document, or at Law or in equity.
(b)All of the rights, remedies, powers and privileges (together, "Rights") of

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Administrative Agent on behalf of Lenders provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other Rights at Law or in equity. The resort to any Right shall not prevent the concurrent or subsequent employment of any other appropriate Right. No single or partial exercise of any Right shall exhaust it, or preclude any other or further exercise thereof, and every Right may be exercised at any time and from time to time. No failure by Administrative Agent or Lenders to exercise, nor delay in exercising any Right, including but not limited to the right to accelerate the maturity of this Note, shall be construed as a waiver of any Default or as a waiver of any Right. Without limiting the generality of the foregoing provisions, the acceptance by Lender from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the right of Administrative Agent or Lenders to accelerate the maturity of this Note or to exercise any other Right at the time or at any subsequent time, or nullify any prior exercise of any such Right, or (ii) constitute a waiver of the requirement of punctual payment and performance or a novation in any respect.
(c)If any holder of this Note retains an attorney in connection with any Default or at maturity or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy, arbitration or other proceeding, or if Borrower sues any holder in connection with this Note or any other Loan Document and does not prevail, then Borrower agrees to pay to each such holder, in addition to principal, interest and any other sums owing to Lenders hereunder and under the other Loan Documents, all costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including, without limitation, attorneys' fees and expenses, investigation costs and all court costs, whether or not suit is filed hereon, whether before or after the Maturity Date, or whether in connection with bankruptcy, insolvency or appeal, or whether collection is made against Borrower or any guarantor or endorser or any other person primarily or secondarily liable hereunder.
4.Heirs, Successors and Assigns. The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the heirs, devisees, representatives, successors and assigns of the parties. The foregoing sentence shall not be construed to permit Borrower to assign the Loan except as otherwise permitted under the Loan Documents. As further provided in the Loan Agreement, a Lender may, at any time, sell, transfer, or assign all or a portion of its interest in this Note, the Mortgage and the other Loan Documents, as set forth in the Loan Agreement.
5.General Provisions. Time is of the essence with respect to Borrower's obligations under this Note. If more than one person or entity executes this Note as Borrower, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby. Borrower and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that neither Administrative Agent nor any Lender shall be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (e) submit (and waive all rights to object) to non‑exclusive personal jurisdiction of any state or federal court sitting in the city and county, and venue in the city or county, in which payment is to be made as specified in the first paragraph of Page 1 of this Note, for the enforcement of any and all obligations under this Note and the Loan Documents; (f)

2

waive the benefit of all homestead and similar exemptions as to this Note; (g) agree that their liability under this Note shall not be affected or impaired by any determination that any security interest or lien taken by Lender to secure this Note is invalid or unperfected; and (h) hereby subordinate any and all rights against Borrower and any of the security for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought. Captions and headings in this Note are for convenience only and shall be disregarded in construing it. THIS NOTE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY NEW YORK LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.
6.Notices. Any notice, request, or demand to or upon Borrower or Lender shall be deemed to have been properly given or made when delivered in accordance with the Loan Agreement.
7.No Usury. It is expressly stipulated and agreed to be the intent of Borrower, Administrative Agent and all Lenders at all times to comply with applicable state Law or applicable United States federal Law (to the extent that it permits a Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state Law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents. If applicable state or federal Law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Administrative Agent's exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable Law, then it is Administrative Agent's and each Lender's express intent that all excess amounts theretofore collected by Administrative Agent or any Lender shall be credited on the principal balance of this Note and all other indebtedness and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable Law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lenders for the use, forbearance, or detention of the Loan shall, to the extent permitted by applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.
THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, Borrower has duly executed this Note under seal as of the date first above written.
125 MAIN STREET ASSOCIATES LLC, a Connecticut limited liability company

By:	Acadia Westport LLC, its managing member

By
Robert Masters
Senior Vice President

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EXHIBIT N

SCHEDULE OF LENDERS AND OTHER PARTIES

BANK OF AMERICA, N.A., as Administrative Agent:
Notices:
Bank of America, N.A.
One Bryant Park, 35th Floor
New York, New York 10036
Attention:    Mr. Gregory Egli
Telephone:    646-855-2630
Facsimile:    212-293-8197
Email:    gregory.w.egli@baml.com

Payment Instructions:
ABA #:    026-009-593
GL #:    1366211723000
Account Name:    GA Incoming Wire Account
Reference:    125 Main Street Associates #01980764
Attention:    Keva Russell

BANK OF AMERICA, N.A., as Lender:

Commitment Amount:	$16,000,000

Pro Rata Share:	100%

Domestic and LIBOR Lending Office:
Bank of America, N.A.
One Bryant Park, 35th Floor
New York, New York 10036
Attention:    Mr. Peter Panagoulias
Telephone:    646-855-2667
Facsimile:    212-855-2209
Email:    peter.e.panagoulias@baml.com

Notices:
Bank of America, N.A.
One Bryant Park, 35th Floor
New York, New York 10036
Attention:    Mr. Gregory Egli
Telephone:    646-855-2630
Facsimile:    212-293-8197
Email:    gregory.w.egli@baml.com

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Payment Instructions:
ABA #:    026-009-593
GL #:    1366211723000
Account Name:    GA Incoming Wire Account
Reference:    125 Main Street Associates #01980764
Attention:    Keva Russell

2

EXHIBIT O

SWAP CONTRACTS

1.Swap Documentation. Within the timeframes required by Lender and Swap Counterparty, Borrower shall deliver to Swap Counterparty the following documents and other items, executed and acknowledged as appropriate, all in form and substance satisfactory to Lender and Swap Counterparty: (a) Master Agreement in the form published by the International Swaps and Derivatives Association, Inc. and related schedule in the form agreed upon between Borrower (or its Affiliate) and Swap Counterparty; (b) a confirmation under the foregoing, if applicable; (c) a Guaranty; (d) if Borrower (or its Affiliate) is anything other than a natural person, evidence of due authorization to enter into transactions under the foregoing Swap Contract with Swap Counterparty, together with evidence of due authorization and execution of any Swap Contract; and such other title endorsements, documents, instruments and agreements as Lender and Swap Counterparty may require to evidence satisfaction of the conditions set forth in this Section, including a swap endorsement to Lender's title policy in form and substance satisfactory to Lender.
2.Conveyance and Security Interest. To secure Borrower's Obligations, Borrower hereby transfers, assigns and transfers to Lender, and grants to Lender a security interest in, all of Borrower's right, title and interest, but not its obligations, duties or liabilities for any breach, in, under and to the Swap Contract, any and all amounts received by Borrower in connection therewith or to which Borrower is entitled thereunder, and all proceeds of the foregoing. All amounts payable to Borrower under the Swap Contract shall be paid to Lender and shall be applied to pay interest or other amounts under the Loan.
3.Intentionally Omitted.
4.Cross-Default. It shall be a Default under this Agreement if any default (beyond any applicable notice or cure periods) occurs as defined under any Swap Contract as to which Borrower (or its Affiliate) is the Defaulting Party, or if any Termination Event occurs under any Swap Contract as to which Borrower (or its Affiliate) is an Affected Party. As used in this Section, the terms "Defaulting Party", "Termination Event" and "Affected Party" have the meanings ascribed to them in the Swap Contract.
5.Remedies; Cure Rights. In addition to any and all other remedies to which Lender and Swap Counterparty are entitled at law or in equity, Swap Counterparty shall have the right, to the extent so provided in any Swap Contract or any Master Agreement relating thereto, (a) to declare an event of default, termination event or other similar event thereunder and to designate an Early Termination Date as defined under the Master Agreement, and (b) to determine net termination amounts in accordance with the Swap Contract and to setoff amounts between Swap Contracts. Lender shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower (or its Affiliate) such action as Lender may at any time determine to be necessary or advisable to cure any default under any Swap Contract or to protect the rights of Borrower (or its Affiliate) or Swap Counterparty thereunder; provided, however, that before the occurrence of a Default under this Agreement, Lender shall give prior written notice to Borrower before taking any such action. For this purpose, Borrower hereby constitutes Lender its true and lawful attorney-in-fact with full power of substitution, which power of attorney is coupled with an interest and irrevocable, to exercise, at the election of Lender, any and all rights and remedies of Borrower (or its Affiliate) under the Swap Contract, including making any payments thereunder and consummating any transactions contemplated thereby, and to take any action that Lender may deem proper in order to collect, assert or enforce any claim, right or title, in and to the Swap Contract hereby assigned and conveyed, and generally to take any and all such action in relation thereto as Lender shall deem advisable. Lender shall not incur any

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liability if any action so taken by Lender or on its behalf shall prove to be inadequate or invalid. Borrower expressly understands and agrees that Lender is not hereby assuming any duties or obligations of Borrower (or its Affiliate) to make payments to Swap Counterparty under any Swap Contract or under any other Loan Document. Such payment duties and obligations remain the responsibility of Borrower (or its Affiliate) notwithstanding any language in this Agreement.

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NOTE

$12,500,000    September 30, 2011

FOR VALUE RECEIVED, 125 MAIN STREET ASSOCIATES LLC ("Borrower", whether one or more) hereby promises to pay to the order of Bank of America, N.A. ("Lender") under that certain Loan Agreement (defined below) among Borrower, Bank of America N.A., a national banking association and administrative agent (together with any and all of its successors and assigns, "Administrative Agent") for the benefit of Lenders from time to time a party to that certain Loan Agreement (the "Loan Agreement") dated of even date herewith, without offset, in immediately available funds in lawful money of the United States of America, at Administrative Agent's Office as defined in the Loan Agreement, the principal sum of Twelve Million Five Hundred Thousand and No/100 Dollars ($12,500,000) (or the unpaid balance of all principal advanced against this Note, if that amount is less), together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided.
1.Note; Interest; Payment Schedule and Maturity Date. This Note is one of the Notes referred to in Loan Agreement and is entitled to the benefits thereof. The entire principal balance of this Note then unpaid shall be due and payable at the times as set forth in the Loan Agreement. Accrued unpaid interest shall be due and payable at the times and at the interest rate as set forth in the Loan Agreement until all principal and accrued interest owing on this Note shall have been fully paid and satisfied. Any amount not paid when due and payable hereunder shall, to the extent permitted by applicable Law, bear interest and if applicable a late charge as set forth in the Loan Agreement.
2.Security; Loan Documents. The security for this Note includes an Open End Mortgage, Assignment of Leases and Rents and Security Agreement in the amount of $12,500,000 (which, as it may have been or may be amended, restated, modified or supplemented from time to time, is herein called the "Mortgage") dated as of the date hereof from Borrower to Administrative Agent covering certain property in Westport, Fairfield County, Connecticut described therein (the "Property"). This Note, the Mortgage, the Loan Agreement and all other documents now or hereafter securing, guaranteeing or executed in connection with the loan evidenced by this Note (the "Loan"), are, as the same have been or may be amended, restated, modified or supplemented from time to time, herein sometimes called individually a "Loan Document" and together the "Loan Documents".
3.Defaults.
(a)It shall be a default ("Default") under this Note and each of the other Loan Documents if (i) any principal, interest or other amount of money due under this Note is not paid in full when due, regardless of how such amount may have become due; (ii) any covenant, agreement, condition, representation or warranty herein or in any other Loan Documents is not fully and timely performed, observed or kept; or (iii) there shall occur any default or event of default under the Mortgage or any other Loan Document. Upon the occurrence of a Default, Administrative Agent on behalf of Lenders shall have the rights to declare the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts due hereunder and under the other Loan Documents, at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any liens and security interests securing payment hereof and to exercise any of its other rights, powers and remedies under this Note, under any other Loan Document, or at Law or in equity.
(b)All of the rights, remedies, powers and privileges (together, "Rights") of Administrative Agent on behalf of Lenders provided for in this Note and in any other Loan Document are

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cumulative of each other and of any and all other Rights at Law or in equity. The resort to any Right shall not prevent the concurrent or subsequent employment of any other appropriate Right. No single or partial exercise of any Right shall exhaust it, or preclude any other or further exercise thereof, and every Right may be exercised at any time and from time to time. No failure by Administrative Agent or Lenders to exercise, nor delay in exercising any Right, including but not limited to the right to accelerate the maturity of this Note, shall be construed as a waiver of any Default or as a waiver of any Right. Without limiting the generality of the foregoing provisions, the acceptance by Lender from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the right of Administrative Agent or Lenders to accelerate the maturity of this Note or to exercise any other Right at the time or at any subsequent time, or nullify any prior exercise of any such Right, or (ii) constitute a waiver of the requirement of punctual payment and performance or a novation in any respect.
(c)If any holder of this Note retains an attorney in connection with any Default or at maturity or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy, arbitration or other proceeding, or if Borrower sues any holder in connection with this Note or any other Loan Document and does not prevail, then Borrower agrees to pay to each such holder, in addition to principal, interest and any other sums owing to Lenders hereunder and under the other Loan Documents, all costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including, without limitation, attorneys' fees and expenses, investigation costs and all court costs, whether or not suit is filed hereon, whether before or after the Maturity Date, or whether in connection with bankruptcy, insolvency or appeal, or whether collection is made against Borrower or any guarantor or endorser or any other person primarily or secondarily liable hereunder.
4.Heirs, Successors and Assigns. The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the heirs, devisees, representatives, successors and assigns of the parties. The foregoing sentence shall not be construed to permit Borrower to assign the Loan except as otherwise permitted under the Loan Documents. As further provided in the Loan Agreement, a Lender may, at any time, sell, transfer, or assign all or a portion of its interest in this Note, the Mortgage and the other Loan Documents, as set forth in the Loan Agreement.
5.General Provisions. Time is of the essence with respect to Borrower's obligations under this Note. If more than one person or entity executes this Note as Borrower, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby. Borrower and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that neither Administrative Agent nor any Lender shall be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (e) submit (and waive all rights to object) to non‑exclusive personal jurisdiction of any state or federal court sitting in the city and county, and venue in the city or county, in which payment is to be made as specified in the first paragraph of Page 1 of this Note, for the enforcement of any and all obligations under this Note and the Loan Documents; (f) waive the benefit of all homestead and similar exemptions as to this Note; (g) agree that their liability under

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this Note shall not be affected or impaired by any determination that any security interest or lien taken by Lender to secure this Note is invalid or unperfected; and (h) hereby subordinate any and all rights against Borrower and any of the security for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought. Captions and headings in this Note are for convenience only and shall be disregarded in construing it. THIS NOTE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY NEW YORK LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.
6.Notices. Any notice, request, or demand to or upon Borrower or Lender shall be deemed to have been properly given or made when delivered in accordance with the Loan Agreement.
7.No Usury. It is expressly stipulated and agreed to be the intent of Borrower, Administrative Agent and all Lenders at all times to comply with applicable state Law or applicable United States federal Law (to the extent that it permits a Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state Law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents. If applicable state or federal Law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Administrative Agent's exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable Law, then it is Administrative Agent's and each Lender's express intent that all excess amounts theretofore collected by Administrative Agent or any Lender shall be credited on the principal balance of this Note and all other indebtedness and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable Law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lenders for the use, forbearance, or detention of the Loan shall, to the extent permitted by applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.
THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, Borrower has duly executed this Note under seal as of the date first above written.
125 MAIN STREET ASSOCIATES LLC, a Connecticut limited liability company

By:	Acadia Westport LLC, its managing member

By /s/ Robert Masters
Robert Masters
Senior Vice President

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this "Guaranty") is made as of the 30th day of September, 2011 by ACADIA STRATEGIC OPPORTUNITY FUND III LLC, a Delaware limited liability company ("Guarantor"), in favor of BANK OF AMERICA, N.A., a national banking association (in its individual capacity and not as administrative agent, "BofA"), as Administrative Agent (in such capacity and together with its successors and assigns in such capacity, "Administrative Agent") for Lenders (as defined below).
Preliminary Statements
BofA and 125 Main Street Associates LLC, a Connecticut limited liability company ("Borrower"), have entered into, are entering into concurrently herewith, or contemplate entering into, that certain Loan Agreement dated as of the date hereof (herein called, as it may hereafter be modified, supplemented, restated, extended, or renewed and in effect from time to time, the "Loan Agreement"), which Loan Agreement sets forth the terms and conditions of certain loans (collectively, the "Loan") by BofA and certain other lenders (BofA and such other entities as may become lenders in accordance with the terms of the Loan Agreement, collectively, "Lenders") to Borrower for with respect to land located in the Town of Westport, Fairfield County, Connecticut as more particularly described in the Loan Agreement and identified therein as the Land and the Improvements thereon.
A condition precedent to Lenders' obligation to make the Loan to Borrower is Guarantor's execution and delivery to Administrative Agent of this Guaranty.
The Loan is, or will be, evidenced by one or more notes executed by Borrower pursuant to the Loan Agreement and payable to the order of Lenders in the aggregate principal face amount of $12,500,000 (such note, as it may hereafter be renewed, extended, supplemented, increased or modified and in effect from time to time, and all other notes given in substitution therefor, or in modification, renewal, or extension thereof, in whole or in part, is herein called the "Note").
Borrower and BofA may from time to time enter into one or more "Swap Contracts" as defined in the Loan Agreement.
Any capitalized term used and not defined in this Guaranty shall have the meaning given to such term in the Loan Agreement. This Guaranty is one of the Loan Documents described in the Loan Agreement.
Statement of Agreements
For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and as a material inducement to Lenders to extend credit to Borrower, Guarantor hereby guarantees to Administrative Agent and Lenders the prompt and full payment and performance of the indebtedness and obligations described below in this Guaranty (collectively called the "Guaranteed Obligations"), this Guaranty being upon the following terms and conditions:
1.Guaranty of Payment. Guarantor hereby jointly and severally, unconditionally and irrevocably guarantees to Administrative Agent and Lenders the punctual payment when due, whether by lapse of time, by acceleration of maturity, or otherwise, of (a) all principal, interest (including interest accruing after the commencement of any bankruptcy or insolvency proceeding by or against Borrower, whether or not allowed in such proceeding), fees, late charges, costs, expenses, indemnification indebtedness, and other sums of money now or hereafter due and owing, or which Borrower is obligated to pay, pursuant to the terms

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of the Note, the Loan Agreement, the Mortgage, the Environmental Agreement, any application, agreement, note or other document executed and delivered in connection with any Swap Contract or any other Loan Documents, including any indemnifications contained in the Loan Documents, now or hereafter existing, and all renewals, extensions, refinancings, modifications, supplements or amendments of such indebtedness, or any of the Loan Documents, or any part thereof, (b) payment by Borrower of all customary or necessary costs and expenses actually incurred by Borrower, Administrative Agent or Lenders in connection with the operation, maintenance and management of the Land and the Improvements, including, without limitation, condominium common charges and assessments, insurance premiums, taxes and assessments, payments in lieu of taxes, utilities, repair, replacement and all other maintenance costs and expenses, equipment lease payments, management fees, professional fees, accounting fees, salaries, fringe and other benefits due to all employees engaged in the operation, maintenance or management of the Land and the Improvements, payroll and related taxes and any and all other customary or necessary operating expenses, (c) any and all transfer taxes which may be due in connection with the foreclosure of the Mortgage or delivery of a deed-in-lieu of foreclosure of the Mortgage, (d) all legal and other costs or expenses paid or incurred by or on behalf of Administrative Agent and/or Lenders in the enforcement thereof or hereof, (e) all leasing commissions, tenant allowances and/or other amounts which Borrower is obligated to pay as landlord under any and all existing leases of the Property and under any and all future leases at the Property executed while Borrower owns the Property and (f) any loss, cost, damage or expense paid or incurred by or on behalf of Administrative Agent and Lenders by reason of (i) any fraud or material misrepresentation, (ii) taxes of any kind (whether characterized as transfer, gains or other taxes) payable in connection with the foreclosure sale of the Property, irrespective of who pays such taxes, (iii) application of any proceeds of the Loan to any purpose other than as provided in the Loan Documents (provided that Guarantor's liability under this clause (iii) shall not apply to distributions made by Borrower more than thirty (30) days prior to a Default provided that such distributions are in the ordinary course of business and Borrower is solvent at the time of such distributions); (iv) the application of any insurance or condemnation proceeds or other funds or payments other than strictly in accordance with the Loan Documents, (v) the misapplication of any security deposits, (vi) rents, sales proceeds, or other sums received after default under the Loan Documents which are not applied to expenses of operating the Property or paid to Administrative Agent or a duly appointed receiver of the Property, (vii) any failure to deliver to Administrative Agent, after demand therefor, any agreements relating to the operation, management, leasing, use, occupancy or construction of the Property, (viii) any intentional physical waste in respect of the Property, (ix) any failure to pay or discharge any real estate tax, other tax, assessment, fine, penalty or lien against the Property to the extent revenue from leases of the Property was available to pay same, (x) liability as landlord under any lease(s) relating to the Property which liability accrued prior to Administrative Agent's or Lenders' succeeding to such interest of Borrower, which Administrative Agent or Lenders is or becomes obligated for by virtue of Administrative Agent or Lenders succeeding to the interests of Borrower, (xi) any Insolvency Event (as hereinafter defined), (xii) any state of facts or circumstances which are contrary to the representations and warranties set forth in Section 32 or (xiii) Lenders being required by any agreement entered into with a tenant of the Property to release any insurance and/or condemnation award proceeds as to which Borrower is not entitled to have applied to restoration of the Property pursuant to Sections 2.1(d), 2.1(e) and/or 2.1(g), as applicable of the Mortgage (the indebtedness described above in this Section 1 is herein collectively called the "Indebtedness"). Notwithstanding the foregoing, (A) Guarantor's aggregate liability in respect of the principal amount of the Loan (the "Principal Liability") shall be limited to the PL Amount as defined below (the limitation in this proviso being herein referred to as the "Principal Liability Limitation") and (B) Guarantor's liability in respect of interest, fees, penalties and late charges and in respect of clause (b) above shall be equal to the aggregate amount of all such amounts accrued and unpaid as of the Determination Date (as hereinafter defined), provided that (x) in no event shall the Principal Liability Limitation in the foregoing proviso affect Guarantor's liability hereunder as to all interest, fees, penalties, late charges and any other amounts (other than principal) due under the Loan Documents and any amounts due and owing pursuant to clauses (b), (c), (d), (e) and (f) above (collectively, "Guarantor's

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Non-Principal Liability") and (y) the effectiveness or continuing effectiveness of the Principal Liability Limitation shall be conditioned on the absence of any Insolvency Event, it being understood and agreed that if said condition is not continuously satisfied Guarantor's liability hereunder in respect of the entire principal amount of the Loan and all other amounts due under the Loan Documents shall be in full force and effect and the Principal Liability Limitation shall be void and of no force or effect. As used herein, the term "PL Amount" shall mean an amount equal to zero dollars ($0).
As used herein, the term "Determination Date" shall mean the date which is the last to occur of:
(A)the date of payment in full of Guarantor's Principal Liability and all other amounts due hereunder at the time of such payment, or
(B)the date which is the earliest to occur of (1) the acceptance by Administrative Agent or Administrative Agent's designee of the conveyance of the premises encumbered by the Mortgage by deed or assignment in lieu of foreclosure, or (2) the date upon which a sale (whether made under a power of sale, by virtue of a judicial proceeding or judgment or decree of foreclosure or sale or otherwise) of such mortgaged premises occurs as a result of enforcement of the Mortgage or (3) payment in full of Borrower's obligations under the Note, Mortgage and Loan Agreement.
As used herein, the term "Insolvency Event" shall mean any voluntary or collusive involuntary filing of any bankruptcy, insolvency or similar proceeding by or against Borrower or Guarantor.
In the event of a foreclosure sale, Guarantor agrees that Guarantor's Non-Principal Liability obligation hereunder shall not be reduced out of the proceeds of such sale except to the extent that such proceeds exceed the sum of (x) the unpaid principal amount of the Loan, (y) costs and expenses of such sale and (z) the amount of any taxes or assessments or any similar charges paid out of the proceeds of such sale or subject to which the Property has been sold. Nothing herein is intended to require Administrative Agent to proceed against Borrower or any security for the Loan before proceeding against Guarantor at any time or limit Administrative Agent's right to proceed against Guarantor at any time or from time to time for principal, interest, default interest and late charges guaranteed hereby which are not paid as and when the same become due in accordance with the terms of the Note, Loan Agreement and Mortgage whether or not Administrative Agent shall have declared the principal of the Note and accrued and unpaid interest, default interest and late charges payable thereunder or under the Mortgage or the Loan Agreement to be immediately due and payable.
This Guaranty covers the Indebtedness, whether presently outstanding or arising subsequent to the date hereof, including all amounts advanced by Lenders in stages or installments. The guaranty of Guarantor as set forth in this Section 1 is a continuing guaranty of payment and not a guaranty of collection.
2.    Guaranty of Performance. Guarantor additionally hereby unconditionally and irrevocably guarantees to Administrative Agent and Lenders the timely performance of all other obligations of Borrower under all of the Loan Documents, including, without limiting the generality of the foregoing:
(a)    that the tenant improvement work required to be performed by the landlord under any and all leases, both existing and future, of space in the Improvements (the "TI Work") will be constructed in accordance with such leases and the Loan Agreement; and
(b)    that the TI Work will be completed, lien free, and ready for occupancy, including delivery of any permits, certificates or governmental approvals required by law or the applicable

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lease, on or before the date required in such lease.
If any of such obligations of Borrower are not complied with, in any respect whatsoever, and without the necessity of any notice from Administrative Agent or Lenders to Guarantor, Guarantor agrees to (i) assume all responsibility for the completion of the TI Work and, at Guarantor's own cost and expense, cause the TI Work to be fully completed in accordance with the leases of the Property and the Loan Documents; (ii) pay all bills in connection with the construction of the TI Work; and (iii) indemnify and hold Administrative Agent and Lenders harmless from any and all loss, cost, liability or expense that Administrative Agent and Lenders may suffer by reason of any such non‑compliance. So long as all of such obligations are being performed by Borrower or Guarantor and no Default exists, Lenders will make the Loan proceeds, if any, available under and subject to the terms of the Loan Agreement. If after the occurrence of a Default, and without limiting the rights and remedies of Administrative Agent and Lenders, Administrative Agent, in its sole and absolute discretion, is dissatisfied with the progress of construction by Borrower and/or Guarantor, Administrative Agent may, at its option, without notice to Guarantor or anyone else, complete the TI Work either before or after commencement of foreclosure proceedings or before or after exercise of any other right or remedy of Administrative Agent against Borrower or Guarantor and expend such sums as Administrative Agent, in its sole and absolute discretion, deems necessary or advisable to complete the TI Work, and Guarantor hereby waives any right to contest any such expenditures by Administrative Agent and/or Lenders. The amount of any and all expenditures made by Administrative Agent for the foregoing purposes shall bear interest from the date made until repaid to Administrative Agent, at a rate per annum equal to the interest rate provided for in the Note and, together with such interest, shall be due and payable by Guarantor to Administrative Agent upon demand. Neither Lenders nor Administrative Agent have nor shall they ever have any obligation to complete the TI Work or take any such action. The obligations and liability of Guarantor under this Section 2 shall not be limited or restricted by the existence of (or any terms of) the guaranty of payment under Section 1.
3.    Primary Liability of Guarantor.
(a)    This Guaranty is an absolute, irrevocable and unconditional guaranty of payment and performance. Guarantor shall be liable for the payment and performance of the Guaranteed Obligations as a primary obligor. This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives, any and all rights to which Guarantor may otherwise have been entitled under any suretyship laws in effect from time to time, including any right or privilege, whether existing under statute, at law or in equity, to require Administrative Agent or Lenders to take prior recourse or proceedings against any collateral, security or Person (hereinafter defined) whatsoever.
(b)    Guarantor hereby agrees that in the event of (i) default by Borrower in payment or performance of the Guaranteed Obligations, or any part thereof, when such indebtedness or performance becomes due, either by its terms or as the result of the exercise of any power to accelerate; (ii) the failure of Guarantor to perform completely and satisfactorily the covenants, terms and conditions of any of the Guaranteed Obligations; (iii) the death, incompetency, dissolution or insolvency of Guarantor, provided, however, that the death of a Guarantor shall not be an Event of Default if a new guarantor satisfactory to Administrative Agent in its sole discretion assumes the deceased Guarantor's obligations within sixty (60) days of the death of such Guarantor; (iv) the inability of Guarantor to pay debts as they mature; (v) an assignment by Guarantor for the benefit of creditors; (vi) the institution of any proceeding by or against Guarantor in bankruptcy or for a reorganization or an arrangement with creditors, or for the appointment of a receiver, trustee or custodian for any of them or for any of their respective properties; (vii) the breach of any of the covenants set forth in Sections 18 or 20; (viii) the entry of a judgment against Guarantor for an amount in excess of $1,000,000 and Guarantor shall not discharge the same or cause it to be discharged within sixty (60) days from the entry thereof, or shall not appeal therefrom or from the order, decree or

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process upon which or pursuant to which said judgment was granted, based or entered, and secure a stay of execution pending such appeal; (ix) a writ or order of attachment, levy or garnishment is issued against Guarantor; (x) the falsity in any material respect of, or any material omission in, any representation made to Administrative Agent and/or Lenders by Guarantor; or (xi) any transfer of assets of any Guarantor, without Administrative Agent's prior consent (except for transfers in the ordinary course of Guarantor's business provided that any such transfer is in compliance with applicable Laws and all covenants and agreements by which Guarantor is bound, customary political and charitable contributions, and transfers for which Guarantor receives consideration substantially equivalent to the fair market value of the transferred asset) (individually and collectively an "Event of Default"); then upon the occurrence of such Event of Default, the Guaranteed Obligations, for purposes of this Guaranty, shall be deemed immediately due and payable at the election of Administrative Agent, and Guarantor shall, on demand and without presentment, protest, notice of protest, further notice of nonpayment or of dishonor, default or nonperformance, or notice of acceleration or of intent to accelerate, or any other notice whatsoever, without any notice having been given to Guarantor previous to such demand of the acceptance by Administrative Agent and/or Lenders of this Guaranty, and without any notice having been given to Guarantor previous to such demand of the creating or incurring of such indebtedness or of such obligation to perform, all such notices being hereby waived by Guarantor, pay the amount due to Administrative Agent or perform or observe the agreement, covenant, term or condition, as the case may be, and pay all damages and all costs and expenses that may arise in consequence of such Event of Default (including, without limitation, all attorneys' fees and expenses, investigation costs, court costs, and any and all other costs and expenses incurred by Administrative Agent in connection with the collection and enforcement of the Note, this Guaranty or any other Loan Document), whether or not suit is filed thereon, or whether at maturity or by acceleration, or whether before or after maturity, or whether in connection with bankruptcy, insolvency or appeal. It shall not be necessary for Administrative Agent, in order to enforce such payment or performance by Guarantor, first to institute suit or pursue or exhaust any rights or remedies against Borrower or others liable on such indebtedness or for such performance, or to enforce any rights against any security that shall ever have been given to secure such indebtedness or performance, or to join Borrower or any others liable for the payment or performance of the Guaranteed Obligations or any part thereof in any action to enforce this Guaranty, or to resort to any other means of obtaining payment or performance of the Guaranteed Obligations; provided, however, that nothing herein contained shall prevent Administrative Agent from suing on the Note or foreclosing the Mortgage or from exercising any other rights thereunder, and if such foreclosure or other remedy is availed of, only the net proceeds therefrom, after deduction of all charges and expenses of every kind and nature whatsoever, shall be applied in reduction of the amount due on the Note and Mortgage, and Administrative Agent shall not be required to institute or prosecute proceedings to recover any deficiency as a condition of payment hereunder or enforcement hereof. At any sale of the Property or other collateral given for the Indebtedness or any part thereof, whether by foreclosure or otherwise, Administrative Agent may at its discretion purchase all or any part of the Property or collateral so sold or offered for sale for its own account and may, in payment of the amount bid therefor, deduct such amount from the balance due it pursuant to the terms of the Note, Mortgage and other Loan Documents.
(c)    Suit may be brought or demand may be made against Borrower or against all parties who have signed this Guaranty or any other guaranty covering all or any part of the Guaranteed Obligations, or against any one or more of them, separately or together, without impairing the rights of Administrative Agent and/or Lenders against any party hereto. Any time that Administrative Agent is entitled to exercise its rights or remedies hereunder, it may in its discretion elect to demand payment and/or performance. If Administrative Agent elects to demand performance, it shall at all times thereafter have the right to demand payment until all of the Guaranteed Obligations have been paid and performed in full. If Administrative Agent elects to demand payment, it shall at all times thereafter have the right to demand performance until all of the Guaranteed Obligations have been paid and performed in full.

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4.    Certain Agreements and Waivers by Guarantor.
(a)    Guarantor hereby agrees that neither the rights or remedies of Administrative Agent and Lenders nor Guarantor's obligations under the terms of this Guaranty shall be released, diminished, impaired, reduced or affected by any one or more of the following events, actions, facts, or circumstances, and the liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of:
(1)any limitation of liability or recourse in any other Loan Document or arising under any law;
(2)any claim or defense that this Guaranty was made without consideration or is not supported by adequate consideration;
(3)the taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Guaranteed Obligations;
(4)any homestead exemption or any other exemption that is waivable under applicable law;
(5)any release, surrender, abandonment, exchange, alteration, sale or other disposition, subordination, deterioration, waste, failure to protect or preserve, impairment, or loss of, or any failure to create or perfect any lien or security interest with respect to, or any other dealings with, any collateral or security at any time existing or purported, believed or expected to exist in connection with any or all of the Guaranteed Obligations, including any impairment of Guarantor's recourse against any Person or collateral;
(6)whether express or by operation of law, any partial release of the liability of Guarantor hereunder, or if one or more other guaranties are now or hereafter obtained by Administrative Agent and/or Lenders covering all or any part of the Guaranteed Obligations, any complete or partial release of any one or more of such guarantors under any such other guaranty, or any complete or partial release of Borrower or any other party liable, directly or indirectly, for the payment or performance of any or all of the Guaranteed Obligations;
(7)the death, insolvency, bankruptcy, disability, dissolution, liquidation, termination, receivership, reorganization, merger, consolidation, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of Borrower or any other party at any time liable for the payment or performance of any or all of the Guaranteed Obligations;
(8)either with or without notice to or consent of Guarantor: any renewal, extension, modification, supplement, subordination or rearrangement of the terms of any or all of the Guaranteed Obligations and/or any of the Loan Documents, including, without limitation, material alterations of the terms of payment (including changes in maturity date(s) and interest rate(s)) or performance or any other terms thereof, or any waiver, termination, or release of, or consent to departure from, any of the Loan Documents or any other guaranty of any or all of the Guaranteed Obligations, or any adjustment, indulgence, forbearance, or compromise that may be granted from time to time by Administrative Agent and/or Lenders to Borrower, Guarantor, and/or any other Person at any time liable for the payment or performance of any or all of the Guaranteed Obligations;
(9)any neglect, lack of diligence, delay, omission, failure, or refusal of Administrative Agent and/or Lenders to take or prosecute (or in taking or prosecuting) any action for the collection or enforcement of any of the Guaranteed Obligations, or to foreclose or take or prosecute any action

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to foreclose (or in foreclosing or taking or prosecuting any action to foreclose) upon any security therefor, or to exercise (or in exercising) any other right or power with respect to any security therefor, or to take or prosecute (or in taking or prosecuting) any action in connection with any Loan Document, or any failure to sell or otherwise dispose of in a commercially reasonable manner any collateral securing any or all of the Guaranteed Obligations;
(10)any failure of Administrative Agent and/or Lenders to notify Guarantor of any creation, renewal, extension, rearrangement, modification, supplement, subordination, or assignment of the Guaranteed Obligations or any part thereof, or of any Loan Document, or of any release of or change in any security, or of any other action taken or refrained from being taken by Administrative Agent and/or Lenders against Borrower or any security or other recourse, or of any new agreement between Administrative Agent and/or Lenders and Borrower, it being understood that Administrative Agent and/or Lenders shall not be required to give Guarantor any notice of any kind under any circumstances with respect to or in connection with the Guaranteed Obligations, any and all rights to notice Guarantor may have otherwise had being hereby waived by Guarantor, and Guarantor shall be responsible for obtaining for itself information regarding Borrower, including, but not limited to, any changes in the business or financial condition of Borrower, and Guarantor acknowledges and agrees that Administrative Agent and/or Lenders shall have no duty to notify Guarantor of any information which Administrative Agent and/or Lenders may have concerning Borrower;
(11)if for any reason Administrative Agent and/or Lenders is required to refund any payment by Borrower to any other party liable for the payment or performance of any or all of the Guaranteed Obligations or pay the amount thereof to someone else;
(12)the making of advances by Administrative Agent and/or Lenders to protect their interest in the Property, preserve the value of the Property or for the purpose of performing any term or covenant contained in any of the Loan Documents;
(13)the existence of any claim, counterclaim, set‑off or other right that Guarantor may at any time have against Borrower, Administrative Agent, any Lender, or any other Person, whether or not arising in connection with this Guaranty, the Note, the Loan Agreement, or any other Loan Document;
(14)the unenforceability of all or any part of the Guaranteed Obligations against Borrower, whether because the Guaranteed Obligations exceed the amount permitted by law or violate any usury law, or because the act of creating the Guaranteed Obligations, or any part thereof, is ultra vires, or because the officers or Persons creating the Guaranteed Obligations acted in excess of their authority, or because of a lack of validity or enforceability of or defect or deficiency in any of the Loan Documents, or because Borrower has any valid defense, claim or offset with respect thereto, or because Borrower's obligation ceases to exist by operation of law, or because of any other reason or circumstance, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations, or any part thereof, for any reason (and regardless of any joinder of Borrower or any other party in any action to obtain payment or performance of any or all of the Guaranteed Obligations);
(15)any order, ruling or plan of reorganization emanating from proceedings under Title 11 of the United States Code with respect to Borrower or any other Person, including any extension, reduction, composition, or other alteration of the Guaranteed Obligations, whether or not consented to by Lender; or
(16)any other condition, event, omission, action or inaction that would in the absence of

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this paragraph result in the release or discharge of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty or any other agreement.
(17)any early termination of any of the Guaranteed Obligations;
(18)Administrative Agent's and/or Lenders' enforcement or forbearance from enforcement of the Guaranteed Obligations on a net or gross basis; or
(19)any invalidity, irregularity or unenforceability in whole or in part (including with respect to any netting provision) of any Swap Contract or any confirmation, instrument or agreement required thereunder or related thereto, or any transaction entered into thereunder, or any limitation on the liability of Borrower thereunder or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever.
(b)    In the event any payment by Borrower or any other Person to Administrative Agent and/or Lenders is held to constitute a preference, fraudulent transfer or other voidable payment under any bankruptcy, insolvency or similar law, or if for any other reason Administrative Agent and/or Lenders is required to refund such payment or pay the amount thereof to any other party, such payment by Borrower or any other party to Administrative Agent and/or Lenders shall not constitute a release of Guarantor from any liability hereunder, and this Guaranty shall continue to be effective or shall be reinstated (notwithstanding any prior release, surrender or discharge by Administrative Agent and/or Lenders of this Guaranty or of Guarantor), as the case may be, with respect to, and this Guaranty shall apply to, any and all amounts so refunded by Administrative Agent and/or Lenders or paid by Administrative Agent and/or Lenders to another Person (which amounts shall constitute part of the Guaranteed Obligations), and any interest paid by Administrative Agent and/or Lenders and any attorneys' fees, costs and expenses paid or incurred by Administrative Agent and/or Lenders in connection with any such event. It is the intent of Guarantor, Administrative Agent and Lenders that the obligations and liabilities of Guarantor hereunder are absolute and unconditional under any and all circumstances and that until the Guaranteed Obligations are fully and finally paid and performed, and not subject to refund or disgorgement, the obligations and liabilities of Guarantor hereunder shall not be discharged or released, in whole or in part, by any act or occurrence that might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of a guarantor. Administrative Agent and/or Lenders shall be entitled to continue to hold this Guaranty in its possession for the longer of (i) the period after which any performance of obligations under the Environmental Agreement shall accrue, or (ii) a period of one year from the date the Guaranteed Obligations are paid and performed in full and for so long thereafter as may be necessary to enforce any obligation of Guarantor hereunder and/or to exercise any right or remedy of Administrative Agent and/or Lenders hereunder.
(c)    If acceleration of the time for payment of any amount payable by Borrower under the Note, the Loan Agreement, any Swap Contract or any other Loan Document is stayed or delayed by any law or tribunal, all such amounts shall nonetheless be payable by Guarantor on demand by Administrative Agent and/or Lenders.
5.    Subordination. If, for any reason whatsoever, Borrower is now or hereafter becomes indebted to Guarantor:
(a)    such indebtedness and all interest thereon and all liens, security interests and rights now or hereafter existing with respect to property of Borrower securing such indebtedness shall, at all times, be subordinate in all respects to the Guaranteed Obligations and to all liens, security interests and rights now or hereafter existing to secure the Guaranteed Obligations;
(b)    Guarantor shall not be entitled to enforce or receive payment, directly or indirectly,

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of any such indebtedness of Borrower to Guarantor until the Guaranteed Obligations have been fully and finally paid and performed;
(c)    Guarantor hereby assigns and grants to Administrative Agent for the benefit of Lenders a security interest in all such indebtedness and security therefor, if any, of Borrower to Guarantor now existing or hereafter arising, including any dividends and payments pursuant to debtor relief or insolvency proceedings referred to below. In the event of receivership, bankruptcy, reorganization, arrangement or other debtor relief or insolvency proceedings involving Borrower as debtor, Administrative Agent shall have the right to prove the claim of Administrative Agent and/or Lenders in any such proceeding so as to establish their rights hereunder and shall have the right to receive directly from the receiver, trustee or other custodian (whether or not a Default shall have occurred or be continuing under any of the Loan Documents), dividends and payments that are payable upon any obligation of Borrower to Guarantor now existing or hereafter arising, and to have all benefits of any security therefor, until the Guaranteed Obligations have been fully and finally paid and performed. If, notwithstanding the foregoing provisions, Guarantor should receive any payment, claim or distribution that is prohibited as provided above in this Section 5, Guarantor shall pay the same to Administrative Agent immediately, Guarantor hereby agreeing that it shall receive the payment, claim or distribution in trust for Administrative Agent and Lenders and shall have absolutely no dominion over the same except to pay it immediately to Administrative Agent; and
(d)    Guarantor shall promptly upon request of Administrative Agent from time to time execute such documents and perform such acts as Administrative Agent may require to evidence and perfect its interest and to permit or facilitate exercise of its rights under this Section 5, including, but not limited to, execution and delivery of financing statements, proofs of claim, further assignments and security agreements, and delivery to Administrative Agent of any promissory notes or other instruments evidencing indebtedness of Borrower to Guarantor. All promissory notes, accounts receivable ledgers or other evidences, now or hereafter held by Guarantor, of obligations of Borrower to Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under and is subject to the terms of this Guaranty.
6.    Other Liability of Guarantor or Borrower. If Guarantor is or becomes liable, by endorsement or otherwise, for any indebtedness owing by Borrower to Administrative Agent and/or Lenders other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Administrative Agent and/or Lenders hereunder shall be cumulative of any and all other rights that Administrative Agent and/or Lenders may have against Guarantor. This Guaranty is independent of (and shall not be limited by) any other guaranty now existing or hereafter given. Further, Guarantor's liability under this Guaranty is in addition to any and all other liability Guarantor may have in any other capacity, including without limitation, its capacity as a general partner.
7.    Lender Assigns. This Guaranty is for the benefit of Administrative Agent and Lenders and their successors and assigns, subject to the terms of the Loan Agreement, and in the event of an assignment of the Guaranteed Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Guaranteed Obligations so assigned, may be transferred with such Guaranteed Obligations. Guarantor waives notice of any transfer or assignment of the Guaranteed Obligations, or any part thereof, and agrees that failure to give notice of any such transfer or assignment will not affect the liabilities of Guarantor hereunder.
8.    Binding Effect. This Guaranty is binding not only on Guarantor, but also on Guarantor's heirs, personal representatives, successors and assigns. Upon the death of Guarantor, if Guarantor is a natural person, this Guaranty shall continue against Guarantor's estate as to all of the Guaranteed

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Obligations, including that portion incurred or arising after the death of Guarantor and shall be provable in full against Guarantor's estate, whether or not the Guaranteed Obligations are then due and payable. If this Guaranty is signed by more than one Person, then all of the obligations of Guarantor arising hereunder shall be jointly and severally binding on each of the undersigned, and their respective heirs, personal representatives, successors and assigns, and the term "Guarantor" shall mean all of such Persons and each of them individually.
9.    Governing Law; Forum; Consent to Jurisdiction. This Guaranty is an agreement executed under seal. The validity, enforcement, and interpretation of this Guaranty, shall for all purposes be governed by and construed in accordance with the laws of the State of New York and applicable United States federal law, and is intended to be performed in accordance with, and only to the extent permitted by, such laws. If any Guarantor is a corporation, the designation "(SEAL)" on this Guaranty shall be effective as the affixing of such Guarantor's corporate seal physically to this Guaranty. All obligations of Guarantor hereunder are payable and performable at the place or places where the Guaranteed Obligations are payable and performable. Guarantor hereby irrevocably submits generally and unconditionally for Guarantor and in respect of Guarantor's property to the nonexclusive jurisdiction of any state court, or any United States federal court, sitting in the state specified in the first sentence of this Section and to the jurisdiction of any state or United States federal court sitting in the state in which any of the Land is located, over any suit, action or proceeding arising out of or relating to this Guaranty or the Guaranteed Obligations. Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection that Guarantor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon Guarantor and may be enforced in any court in which Guarantor is subject to jurisdiction. Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court, or any United States federal court, sitting in the state specified in the first sentence of this Section may be made by certified or registered mail, return receipt requested, directed to Guarantor at the address set forth at the end of this Guaranty, or at a subsequent address of which Administrative Agent receives actual notice from Guarantor in accordance with the notice provisions hereof, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Administrative Agent to serve process in any manner permitted by law or limit the right of Administrative Agent to bring proceedings against Guarantor in any other court or jurisdiction. Guarantor hereby releases, to the extent permitted by applicable law, all errors and all rights of exemption, appeal, stay of execution, inquisition, and other rights to which Guarantor may otherwise be entitled under the laws of the United States of America or any State or possession of the United States of America now in force or which may hereinafter be enacted. The authority and power to appear for and enter judgment against the Guarantor shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdiction as often as the Administrative Agent shall deem necessary and desirable.
10.    Invalidity of Certain Provisions. If any provision of this Guaranty or the application thereof to any Person or circumstance shall, for any reason and to any extent, be declared to be invalid or unenforceable, neither the remaining provisions of this Guaranty nor the application of such provision to any other Person or circumstance shall be affected thereby, and the remaining provisions of this Guaranty, or the applicability of such provision to other Persons or circumstances, as applicable, shall remain in effect and be enforceable to the maximum extent permitted by applicable law.
11.    Attorneys' Fees and Costs of Collection. Guarantor shall pay on demand all attorneys' fees and all other costs and expenses incurred by Administrative Agent and/or Lenders in the enforcement

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of or preservation of Administrative Agent's and/or Lenders' rights under this Guaranty including, without limitation, all attorneys' fees and expenses, investigation costs, and all court costs, whether or not suit is filed hereon, or whether at maturity or by acceleration, or whether before or after maturity, or whether in connection with bankruptcy, insolvency or appeal, or whether in connection with the collection and enforcement of this Guaranty against any other Guarantor, if there be more than one. Guarantor agrees to pay interest on any expenses or other sums due to Administrative Agent and/or Lenders under this Section 11 that are not paid when due, at a rate per annum equal to the interest rate provided for in the Note. Guarantor's obligations and liabilities under this Section 11 shall survive any payment or discharge in full of the Guaranteed Obligations.
12.    Payments. All sums payable under this Guaranty shall be paid in lawful money of the United States of America that at the time of payment is legal tender for the payment of public and private debts.
13.    Controlling Agreement. It is not the intention of Administrative Agent, Lenders or Guarantor to obligate Guarantor to pay interest in excess of that lawfully permitted to be paid by Guarantor under applicable law. Should it be determined that any portion of the Guaranteed Obligations or any other amount payable by Guarantor under this Guaranty constitutes interest in excess of the maximum amount of interest that Guarantor, in Guarantor's capacity as guarantor, may lawfully be required to pay under applicable law, the obligation of Guarantor to pay such interest shall automatically be limited to the payment thereof in the maximum amount so permitted under applicable law. The provisions of this Section 13 shall override and control all other provisions of this Guaranty and of any other agreement between Guarantor, Administrative Agent and Lenders.
14.    Representations, Warranties, and Covenants of Guarantor. Guarantor hereby represents, warrants, and covenants that: (a) Guarantor has a financial interest in Borrower and will derive a material and substantial benefit, directly or indirectly, from the making of the Loan to Borrower and from the making of this Guaranty by Guarantor; (b) this Guaranty is duly authorized and valid, and is binding upon and enforceable against Guarantor; (c) Guarantor is not, and the execution, delivery and performance by Guarantor of this Guaranty will not cause Guarantor to be, in violation of or in default with respect to any law or in default (or at risk of acceleration of indebtedness) under any agreement or restriction by which Guarantor is bound or affected; (d) Guarantor is duly organized, validly existing, and in good standing under the laws of the state of its organization and under Delaware laws, is lawfully doing business in Connecticut, and has full power and authority to enter into and perform this Guaranty; (e) Guarantor will indemnify Administrative Agent and Lenders from any loss, cost or expense as a result of any representation or warranty of the Guarantor being false, incorrect, incomplete or misleading in any material respect; (f) there is no litigation pending or, to the knowledge of Guarantor, threatened before or by any tribunal against or affecting Guarantor other than litigation which, if adversely determined, would not have a material adverse effect on the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) of Guarantor; (g) all financial statements and information heretofore furnished to Administrative Agent and Lenders by Guarantor do, and all financial statements and information hereafter furnished to Administrative Agent and Lenders by Guarantor will, fully and accurately present the condition (financial or otherwise) of Guarantor as of their dates and the results of Guarantor's operations for the periods therein specified, and, since the date of the most recent financial statements of Guarantor heretofore furnished to Administrative Agent, no material adverse change has occurred in the financial condition of Guarantor, nor, except as heretofore disclosed in writing to Administrative Agent, has Guarantor incurred any material liability, direct or indirect, fixed or contingent; (h) after giving effect to this Guaranty, Guarantor is solvent, is not engaged or about to engage in business or a transaction for which the property of Guarantor is an unreasonably small capital, and does not intend to incur or believe that it will incur debts that will be beyond its ability to pay

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as such debts mature; (i) Administrative Agent and Lenders have no duty at any time to investigate or inform Guarantor of the financial or business condition or affairs of Borrower or any change therein, and Guarantor will keep fully apprised of Borrower's financial and business condition; (j) Guarantor acknowledges and agrees that Guarantor may be required to pay and perform the Guaranteed Obligations in full without assistance or support from Borrower or any other Person; and (k) Guarantor has read and fully understands the provisions contained in the Note, the Loan Agreement, the Mortgage, the Environmental Agreement, and the other Loan Documents. Guarantor's representations, warranties and covenants are a material inducement to Administrative Agent and Lenders to enter into the other Loan Documents and shall survive the execution hereof and any bankruptcy, foreclosure, transfer of security or other event affecting Borrower, Guarantor, any other party, or any security for all or any part of the Guaranteed Obligations.
Guarantor further represents, warrants and covenants that if any Swap Contract shall at any time be in effect, (x) Guarantor has received and examined copies of each such Swap Contract, the observance and performance of which by Borrower is hereby guaranteed; (y) Guarantor will benefit from Administrative Agent's and/or any Lender's entering into each such Swap Contract and any transaction thereunder with Borrower, and Guarantor has determined that the execution and delivery by Guarantor of this Guaranty are necessary and convenient to the conduct, promotion and attainment of the business of Guarantor; and (z) Administrative Agent and Lenders have no duty to determine whether any Swap Contract, or any other transaction relating to or arising under any Swap Contract, will be or has been entered into by Borrower for purposes of hedging interest rate, currency exchange rate, or other risks arising in its businesses or affairs and not for purposes of speculation or is otherwise inappropriate for Borrower. Guarantor's representations, warranties and covenants are a material inducement to Administrative Agent to enter into the other Loan Documents and any Swap Contract shall survive the execution hereof and any bankruptcy, foreclosure, transfer of security or other event affecting Borrower, Guarantor, any other party, or any security for all or any part of the Guaranteed Obligations.
15.    Notices. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service, or by registered or certified United States mail, postage prepaid, addressed to the party to whom directed at the addresses specified in this Guaranty (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by telegram, telex, or facsimile. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex or facsimile, upon receipt; provided that, service of a notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Guaranty or in any Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.
16.    Cumulative Rights. The exercise by Administrative Agent and/or Lenders of any right or remedy hereunder or under any other Loan Document, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy. Administrative Agent and Lenders shall have all rights, remedies and recourses afforded to Administrative Agent and Lenders by reason of this Guaranty or any other Loan Document or by law or equity or otherwise, and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Guarantor or others obligated for the Guaranteed Obligations, or any part thereof, or against any one or more of them, or against any security or otherwise, at the sole and absolute discretion of Administrative Agent, (c) may be exercised

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as often as occasion therefor shall arise, it being agreed by Guarantor that the exercise of, discontinuance of the exercise of or failure to exercise any of such rights, remedies, or recourses shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse, and (d) are intended to be, and shall be, nonexclusive. No waiver of any default on the part of Guarantor or of any breach of any of the provisions of this Guaranty or of any other document shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing the rights and powers granted herein or in any other document shall be construed as a waiver of such rights and powers, and no exercise or enforcement of any rights or powers hereunder or under any other document shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time. The granting of any consent, approval or waiver by Administrative Agent and/or Lenders shall be limited to the specific instance and purpose therefor and shall not constitute consent or approval in any other instance or for any other purpose. No notice to or demand on Guarantor in any case shall of itself entitle Guarantor to any other or further notice or demand in similar or other circumstances. No provision of this Guaranty or any right, remedy or recourse of Administrative Agent and/or Lenders with respect hereto, or any default or breach, can be waived, nor can this Guaranty or Guarantor be released or discharged in any way or to any extent, except specifically in each case by a writing intended for that purpose (and which refers specifically to this Guaranty) executed, and delivered to Guarantor, by Administrative Agent.
17.    Term of Guaranty. This Guaranty shall continue in effect until all the Guaranteed Obligations are fully and finally paid, performed and discharged, except that, and notwithstanding any return of this Guaranty to Guarantor, this Guaranty shall continue in effect (i) with respect to any of the Guaranteed Obligations that survive the full and final payment of the indebtedness evidenced by the Note, (ii) with respect to all obligations and liabilities of Guarantor under Section 11 and (iii) as provided in Section 4(b).
18.    Financial Statements. As used in this Section, "Financial Statements" means (i) for each reporting party other than an individual, a balance sheet, income statement, statements of cash flow and amount and sources of contingent liabilities, a reconciliation of changes in equity and liquidity verification, and, unless Administrative Agent otherwise consents, consolidated and consolidating statements if the reporting party is a holding company or a parent of a subsidiary entity; and (ii) for each reporting party who is an individual, a balance sheet, statements of amount and sources of contingent liabilities, sources and uses of cash and liquidity verification, and, unless Administrative Agent otherwise consents, Financial Statements for each entity owned or jointly owned by the reporting party. Each party for whom Financial Statements are required is a "reporting party" and a specified period to which the required Financial Statements relate is a "reporting period". Guarantor shall provide or cause to be provided to Administrative Agent the following:
(a)    Annual and quarterly Financial Statements of Guarantor, and copies of filed federal and state income tax returns of Guarantor as and when required under the Loan Agreement;
(b)    As soon as available and in any event within sixty (60) days of the end of each fiscal quarter of Guarantor a certificate of the principal financial or accounting officer of Guarantor in the form attached hereto as Exhibit A setting forth the detailed calculations of compliance or non-compliance with each of the covenants set forth in Section 19; and
(c)    From time to time promptly after Administrative Agent's request, such additional information, reports and statements regarding the business operations and financial condition of each reporting party as Administrative Agent may reasonably request.
All Financial Statements shall be in form and detail satisfactory to Administrative Agent and shall contain or be attached to the signed and dated written certification of the reporting party in form satisfactory to Administrative Agent to certify that the Financial Statements are furnished to Administrative Agent in

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connection with the extension of credit by Lenders and constitute a true and correct statement of the reporting party's financial position. All certifications and signatures on behalf of corporations, partnerships or other entities shall be by a representative of the entity satisfactory to Administrative Agent. All Financial Statements for a reporting party who is an individual shall be on Administrative Agent's then‑current personal financial statement form or in another form satisfactory to Administrative Agent. All fiscal year-end Financial Statements of Guarantor shall be audited or certified, as required by Administrative Agent, without any qualification or exception not acceptable to Administrative Agent, by independent certified public accountants acceptable to Administrative Agent, and shall contain all reports and disclosures required by generally accepted accounting principles for a fair presentation. All fiscal year-end Financial Statements of Guarantor shall be compiled or reviewed by independent certified public accountants acceptable to Administrative Agent.
All assets shown on the Financial Statements provided by Guarantor, unless clearly designated to the contrary shall, be conclusively deemed to be free and clear of any exemption or any claim of exemption of Guarantor at the date of the Financial Statements and at all times thereafter. Acceptance of any Financial Statement by Administrative Agent and/or Lenders, whether or not in the form prescribed herein, shall be relied upon by Administrative Agent and Lenders in the administration, enforcement, and extension of the Guaranteed Obligations.
19.    Financial Covenants. At all times during the term of the Loan, Guarantor shall (i) maintain a minimum book value net worth determined in accordance with GAAP of $100,000,000 and (ii) maintain a minimum Liquidity (as hereinafter defined) of not less than $15,000,000.
20.    Financial Covenant Definitions.
(a)    Defined Terms. As used herein, the following terms shall have the following meanings:
"Cash Equivalents" means (a) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of ninety (90) days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven (7) days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 or the equivalent thereof by Standard & Poor's Ratings Services, a division of the McGraw‑Hill Companies, Inc. ("S&P") or P-2 or the equivalent thereof by Moody's Investor Services, Inc. ("Moody's") and in either case maturing within ninety (90) days after the date of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition
"Credit Agreement" shall mean that certain Revolving Credit Agreement dated as of October 10, 2007 (the "Loan Agreement") among Borrower, Acadia Realty Acquisition III LLC, as managing member, Acadia Realty Limited Partnership, as guarantor, Acadia Investors III, Inc., as pledgor, Bank of

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America, N.A., as administrative agent, Banc of America Securities LLC, as sole lead arranger and sole book manager, YC Susi Trust, as conduit lender, Bank of America, N.A., as an administrator, alternate lender and managing agent and the other conduit lenders, administrators, alternate lenders and managing agents from time to time a party thereto, as the same may hereafter be modified from time to time.
"GAAP" means generally accepted accounting principles in the United States of America.
"Liquidity" means the sum of (x) unencumbered cash and unencumbered Cash Equivalents held and owned by Guarantor plus (y) unconditional commitments from solvent members of Guarantor to contribute capital in cash to Guarantor, which capital commitments have not been pledged to any party, other than to the lenders under the Credit Agreement (as hereinafter defined), or encumbered in any way, as security for indebtedness or otherwise.
"Person" means an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.
(b)    Notifications. Guarantor shall notify Administrative Agent:
(i)    Notice of Litigation. Promptly after the commencement and knowledge thereof, notice of all material actions, suits and proceedings before any court or arbitrator or any governmental authorities, affecting Guarantor;
(ii)    Notices of Defaults. After Guarantor becomes aware of the occurrence of a Default, providing to Administrative Agent a written notice setting forth the details of such Default; and
(iii)    Contractual Obligations. Promptly of (i) any matter that has resulted or would reasonably be expected to result in a material change to Guarantors' ability to fulfill its obligations hereunder (a "Material Change"; in the event that the parties hereto are in dispute as to whether a change is a "material change" for the purposes of this definition, the materiality of such change shall be in Administrative Agent's reasonable discretion), including, to the extent so applicable, (ii) any breach or non-performance of, or any default under, a contractual obligation of Guarantor; (iii) any dispute, litigation, investigation, proceeding or suspension between Guarantor and any court, arbitrator or Governmental Authority; or (iv) the commencement of, or any material development in, any litigation, proceeding or investigation affecting Guarantor.
(c)    Conduct of Business and Maintenance of Existence. Guarantor will continue (i) engage in business of the same general type as now conducted by Guarantor on the date hereof, and preserve, renew and keep in full force and effect its legal existence and (ii) to comply with all contractual obligations and Laws, except to the extent that failure to comply therewith would not in the aggregate constitute a Material Change.
(d)    Compliance with Laws. Guarantor shall comply, and shall cause each of its subsidiaries, if any, to comply, with all Laws, except to the extent that failure to comply therewith would not in the aggregate constitutes a Material Change.
21.    Disclosure of Information. In accordance with the Loan Agreement Lenders may sell or offer to sell the Loan or interests in the Loan to one or more assignees or participants and may disclose to any such assignee or participant or prospective assignee or participant, to Lenders' affiliates, including without limitation Banc of America Securities LLC, to any regulatory body having jurisdiction over Administrative Agent or any Lender and to any other parties as necessary or appropriate in Lenders' reasonable

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judgment, any information Lenders now have or hereafter obtain pertaining to the Guaranteed Obligations, this Guaranty, or Guarantor, including, without limitation, information regarding any security for the Guaranteed Obligations or for this Guaranty, credit or other information on Guarantor, Borrower, and/or any other party liable, directly or indirectly, for any part of the Guaranteed Obligations.
22.    Right of Set‑Off. Upon the occurrence and during the continuance of any Default, however defined, in the payment or performance when due of any of the Guaranteed Obligations, Lenders are hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, without notice to any Person (any such notice being expressly waived by Guarantor to the fullest extent permitted by applicable law), to set off and apply any and all deposits, funds, or assets at any time held and other indebtedness at any time owing by any Lender to or for the credit or the account of Guarantor against any and all of the obligations of Guarantor now or hereafter existing under this Guaranty, whether or not any such Lender or Administrative Agent shall have made any demand under this Guaranty or exercised any other right or remedy hereunder. Lenders will promptly notify Administrative Agent, the other Lenders and Guarantor after any such set‑off and application made by any such Lender, provided that the failure to give such notice shall not affect the validity of such set‑off and application. The rights of Lenders under this Section 22 are in addition to the other rights and remedies (including other rights of set‑off) that Administrative Agent and Lenders may have and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by an instrument in writing executed by Administrative Agent.
23.    Subrogation. Notwithstanding anything to the contrary contained herein, Guarantor shall not have any right of subrogation in or under any of the Loan Documents or to participate in any way therein, or in any right, title or interest in and to any security or right of recourse for the Indebtedness or any right to reimbursement, exoneration, contribution, indemnification or any similar rights, until the Indebtedness has been fully and finally paid. This waiver is given to induce Administrative Agent and Lenders to make the Loan to Borrower.
24.    Further Assurances. Guarantor at Guarantor's expense will promptly execute and deliver to Administrative Agent upon Administrative Agent's request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the agreements of Guarantor under this Guaranty.
25.    No Fiduciary Relationship. The relationship between Administrative Agent, Lenders and Guarantor is solely that of lenders (acting through Administrative Agent) and guarantor. Administrative Agent and Lenders have no fiduciary or other special relationship with or duty to Guarantor and none is created hereby or may be inferred from any course of dealing or act or omission of Administrative Agent and/or Lenders.
26.    Interpretation. If this Guaranty is signed by more than one Person as "Guarantor", then the term "Guarantor" as used in this Guaranty shall refer to all such Persons, jointly and severally, and all promises, agreements, covenants, waivers, consents, representations, warranties and other provisions in this Guaranty are made by and shall be binding upon each and every such Person, jointly and severally and Administrative Agent may pursue any Guarantor hereunder without being required (i) to pursue any other Guarantor hereunder or (ii) pursue rights and remedies under the Mortgage and/or applicable law with respect to the Property or any other Loan Documents. Whenever the context of any provisions hereof shall require it, words in the singular shall include the plural, words in the plural shall include the singular, and pronouns of any gender shall include the other gender. Captions and headings in the Loan Documents are for convenience only and shall not affect the construction of the Loan Documents. All references in this Guaranty to Schedules, Articles, Sections, Subsections, paragraphs and subparagraphs refer to the respective

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subdivisions of this Guaranty, unless such reference specifically identifies another document. The terms "herein", "hereof", "hereto", "hereunder" and similar terms refer to this Guaranty and not to any particular Section or subsection of this Guaranty. The terms "include" and "including" shall be interpreted as if followed by the words "without limitation". All references in this Guaranty to sums denominated in dollars or with the symbol "$" refer to the lawful currency of the United States of America, unless such reference specifically identifies another currency. For purposes of this Guaranty, "Person" or "Persons" shall include firms, associations, partnerships (including limited partnerships), joint ventures, trusts, corporations, limited liability companies, and other legal entities, including governmental bodies, agencies, or instrumentalities, as well as natural persons.
27.    Time of Essence. Time shall be of the essence in this Guaranty with respect to all of Guarantor's obligations hereunder.
28.    Counterparts. This Guaranty may be executed in multiple counterparts, each of which, for all purposes, shall be deemed an original, and all of which taken together shall constitute but one and the same agreement.
29.    Entire Agreement. This Guaranty embodies the entire agreement between Administrative Agent, Lenders and Guarantor with respect to the guaranty by Guarantor of the Guaranteed Obligations. This Guaranty supersedes all prior agreements and understandings, if any, with respect to the guaranty by Guarantor of the Guaranteed Obligations. No condition or conditions precedent to the effectiveness of this Guaranty exist. This Guaranty shall be effective upon execution by Guarantor and delivery to Administrative Agent. This Guaranty may not be modified, amended or superseded except in a writing signed by Administrative Agent and Guarantor referencing this Guaranty by its date and specifically identifying the portions hereof that are to be modified, amended or superseded.
30.    WAIVER OF JURY TRIAL. WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES' AGREEMENT TO ARBITRATE ANY "DISPUTE" (FOR PURPOSES OF THIS SECTION, AS DEFINED BELOW) AS SET FORTH IN THIS GUARANTY, TO THE EXTENT ANY "DISPUTE" IS NOT SUBMITTED TO ARBITRATION OR IS DEEMED BY THE ARBITRATOR OR BY ANY COURT WITH JURISDICTION TO BE NOT ARBITRABLE OR NOT REQUIRED TO BE ARBITRATED, GUARANTOR, ADMINISTRATIVE AGENT AND LENDERS WAIVE TRIAL BY JURY IN RESPECT OF ANY SUCH "DISPUTE" AND ANY ACTION ON SUCH "DISPUTE." THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY GUARANTOR, ADMINISTRATIVE AGENT AND LENDERS, AND GUARANTOR, ADMINISTRATIVE AGENT AND LENDERS HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS. GUARANTOR, ADMINISTRATIVE AGENT AND LENDERS ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL. GUARANTOR FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
31.    Credit Verification. Each legal entity and individual obligated on this Guaranty, whether as a Guarantor, a general partner of a Guarantor or in any other capacity, hereby authorizes

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Administrative Agent and Lenders to check any credit references, verify his/her employment and obtain credit reports from credit reporting agencies of Administrative Agent's and Lenders' choice in connection with any monitoring, collection or future transaction concerning the Loan, including any modification, extension or renewal of the Loan. Also in connection with any such monitoring, collection or future transaction, Administrative Agent and Lender are hereby authorized to check credit references, verify employment and obtain a third party credit report for the spouse of any married person obligated on this Guaranty, if such person lives in a community property state.
32.    Special Representation and Warranty as to Leases. Guarantor hereby represents and warrants to Administrative Agent and Lenders that all of the statements contained in any and all estoppels regarding the leases from Borrower to Lenders (the "Borrower Estoppels") are true and correct as of the date hereof, including, without limitation, that all tenants are not in default in the payment of rent as of the date hereof, there is no default by landlord or tenant under any of the leases at the Property as of the date hereof and no amounts due by Borrower to any tenant at the Property (except as may be expressly set forth in the Borrower Estoppels).
THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as an instrument under seal as of the date first written above.
GUARANTOR:

ACADIA STRATEGIC OPPORTUNITY FUND III LLC, a Delaware limited liability company

By /s/ Robert Masters
Robert Masters
Senior Vice President

Address of Guarantor:

c/o Acadia Realty Trust
1311 Mamaroneck Avenue, Suite 260
White Plains, New York 10605

This is to certify that this Guaranty was executed in my presence on the date hereof by the party whose signature appears above in the capacity indicated.

/s/ Debra Leibler Jones
Notary Public

My Commission Expires:

_April 20, 2014________________

State of New York
No. 01LE6005994
Qualified in Dutchess County
Comm. Exp. 04/20/2014

Address of Lender:

Bank of America, N.A.
One Bryant Park, 35th Floor
New York, New York 10036
Attention:    Mr. Gregory Egli
Telefax:    212-293-8197

EXHIBIT A

Form of Compliance Certificate

[For the Fiscal Quarter ended _______________]

[For the Fiscal Year ended _______________]

This Compliance Certificate is furnished pursuant to Section 18(b) of the Guaranty Agreement dated as of September 30, 2011 from Acadia Strategic Opportunity Fund III LLC ("Guarantor") to Bank of America, N.A., as Administrative Agent. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Guaranty Agreement.
The undersigned officer of Acadia Realty Trust hereby certifies as follows:
1.    The financial statements referred to in Section 18(a) of the Guaranty Agreement which are delivered concurrently with the delivery of this Compliance Certificate are complete and correct in all material respects and have been prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods.
2.    As of the date hereof, the book value net worth of Guarantor is $____________ as calculated pursuant to Schedule 1 attached hereto.
3.    As of the date hereof, the Liquidity of Guarantor is $____________ calculated pursuant to Schedule 2 attached hereto.
4.    To the best of such officer's knowledge, each of Guarantor and Borrower has, during the period referred to above, observed or performed all of its covenants and other agreements, and satisfied every condition contained in the Guaranty Agreement and the Loan Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and as of the date hereof such officer has obtained no knowledge of any Default or Event of Default except as follows: NONE.
IN WITNESS WHEREOF, I have hereto set my name.

Name:
Title: [Chief Financial Officer]
[Chief Account Officer]

SCHEDULE 1
[to Compliance Certificate]

Net Worth

SCHEDULE 2
[to Compliance Certificate]

Liquidity

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